As filed with the Securities and Exchange Commission on July 15, 1998
                                                      Registration No. 333-52625


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------
                               AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                          -----------------------------
                            U.S. Wireless Data, Inc.
                 (Name of small business issuer in its charter)
                          -----------------------------

         Colorado                        334119                 84-1178691
         --------                        ------                 ----------
(State or other jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
    of incorporation or       Classification Code Number) Identification Number)
       organization)
                          2200 Powell Street, Suite 450
                          Emeryville, California 94608
                                 (510) 596-2025
          (Address and telephone number of principal executive offices)
                          ----------------------------
                     Evon A. Kelly, Chief Executive Officer
                            U.S. Wireless Data, Inc.
                          2200 Powell Street, Suite 450
                          Emeryville, California 94608
                                 (510) 596-2025
            (Name, address and telephone number of agent for service)
                                   Copies to:
                               John G. Lewis, Esq.
                            Jeffrey M. Brenman, Esq.
                    Ireland, Stapleton, Pryor & Pascoe, P.C.
                            1675 Broadway, 26th Floor
                             Denver, Colorado 80202
                                 (303) 623-2700
                            -------------------------

     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                   CALCULATION OF REGISTRATION FEE
=================================================================================================================================
  Title of Each Class of        Amount to be       Proposed Maximum Offering    Proposed Maximum Aggregate       Amount of
Securities to be Registered   Registered (1)(2)       Price Per Share (3)           Offering Price (2)        Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par              7,240,356
value per share                    shares                    $4.375                    $31,676,558                $9,345*
=================================================================================================================================

*    The registration fee has been previously paid.

(1) A total of 7,240,356 shares of Common Stock are being registered for sale solely on behalf of Selling Security Holders, as follows: (1) 956,250 shares estimated to be issuable upon conversion of 3,060,000 shares of the Company's Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") which has a stated value of $1.00 per share (the actual number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock is not determinable as it is derived from a formula based on a discount from the Market Price of the Common Stock (as defined) at the time of conversion; the conversion price will never be greater than $6.00 per share of Common Stock (nor, for the first 270 days after December 10, 1997, less than $4.00 per share of Common Stock, unless the penalty discount of 2% for each 30 day period (or any fractional part thereof) becomes applicable by reason of the Company's failure to obtain effectiveness of a registration statement covering the Common Stock issuable upon conversion, by May 11, 1998) (as of the date of this filing, the penalty provision has become applicable and the minimum conversion price has been reduced to $3.76 per share); the number of shares being registered for issuance upon conversion of the Series A Preferred Stock is based on an assumed Market Price of $4.00 per share of Common Stock, which was arbitrarily chosen solely for determining the number of shares to be included in this Registration Statement); (2) 13,069 shares of Common Stock previously issued as interest on the Company's 8% Adjustable Rate
     Convertible Subordinated Debentures Due December 31, 1999 (all of which were converted into 3,060,000 shares of Series A Preferred Stock as of February 9, 1998) and as dividends on the Series A Preferred Stock through March 31, 1998; (3) 60,991 shares of Common Stock estimated to be issuable as dividends on the Series A Preferred Stock from April 1, 1998 through December 31, 1999 (the actual number of shares of Common Stock issuable as dividends on the Series A Preferred Stock is not determinable as it is based on the Market Price of the Common Stock (as defined) at the time of a dividend payment date; however, solely for purposes of determining the number of shares of Common Stock to be included in this Registration Statement, an assumed Market Price of $4.00 per share has been used for such calculation); (4) 82,500 shares underlying Common Stock purchase warrants initially issued to one of the underwriters of the Company's initial public offering (the "Underwriter's Warrants"); (5) 518,796 shares issued or issuable upon exercise of various presently outstanding Common Stock purchase warrants (the "Common Stock Purchase Warrants"); (6) 300,000 shares of Common Stock issued by the Company to a consultant and an affiliate of the consultant pursuant to a consulting agreement; (7) 608,750 shares of Common Stock issuable to a consultant of the Company or its assignees (328,750 of such shares were issued upon conversion of a $150,000 convertible promissory note owed to the consultant and 280,000 shares have been issued as a finder's fee to the consultant and its affiliated assignees); and (8) 4,700,000 shares of Common Stock owned by two significant shareholders of the Company.
(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are included in this registration such additional number of shares of Common Stock or such shares as may be issuable in lieu of such Common Stock as may become issuable pursuant to anti-dilution provisions of the Series A Preferred Stock and the Common Stock Purchase Warrants described in footnote (1) above.
(3) The shares will be sold by the Selling Security Holders at prevailing market prices at the time of sale. The registration fee has been estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating such fee. No implication should be taken from the use of such price to estimate the registration fee being paid hereunder that the shares of Common Stock offered hereby can or will be sold at such prices.

                          ----------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================
                                      -ii-

              Cross Reference Sheet for Prospectus Under Form SB-2

     Form SB-2 Item No. and Caption                                    Caption or Location in Prospectus
     ------------------------------                                    ---------------------------------


1.   Forepart of Registration Statement and Outside                    Cover Page; Cross Reference Sheet;
     Front Cover of Prospectus                                         Outside Front Cover Page of Prospectus

2.   Inside Front and Outside Back Cover Pages                         Inside Front and Outside Back Cover Pages
     of Prospectus                                                     of Prospectus

3.   Summary Information, Risk Factors                                 Prospectus Summary; Risk Factors

4.   Use of Proceeds                                                   Use of Proceeds

5.   Determination of Offering Price                                   Cover Page; Selling Security Holders

6.   Dilution                                                          Not Applicable

7.   Selling Security-Holders                                          Selling Security Holders

8.   Plan of Distribution                                              Outside Front Cover Page of Prospectus; Selling
                                                                       Security Holders

9.   Legal Proceedings                                                 Business

10.  Directors, Executive Officers, Promoters                          Management
     and Control Persons

11.  Security Ownership of Certain Beneficial Owners                   Security Ownership of Principal Shareholders
     and Management                                                    and Management

12.  Description of Securities                                         Description of Securities

13.  Interest of Named Experts and Counsel                             Legal Matters; Experts

14.  Disclosure of Commission Position on                              Commission Position on Indemnification for
     Securities Act Liabilities                                        Securities Act Liabilities and Related Matters

15.  Organization within Last Five Years                               Not Applicable

16.  Description of Business                                           Prospectus Summary; Business

17.  Management's Discussion and Analysis                              Management's Discussion and Analysis of Financial
     or Plan of Operations                                             Condition and Results of Operations

18.  Description of Property                                           Business - Properties

19.  Certain Relationships and Related Transactions                    Certain Transactions

20.  Market for Common Equity and Related Stockholder Matters          Market for the Company's Common Stock and
                                                                       Related Matters; Description of Securities

21.  Executive Compensation                                            Management - Executive Compensation

22.  Financial Statements                                              Financial Statements

23.  Changes in and Disagreements with Accountants on                  Not Applicable
     Accounting and Financial Disclosure

                                      SUBJECT TO COMPLETION, DATED JULY 15, 1998

********************************************************************************
Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

********************************************************************************

                            U.S. WIRELESS DATA, INC.

                        7,240,356 Shares of Common Stock

         A total of 7,240,356 shares of the Common Stock (the "Shares"), no par value per share (the "Common Stock") of U.S. Wireless Data, Inc. (the "Company" or "USWD") are being offered by certain securityholders of the Company (the "Selling Security Holders"), if at all, on a delayed basis. A detailed listing and description of the Shares being offered hereby is set forth on the inside cover page of this Prospectus.

         The Shares offered by this Prospectus may be resold from time to time by the Selling Security Holders in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. agreed upon by the individual Selling Security Holder at the time of sale. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Security Holders. No proceeds from sales of the Shares will inure to the benefit of the Company. All costs relating to the registration of the Shares, estimated to be approximately $140,000 will be borne by the Company. See "Selling Security Holders" and "Description of Securities."

         The Selling Security Holders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Security Holders against certain liabilities, including liabilities under the Act. See "Selling Security Holders" and "Commission Position on Indemnification for Securities Act Liabilities and Related Matters."

         The Company's Common Stock is presently traded on the OTC Electronic Bulletin Board under the symbol "USWDA." There can be no assurance that a substantial trading market for the Common Stock will be sustained in the future. At March 31, 1998, the net tangible book value of the Company's Common Stock was approximately $.002 per share. See "Market for the Company's Common Stock and Related Matters," "Description of Securities" and "Risk Factors."

         The Shares offered hereby have been qualified for sale in the following
States:
--------------------------------------------------------------------------------
                            ------------------------

          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
           SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
           ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

      INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE
  SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
     EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES
          IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD
            BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER
                     THE SECURITIES LAWS OF ANY SUCH STATE.

                            ------------------------


                     The date of this Prospectus is , 1998.

[Inside front cover.]

         The Shares offered by this Prospectus consist of the following:

956,250 Shares estimated to be issuable upon conversion of a total of 3,060,000 shares ($3,060,000 face value) of the Company's Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") (the actual number of Shares issuable upon conversion of the Series A Preferred Stock is not determinable until such time as conversion is actually elected by the holder as the number of Shares is determined based on the stated value of the shares of Series A Preferred Stock being converted and the Market Price (as defined) of the Common Stock at such time; the number of Shares being registered hereunder is estimated based on a Market Price of $4.00 per Share; no implication should be drawn that the fair value of the Shares is in any way related to such estimated Market Price);

60,991 Shares estimated as issuable as dividends on the Series A Preferred Stock from April 1, 1998 through December 31, 1999 (the actual number of such Shares is not determinable as it is based on the Market Price (as defined) of the Common Stock as of each dividend payment date; the number of Shares being registered hereunder is estimated based on a Market Price of $4.00 per Share; no implication should be drawn that the fair value of the Shares is in any way related to such estimated Market Price);

13,069 Shares previously issued as interest on the Company's 8% Adjustable Rate Convertible Subordinated Debentures Due December 31, 1999 (the "8% Convertible Debentures"), all of which were converted to 3,060,000 shares of Series A Preferred Stock as of February 9, 1998 and as dividends on the Series A Preferred Stock through March 31, 1998;

82,500 Shares underlying Common Stock purchase warrants issued to one of the underwriters of the Company's initial public offering, 16,500 of which have been assigned to a principal of the firm (the "Underwriter's Warrants");

50,000 Shares underlying a Common Stock purchase warrant held by a former director of the Company (the "Walter's Warrant");

50,000 Shares underlying a Common Stock purchase warrant (the "Finder's Warrant") issued as part of a finder's fee to a registered broker-dealer in conjunction with the private offering of the Company's 8% Convertible Debentures in December, 1997;

18,796 Shares issued or issuable upon the exercise of Common Stock purchase warrants held by former shareholders of a company which was acquired by USWD in 1994 (the "Direct Data Warrants");

328,750 Shares issued to a consultant of the Company, entrenet Group LLC, upon conversion of principal and interest owing on a $150,000 convertible promissory note due June 3, 1998, at a value of $.50 per share;

280,000 Shares owned by entrenet Group, LLC, which was issued as a finder's fee in conjunction with a private offering completed by the Company in August, 1997;

4,700,000 Shares presently owned by two significant shareholder affiliates of the Company (which cannot be sold prior to February 1, 1999);

400,000 Shares underlying Common Stock purchase warrants held by a significant shareholder affiliate of the Company (which cannot be sold prior to February 1, 1999); and

300,000 Shares issued or issuable to a financial and shareholder relations firm and an executive officer of that firm pursuant to a consulting agreement between the Company and that firm (which cannot be sold prior to February 1, 1999).

                              AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement, part of which has been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, including the exhibits filed as a part thereof and otherwise incorporated therein. Statements made in this Prospectus as to the contents of any document referred to are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, and each such statement is qualified in all respects by such reference.

         The Company is a reporting company subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files periodic reports and other information with the Commission. The Registration Statement, including exhibits, as well as such other reports, proxy statements and information filed by the Company may be inspected, without charge, and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Reports, proxy and information statements and other information filed electronically by the Company with the Commission are available at the Commission's World Wide Web site at http://www.sec.gov. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

--------------------------------------------------------------------------------
                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless the context otherwise requires, references in this Prospectus to the "Company" or "USWD" mean U.S. Wireless Data, Inc. U.S Wireless Data(R) is a registered trademark of the Company. All other trade names and trademarks appearing in this Prospectus are the property of their respective holders. Prospective investors in the Common Stock should carefully consider the information set forth under the heading "Risk Factors" prior to making an investment in the Common Stock offered hereby.

         This Prospectus contains certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Forward-looking statements are identifiable by the prefatory language "may," "will," "expects," "anticipates," "estimates," "hopes," "continues," "if," or synonyms or variations of such terms or the negative of such terms. Prospective investors are cautioned that such statements are only predictions and that actual events or results may differ materially from those predicted in such statements. In evaluating such statements, prospective investors should specifically consider the various factors identified in this Prospectus, including the matters set forth under the caption "Risk Factors," which could cause actual results to differ materially from those indicated in such forward-looking statements.

                                   The Company
                                   -----------

         The Company's principal offices are located at 2200 Powell Street, Suite 450, Emeryville, California 94608, and its telephone number is (510) 596-2025.

         The Company was organized on July 30, 1991 for the purpose of designing, manufacturing and marketing a line of wireless and portable credit card and check authorization terminals. The Company's first product, known as the POS-50(R), is the world's first integrated wireless credit card and check authorization terminal using cellular communication technology. With over 4,000 POS-50(R) terminals in the marketplace, the Company is recognized as the leader in providing wireless terminal transaction equipment for the mobile marketplace. The POS-50(R) product accounted for most of the sales recorded in fiscal year 1997.

         Over the past three years, USWD has focused its product development effort on incorporating Cellular Digital Packet Data (CDPD) technology into its product line. CDPD is a high-speed digital packet data, internet protocol (IP) based technology that operates in parallel with current cellular voice networks. It is designed for high speed encrypted data transmission over the air-link and will not interfere with or degrade cellular voice traffic. Because of the high speed nature of CDPD technology, and the ability to bypass the public switched telephone network, the Company's new line of CDPD- based terminals can have significant performance and communication cost advantages when compared with the traditional dial-up terminals currently being sold in the U.S. market today. The Company now offers two new CDPD products that reduce the current authorization time for a credit or debit card transaction from approximately 15 seconds to 3 to 5 seconds.

         The most significant USWD product is the TRANZ* Enabler which allows current VeriFone TRANZ(R) 330 or TRANZ(R) 380 users to immediately convert their terminals and printers from a land-line telephone dial-up mode to a high-speed wireless mode of operation. By effecting this technological upgrade, the cost of dedicated telephone lines is eliminated as are the delays created by busy telephony networks during peak periods of authorization activity. Furthermore, the efficiencies created by adopting the CDPD technology and USWD's alliance with a major transaction processor have enabled U.S. Wireless Data to develop a pricing schedule which lowers transaction and/or discount rates from those that most retailers are currently paying to handle credit and debit card transactions. The TRANZ Enabler is directed at the existing U.S. installed base of more than 3.5 million TRANZ(R)330 and TRANZ(R)380 terminals.
*TRANZ is a registered trademark of Verifone, Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         The second CDPD product created by the Company is the POS-500, a self-contained card terminal and printer that provides the same mobility features of the POS-50(R) product, but incorporates the processing benefits of the TRANZ Enabler. The unit is geared for the user who either does not have a dial-up terminal/printer in place or requires the advantages of the CDPD technology in a mobile application.

         In late 1996 - early 1997, the Company made a fundamental decision to change the manner in which it generates revenue. If successfully implemented, this decision will transform the Company from being a "box maker" and seller from which it earned one time wholesale margins from the sale of its products, to earning recurring revenue by providing wireless credit card and debit card processing services to retail merchants. In furtherance of this process the Company entered into a Member Service Provider ("MSP") agreement with NOVA Information Systems ("NOVA"), the nation's 7th largest credit card transaction processor, in January 1997. As a registered MSP of NOVA, the Company can enroll merchants to process their credit and debit card transactions with NOVA. The Company also entered into a "Merchant Marketing and Services Agreement" with National Bank of Commerce ("NBC") as of March 9, 1998, under which the Company also became an ISO/MSP of NBC and can thereby offer NBC's transaction processing services to merchants, subject to final approval of each merchant by NBC. Once a merchant is accepted, the Company sets up point of sale access, including maintenance of electronic terminal hardware and other equipment, and must also supply the merchant with training, supplies, program information and other services related to the program. These MSP agreements allow U.S. Wireless Data to earn revenue on each card swipe and every dollar processed by merchants enrolled by the Company. See "Business - Transaction Processing Agreements."

         Another key element of USWD's strategic direction is to establish close alliances with large communications carriers such as GTE, Bell Atlantic, AT&T Wireless and others. The Company has to date entered into agreements for CDPD airtime purchase by the Company with GTE Mobile Communications Service Corporation, on its behalf and on behalf of GTE Mobilnet Incorporated, Contel Cellular Inc. and their respective affiliates (collectively "GTE Wireless"), Cellco Partnership, by its general partner Bell Atlantic/NYNEX Mobile, Inc., which does business as Bell Atlantic Mobile ("Bell Atlantic Mobile") and AT&T Wireless Data, Inc., doing business as AT&T Wireless Services ("AT&T Wireless"). In addition to these CDPD service provider agreements, the Company has also entered into joint marketing agreements with both GTE Wireless (as of August 1,
1997) and Bell Atlantic Mobile (as of March 23, 1998) to market the Company's TRANZ Enabler and processing services through GTE Wireless and Bell Atlantic Mobile's commercial and major account sales forces in all of those companies' CDPD markets. The Company has established a sales and support organization to provide local support for more than 300 GTE Wireless sales representatives and is in the process of building a similar sales organization for approximately 300 Bell Atlantic Mobile sales representatives. The Company has specific, significant commitments under these CDPD airtime and joint marketing agreements, including minimum CDPD airtime purchase obligations to GTE Wireless and AT&T Wireless, and staffing and inventory delivery requirements to fulfill its obligations under the joint marketing agreements with GTE Wireless and Bell Atlantic Mobile. See "Business - Marketing and Distribution Arrangements for the Company's Products and Related Services."

         By leveraging the sales organizations of major CDPD providers, the Company has the potential to reach a large number of merchants very quickly. The Company hopes to execute similar joint marketing agreements with the other CDPD service providers for which it currently has cellular service resale agreements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  The Offering
                                  ------------

Securities Offered.............. 7,240,356 shares of Common Stock (the "Shares")

Selling Security Holders........ A total of 7,240,356 Shares are being offered by Selling Security Holders as follows:

                  * 956,250 Shares estimated to be issuable upon conversion of a total of 3,060,000 shares ($3,060,000 face value) of the Company's Series A Cumulative Convertible Preferred Stock (the "Series A Preferred Stock") (the actual number of Shares issuable upon conversion of the Series A Preferred Stock is not determinable until such time as conversion is actually elected by the holder as the number of Shares is determined based on the stated value of the shares of Series A Preferred Stock being converted and the Market Price (as defined) of the Common Stock at such time; the number of Shares being registered hereunder was calculated based on a Market Price of $4.00 per Share; no implication should be drawn that the fair value of the Shares is in any way related to such estimated Market Price);

                  * 60,991  Shares  estimated  as issuable as  dividends  on the
                    Series A Preferred Stock from April 1, 1998 through December 31, 1999 (the actual number of such Shares is not determinable as it is also based on the Market Price (as defined) of the Common Stock as of each dividend payment date; the number of Shares being registered hereunder is estimated based on a Market Price of $4.00 per Share; no implication should be drawn that the fair value of such Shares is in any way related to such estimated Market Price);

                  * 13,069 Shares previously issued as interest on the Company's
                    8% Convertible Debentures, all of which Debentures were converted to 3,060,000 shares of Series A Preferred Stock as of February 9, 1998, and as dividends on the Series A Preferred Stock through March 31, 1998;

                  * 82,500 Shares underlying Common Stock purchase warrants (the
                    "Underwriters' Warrants") issued to one of the underwriters of the Company's initial public offering in December 1993, 16,500 of which have been assigned to a principal of the firm, presently exercisable at $12.325 per Share;

                  * 50,000  Shares  underlying a Common Stock  purchase  warrant
                    (the "Director's Warrant") held by a former director of the Company, Mr. James Walters, exercisable at $4.00 per Share;

                  * 50,000  Shares  underlying a Common Stock  Purchase  Warrant
                    (the "Finder's Warrant") held by a finder for the Company's 8% Convertible Debentures, exercisable at $6.525 per Share;

                  * 18,796  Shares  issued or issuable  upon  exercise of Common
                    Stock purchase warrants held by former shareholders of a company which was acquired by USWD in 1994 (the "Direct Data Warrants"), exercisable at $2.625 per Share;



                  * 328,750  Shares  issued  to a  consultant  of  the  Company, entrenet Group LLC, upon conversion of principal and interest owing on a $150,000 convertible promissory note due June 3, 1998, at a value of $.50 per share;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  * 280,000  Shares owned by entrenet Group LLC or its assignees which were issued as a finder's fee owing to it in connection with a private financing for the Company in August 1997;

                  * 4,700,000  Shares  owned  by  two  significant   shareholder
                    affiliates, Messrs. John M. Liviakis (3,825,000 shares) and Robert B. Prag (875,000 shares), 3,500,000 of which were acquired in August 1997 as part of a $500,000 private offering by the Company, and 1,200,000 of which were acquired by Mr. Liviakis upon exercise of Common Stock purchase warrants also acquired in the August 1997 private offering (which shares cannot be resold hereunder until February 1, 1999);

                  * 400,000 Shares  underlying  Common Stock  purchase  warrants owned by Mr. Prag which are exercisable at $.01 per share which were issued in August 1997 (which shares cannot be resold hereunder until February 1, 1999); and

                  * 300,000  shares issued or issuable  pursuant to a consulting agreement between the Company and Liviakis Financial Communications, Inc. ("LFC") effective as of July 25, 1997 (the "LFC Consulting Agreement"); 225,000 of such Shares are issuable to LFC and 75,000 Shares are issuable to Robert B. Prag, an executive officer of LFC (which cannot be resold hereunder until February 1, 1999).

               See "Description of Securities," "Security Ownership of Principal Shareholders and Management," "Certain Transactions" and "Selling Security Holders."


Resale Restrictions of Certain
Selling Security Holders........

                    LFC and Messrs. Liviakis and Prag cannot sell any of the Shares presently owned by them, or issuable to them upon the exercise of, warrants or pursuant to the LFC Consulting Agreement prior to February 1, 1999, even though such shares are being registered for sale under the Registration Statement of which this Prospectus is a part. See "Security Ownership of Principal Shareholders and Management," "Certain Transactions" and "Selling Security Holders."

Use of Proceeds.... All  proceeds  from  sales of the  Shares  will inure to the benefit of the Selling Security Holders and not to the Company. See "Use of Proceeds" and "Selling Security Holders."

Trading ............The Company's Common Stock is traded in the over-the-counter market and is quoted on the OTC Electronic Bulletin Board under the symbol "USWDA." See "Market for the Company's Common Stock and Related Matters."

Risk Factors........An investment in the Company's  Common Stock involves a high degree of risk. See "Risk Factors."
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Summary Financial Information
                          -----------------------------

The following summary financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Financial Statements and the Notes thereto, included elsewhere in this Prospectus. The Statement of Operations data for the two years ended June 30, 1997, and the balance sheet data at June 30, 1997, are derived from, and should be read in conjunction with, the Company's Financial Statements and the Notes thereto audited by Price Waterhouse LLP, independent accountants, included elsewhere in this Prospectus. The statement of operations data for the three and nine month periods ended March 31, 1997 and 1998, and the balance sheet data at March 31, 1998, have been derived from unaudited interim financial statements and include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary in order to make the financial statements not misleading. The operating results for the three and nine months ended March 31, 1998, are not necessarily indicative of the results to be expected for the full year or any future period.

                                                                       Nine Months                  Three Months
                                             Year Ended                   Ended                        Ended
                                              June 30                  March 31 (4)                 March 31 (4)

Statement of Operations Data:           1997           1996          1998          1997          1998         1997
                                        ----           ----          ----          ----          ----         ----

Revenues (1)                           $1,315,542  $1,582,553   $   599,296    $1,046,359   $   245,439   $  243,446

Costs and expenses (1)                  2,028,656   4,710,074     5,795,503     1,366,402     3,114,288      325,385
                                        ---------   ---------     ---------     ---------     ---------      -------

Loss from operations (1)                (713,114) (3,127,521)   (5,196,207)     (320,043)   (2,868,849)     (81,939)

Other income, interest(expense)(1)      (151,270)    (37,442)     (668,362)         6,776     (432,904)      (1,112)

Loss from discontinued operations,
net of income tax benefit (5)                   -   (309,206)             -             -             -            -

Extraordinary gain on restructuring
of payables and debt (5)                       -   3,431,823              -             -             -            -
                                     ------------   --------- -------------  ------------ -------------  -------

Net loss                               $(864,384)   $(42,346)  $(5,864,569)    $(313,267)  $(3,301,753)    $(83,051)
                                       ==========   =========  ============    ==========  ============    =========

Basic/diluted loss from continuing
operations per share (3)                   $(.17)      $(.72)        $(.67)        $(.07)        $(.36)       $(.02)


Basic/diluted loss per share (3)           $(.17)      $(.01)        $(.67)        $(.07)        $(.36)       $(.02)

Weighted average number of
Common shares outstanding               4,986,767   4,418,618     8,753,321     4,814,900     9,280,963    4,983,852
----------------------------------------------------------------------------------------------------------------------

Balance Sheet Data: (4)                          June 30, 1997              March 31, 1998 (2)
                                                 -------------              --------------
Cash and cash equivalents                          $    6,083                 $    64,640
Working capital (deficit)                           (768,326)                   (677,059)
Total assets                                          501,280                   2,341,932
Long-term liabilities                                  45,000                      45,000
Total stockholders' equity (deficit)               $(761,386)                   $  15,792
==========================================================================================================

(1) All amounts are from continuing operations.
(2) The balance sheet as of March 31, 1998, reflects the completion of a private placement offering on December 10, 1997, in which the Company sold $3,060,000 principal amount of 8% Convertible Debentures. After associated fees and repayment of bridge loans incurred during the quarter, the Company retained approximately $2,200,000 to apply to immediate working capital needs and the national launch of its proprietary wireless transaction processing solution. The convertible features of the 8% Convertible Debentures include an "in-the-money" convertible option that allows the holder to obtain shares of Common Stock at a discount from fair market value. The value of the in-the-money provision has been allocated to stockholders' equity. The difference between the realized value and face value of the debt was recognized as non-cash interest expense between the date of issue and date of conversion into Preferred Stock, which was effected as of February 9, 1998.
(3) Basic/diluted loss from continuing operations per share is computed using Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). All periods prior to December 31, 1997, have been restated to conform with SFAS 128. Company stock options and warrants have been excluded from the computation of diluted loss from continuing operations per share and net loss per common share as their effect is antidilutive for the periods presented. Such stock options and warrants could potentially dilute earnings or losses per share in the future.
(4) Refer to Management's Discussion and Analysis of Financial Condition and Results of Operations, Financial Statements and Notes to Financial
     Statements for a more complete explanation of accounting policies, significant accounting entries and variance analysis.
(5) The 1996 loss from discontinued operations resulted from the dissolution of Direct Data, Inc. in October 1995. The 1996 extraordinary gain is related to the restructuring of $3.4 Million of debt and payables for Direct Data and an inventory supplier. See Note 10 to the Financial Statements for the Fiscal Year ended June 30, 1997 included in this Prospectus.

--------------------------------------------------------------------------------

                                  RISK FACTORS

         In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully before purchasing shares of Common Stock.

Risks Involving the Company and Its Business
--------------------------------------------

History of Losses; Going Concern Assumption

     Through the end of the fiscal quarter ended March 31, 1998, and subsequent thereto, the Company has continued to experience significant operating losses. The Company's independent accountants have included a paragraph in their opinion covering the Company's financial statements for the fiscal years ended June 30, 1996 and 1997 that states the uncertainty of the Company's ability to continue as a going concern. In an attempt to continue as a going concern, the Company has embarked upon a plan to transition to a recurring revenue stream, is working on programs to increase revenue levels and product margins, and is seeking to implement new marketing and distribution agreements. In furtherance of this change in focus, over the last six months, the Company has strengthened its management team, signed several significant distribution agreements which are expected to build a recurring revenue base, expanded its sales force and expanded its contract manufacturing relationships. However, current revenue remains inadequate to fund the infrastructure growth, business transition and current expenses. As a result, the Company is seeking additional debt or equity financing; however, it is constrained to do so by its agreement with holders of its Series A Preferred Stock until at least 150 days from December 10, 1997, and until the registration statement of which this Prospectus is a part is declared effective by the SEC. See "Certain Transactions." No assurance can be given that the Company will obtain sufficient revenues from operations or gain access to the capital it needs in the short run to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Slower Than Expected Development of Revenue from Relationship with GTE Wireless; Greater Expenses than Anticipated

     In order to fulfill its joint service and marketing obligations under its agreements with GTE Wireless and Bell Atlantic Mobile and to support sales in selective AT&T and other markets, the Company has hired and trained a sales and support staff that consisted of approximately 50 people as of May 30, 1998. However, product placements with merchants through the GTE Wireless program have not developed as rapidly as anticipated, while costs to the Company to fulfill its obligations under this agreement have been quite high. Consequently, the Company has expended considerably more of the proceeds from its recently completed $3,060,000 private offering of 8% Convertible Debentures than expected over a shorter period than expected. Although the Company has been able to meet its short term cash needs through the private sale of certain Common Stock purchase options (the "Call Options"), this is only a short-term solution. In addition to the Call Options, the Company has recently entered into a revolving credit financing agreement with GTE Leasing Corporation to finance inventory placed through the GTE program. Despite these sources of capital, the Company will need additional financing over the short term, and growth in cash flow and eventually, profitability to meet its longer term needs. There can be no assurance that the Company will be successful in obtaining the short term financing it requires or in meeting its longer term goals even if it obtains immediate financing. If it fails to do so, there is likely to be a serious impact upon the Company, its operating results and financial condition, including its ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business - Marketing and Distribution Arrangements for the Company's Products and Related Services."

Need for Additional Financing

     Although the Company completed a private offering of 8% Convertible Debentures in December 1997 by which it raised net proceeds of approximately $2,700,000, after commissions and expenses, the Company will require additional financing before it is able to achieve revenues sufficient to support its cash needs. The Company has no commitments to obtain any additional financing at this time and there can be no assurance that additional financing can be obtained on favorable terms, if at all. The Company agreed with the purchasers of its 8% Convertible Debentures that it would not raise additional private capital prior to 150 days from December 10, 1997, without first obtaining permission from all of those investors. After that time, and until the shares of Common Stock underlying the Series A Preferred Stock have been registered for public sale, the holders of the Series A Preferred Stock have a first right of refusal on any private capital-raising transactions that the Company embarks upon. In addition, the Company has recently issued Common Stock and stock purchase warrants at prices substantially less than the present market price of the Common Stock which are being registered for resale hereunder. See "Certain Transactions." The ability to sell those shares into the market under this registration statement plus the ability of the holders of a substantial number of shares of Common Stock which are, or will shortly become, eligible for sale under Rule 144 of the Securities Act of 1933, to sell those shares into the market at any time could make it difficult for the Company to raise money at a time when it needs to do so. The absence of financing if and when it is needed by the Company could have a material adverse effect on the Company's business, operating results and financial condition, including its ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors - Risks Relating to the Company's Securities - Market Overhang; Registration Rights; Possible Effect on Market for the Company's Common Stock."

Need for Third-Party Inventory Financing

     The Company has recently entered into an agreement with GTE Leasing Corporation to pay for the manufacture of TRANZ Enabler units to be deployed under the GTE Wireless marketing agreement. The agreement grants GTE Leasing a security interest in the units as well as certain rights to cash flow from the processing revenue payable to the Company under its agreement with NOVA. It is expected that repayment of the financing will be made from the recurring revenue generated by units placed under the GTE Wireless marketing agreement. Several technical and legal requirements remain to be finalized before the Company will be able to draw upon this financing source. Although this financing provides the Company with needed support for units placed through the GTE Wireless marketing agreement, third party financing of all TRANZ Enabler units placed by the Company through any source is a required element of the Company's business model. The Company must therefore seek similar financing arrangements for units distributed through other marketing channels, including the Bell Atlantic Mobile marketing agreement. The inability to fund inventory needs from outside sources could have a material adverse impact on the Company, its liquidity and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business - Manufacturing and Deployment Arrangements."

Ability to Execute Business Plan to Attain Profitable Operations

     The Company has embarked upon a business plan which shifts the Company's strategy from generating revenue from direct sales of its products (i.e., the retail sale of a "box") on which it attempted to earn a margin, to generating recurring credit card processing revenue from each CDPD device it or its agents place with a merchant. In order to convince merchants to open accounts with the Company, its CDPD providers and its transaction processor, the Company provides the TRANZ Enabler unit as part of the credit card processing solution at no up-front cost to the merchant; rather, the cost of the unit is to be recovered through the monthly revenues generated by the merchant's processing activities. The Company is obligated to repair and/or replace the unit if it fails under normal conditions. The merchant is obligated to return the unit to the Company upon ceasing to subscribe to the Company's processing services. This business plan means that the Company has assumed the financial risk for the cost of the unit placed with the merchant, even under those situations where a merchant dishonors its obligation to return the unit at the required time. No assurance can be given that the Company will be successful in placing a sufficient number of its products with merchants that will generate enough revenue to meet the cash needs of the Company. The failure to do so and/or a significant number of defaults by merchants in returning units upon termination of their processing relationship with the Company is likely to have a material adverse effect upon the Company, its operating results and financial condition, including its ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business - Manufacturing and Deployment Arrangements."

Distribution Programs

     In the fiscal year ended June 30, 1997, Cardservice International, Inc. ("CSI") accounted for over 50% of the Company's revenue, which resulted from direct sales of POS-50(R) product to CSI. Although the Company has shifted its focus away from strictly selling its product and is concentrating on trying to develop a recurring revenue stream from product placements, the GTE Wireless distribution program, as noted above, has not generated product placements at the rate the Company had hoped for. At the same time, POS 50(R) product sales have declined. While the Company hopes that the GTE Wireless and the Bell Atlantic Mobile relationships will develop as expected, and the Company hopes to enter into distribution agreements with other significant partners, a failure to generate product placements through GTE Wireless, Bell Atlantic Mobile, or other partners is likely to have a material adverse effect on the Company, its operations and financial condition, including its ability to continue as a going concern. See "Business - Marketing and Distribution Arrangements for the Company's Products and Related Services" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Potential Fluctuations in Operating Results

     Because the Company generally ships its products on the basis of credit card processing applications or purchase orders, incremental recurring revenue and other component sales in any quarter are highly dependent on orders filled in that quarter and, accordingly, may fluctuate materially from quarter to quarter. The Company's operating expense levels are based on the Company's internal forecasts for future demand and not on firm customer orders. Failure by the Company to achieve these internal forecasts could result in expense levels that are inconsistent with actual revenue. The Company's results may also be affected by fluctuating demand for the Company's products and by increases in the costs of components acquired from the Company's vendors. See "Business `- Customers' and `- Manufacturing and Deployment Arrangements.'"

New Products and Rapid Technological Change

     Assuming the Company is able to sufficiently penetrate the perceived market for wireless credit card processing hardware and processing initially, the Company's future success is likely to depend upon its ability to keep pace with technological development and respond to evolving merchant demands. Failure by the Company to anticipate or respond adequately to technological developments or significant delays in product development could damage the Company's potential position in the marketplace and could result in less revenue and/or an inability to generate profits. There can be no assurance the Company will be successful in hiring and training adequate product development personnel, if such persons are needed to meet its needs or that it will have the resources to do so. There can be no assurance the Company will be successful in marketing its current CDPD products, in developing and/or marketing any new products, or product enhancements, or will not experience significant delays in such endeavors in the future. Any failure to successfully develop and market its products and product enhancements could have a material adverse effect on the Company's financial condition, business and operations. See "Business."

Dependence on a Single Product Type

     All of the Company's revenue is derived from sales of its credit/debit card transaction or CDPD enabling products. Demand for these products could be affected by numerous factors outside the Company's control, including, among others, market acceptance by prospective customers, the introduction of new or superior competing technologies or products and/or services that are available on more favorable pricing terms than those being offered by the Company, and the general condition of the economy. The Company's success will depend in part on its ability to penetrate the market with its existing products and to respond quickly to changes in merchant demand. No assurance can be given that it will be able to do so. See "Business."

Dependence on Outside Parties for Advertising, Marketing and Distribution

     Although the Company does market its products and services through its own personnel, it has also entered into marketing and distribution agreements with third parties, the most significant of which are the joint marketing agreements with GTE Wireless and Bell Atlantic Mobile to market the Company's CDPD Tranz Enabler product and processing services using GTE Wireless and Bell Atlantic Mobile sales personnel. The Company also has other less significant marketing agreements with third party marketing entities and it hopes to enter into similar contractual arrangements with others to assist it in marketing its products. This may result in a lack of control by the Company over some or all of the material marketing and distribution aspects of its products, although the Company does retain the ultimate right to reject any potential customer presented to it by its third party marketing partners. There can be no assurance that the Company will be able to adequately oversee the marketing efforts of unrelated parties. Any significant problems with these third party marketing and distribution channels could result in reduced market acceptance and lack of product placements for the Company.

     In addition, there can be no assurance the Company will be successful in entering into marketing and related arrangements on terms acceptable to the Company, or that any marketing efforts undertaken on behalf of the Company by third parties will be as successful as needed to generate adequate revenue to support the Company. The inability of the Company to place its products through the efforts of its own marketing personnel or third parties would likely have a material adverse impact on the ability of the Company to generate revenue and attain profitable operations.

     The Company has a limited marketing budget and resources. The Company's present plans involve primarily the attempt to leverage its resources through the entry of marketing and distribution agreements with third parties, rather than a large-scale attempt to expand its in-house capabilities. The Company's future growth and profitability is therefore expected to depend, in large part, on the success of its third-party licensees, sub- licensees and distributors, if any, and others who may participate in marketing efforts on behalf of the Company. Success in marketing the Company's products will be substantially dependent on educating the targeted markets as to the distinctive characteristics and perceived benefits of the Company's products. No assurance can be given that these efforts will be successful. See "Business - Marketing and Distribution Arrangements for the Company's Products and Related Services."

CDPD Resale Agreements Containing Minimum Purchase Obligations

     The Company has to date entered into three air-time CDPD service resale agreements, two of which contain minimum purchase obligations which can be characterized as "take or pay" provisions. The agreements with GTE Wireless and AT&T Wireless Data, Inc. contain provisions which require the Company to purchase minimum amounts of airtime from each provider. In the case of the agreement with GTE Wireless, such minimum purchase obligations escalates over the term of the GTE Agreement from $20,000 during the first quarter commencing February 1, 1998 to $2.75 Million by the eighth quarter. The provisions under the agreement with AT&T are based on minimum numbers of activated IP addresses and the Company is obligated to have 1,000 active addresses by one year from April 1, 1997, 3,000 active numbers within 18 months of April 1, 1997 and 4,500 active numbers within three years of April 1, 1997. The Company is obligated to pay for the minimum amount of service stated in the agreements even if it fails to place enough service with merchants to meet the minimums. The failure of the Company to meet these service minimums could have a serious adverse effect upon the Company and its business. See "Business - Marketing and Distribution Arrangements for the Company's Products and Related Services."

Obligations of the Company Under Joint Marketing Agreements

     The Company has entered into two joint marketing agreements with GTE Wireless and Bell Atlantic Mobile to date. These agreements impose certain obligations on the Company to place inventory and provide training and support services and personnel to both the merchants who purchase the Company's services and the GTE Wireless and Bell Atlantic Mobile sales representatives who solicit the merchants. In addition to inventory placement and support service requirements, these agreements require payments of one-time activation fees to be paid to GTE Wireless and Bell Atlantic Mobile. The obligations of the Company under these agreements could be burdensome and difficult for the Company to meet, especially if it does not obtain the outside financing it requires to supply its current cash requirements. See "Business - Marketing and Distribution Arrangements for the Company's Products and Related Services."

Security Interests in Company Assets

     The Company has pledged all of the Company's assets (including tangible and intangible assets) to three firms to secure the Company's obligations under three separate agreements. A security interest in certain assets (including certain inventory and accounts receivable assets) has been granted to GTE Leasing Corporation to secure the Company's obligations for inventory financing to be supplied by GTE Leasing. See " Risk Factors - Risks Involving the Company and Its Business - Need For Third Party Inventory Financing," "Management's Discussion and Analysis of Financial Condition and Results of Operations Financial Condition, Capital Resources and Liquidity - Agreement with GTE Leasing Corporation," and "Business - Manufacturing and Deployment Arrangements
- Inventory Financing." In addition, all of the Company's assets (with the exception of the assets pledged to secure inventory financing) have been pledged to RBB Bank Aktiengesellschaft to secure a $250,000 short-term bridge loan to the Company made on June 26, 1998 and due on or before September 9, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations Results of Operations - General Overview," "Certain Transactions - Transactions with RBB Bank Aktiengesellschaft" and "Description of Securities - RBB Bank Promissory Note." Finally, the Company has pledged all assets not pledged or to be pledged to secure inventory financing and any bridge financing up to $2,000,000 to Houlihan, Lokey, Howard and Zukin Capital ("Houlihan Lokey") to secure the Company's obligations under a finder's agreement that it entered into with Houlihan Lokey as of June 19, 1998. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Financial Condition, Capital Resources and Liquidity - Current Financing Initiatives." The inability of the Company to honor its obligations to any of these firms under any of these agreements could result in the sale of Company assets to satisfy the obligations.

Competition and Pricing Pressures

     The markets for certain of the Company's products and services are highly competitive, including pressure to maintain competitive pricing structures for credit card processing services. In addition, the Company has identified several potential competitors attempting to develop CDPD based terminals and solutions. Companies with substantially greater financial, technical, marketing, manufacturing, human resources, as well as name recognition, than the Company may also enter the market. The Company believes that its ability to compete depends on product design, quality and price, distribution and quality of service. There can be no assurance that the Company will be able to compete successfully with respect to these factors. See "Business Competition."

Dependence Upon Suppliers; Availability of Raw Materials

     The Company currently depends upon third parties as the sole source of supply for the components comprising its products. The Company does not have long-term agreements with any of its suppliers and has not been a major customer to any of its suppliers or manufacturers and therefore may not be able to obtain inventory at a cost or on the schedule which it requires. If manufacture of any of the Company's products is interrupted for any extended period, or if the Company is not able to purchase and deliver sufficient quantities of its products on a timely basis, there could be a material adverse effect on the Company's business, financial condition and results of operations. See "Business
- Manufacturing and Deployment Arrangements."

Liability Insurance

     The Company has liability insurance policies that provide coverage for liability claims arising out of the products it sells and the services it provides. The Company has not been the subject of any material liability claims; however, there can be no assurance that the Company's liability insurance policies will cover any such claims, or that such policies can be maintained at an acceptable cost. Any liability of the Company which is not covered by such policies, or is in excess of the limits of liability of such policies, could have a material adverse effect on the financial condition and results of operations of the Company.


Dependence on Key Personnel

     The Company's future operating results depend in significant part upon the continued contributions of its key senior management personnel, many of whom would be difficult to replace. The Company's future operating results also depend in significant part upon its ability to attract and retain qualified personnel. Personnel that possess the requisite skills and experience to perform certain technical functions for the Company have been in limited supply in the past, and there can be no assurance that the Company will be successful in attracting or retaining such personnel. The loss of key employees, the failure of key employees to perform satisfactorily in their current position or the Company's inability to attract and retain skilled employees as needed, could materially and adversely affect the Company's business, operating results and financial condition. The Company does not have employment agreements with its management personnel. See "Management."

"Year 2000" Issues

     The Company has not completed a comprehensive review of impact of the "Year 2000" issue on the Company's business. This issue concerns potential problems and liabilities faced by all users and persons dependent on computers that might result from software or system failure or malfunctions if the systems fail to properly recognize the date change between 1999 and 2000. The engineering staff has made a preliminary assessment of the Company's products and is not aware of any material complications. In the first quarter of fiscal 1999, the Company expects to confirm the impact, if any, on products it distributes, and complete an assessment of external factors, including key vendors and licensed software for internal business applications. The Company has therefore not yet determined what impact, if any, the Year 2000 problem may have on its operational needs, financial results or financial condition/liquidity.

Settlement of Claims by Certain Holders of Convertible Demand Notes

     In early April 1998, the Company settled certain claims by purchasers of $135,000 (out of a total of $185,000) of convertible demand notes which the Company issued from April through June, 1997. By their terms, the notes became convertible to Common Stock at $.35 per share (as to $75,000 of the notes) and $.50 per share (as to $110,000 of the notes) on November 1, 1997. The essence of the claims of the complaining noteholders was that the Company, through its agents, "promised" that the Common Stock issuable upon conversion of the notes was to be "freely tradeable." The documentation evidencing the notes did not bear any language indicating the nature of the shares issuable upon conversion. The holder of the remaining $50,000 note (which is convertible at $.50 per share) has not asserted any claims against the Company in connection with his purchase of the note. Without admitting liability, the Company settled the complaining noteholders' claims by agreeing to issue 1.4 times the number of shares originally issuable as principal and interest on the notes (plus an additional 11,000 shares to one of the noteholders who purchased an aggregate of $50,000 of the notes) and providing the noteholders with certain guarantees as to the amount for which the shares can be resold (with the difference to be made up by the Company) and a five-day "put" which allows the noteholders to require the Company to repurchase any shares remaining unsold at the end of the period ending one year after the shares become saleable under SEC Rule 144 for a certain price, subject to certain conditions. The holder of the other $50,000 of notes will be given the enhanced conversion rate but will not be offered the guarantee or put. A total of 525,800 shares have been issued to these noteholders upon conversion of their notes. Of that number, 360,800 of the shares were given a $3.00 per share guarantee and put and 165,000 of the shares were given a $4.29 per share guarantee and put. The Company also settled a claim concerning an additional $16,825 promissory note that was issued to one of the holders of the $135,000 of notes described above, by issuing 18,507 shares of Common Stock; these shares were not given any guarantee or put. Finally, the Company has issued 154,000 shares upon conversion of the remaining $50,000 note, but did not give that noteholder the guarantee or put. The shares issued under this settlement become saleable under SEC Rule 144 at various times (depending on the issuance date of each note) commencing April 11, 1998 through July 2, 1998. As a result of this settlement, the issuance of "premium" shares has been recorded as a litigation settlement expense and resulted in a charge to operations of approximately $921,000 in the Company's fiscal 1998 third quarter results. See "Risk Factors - Risks Relating to the Company's Securities - Market Overhang; Registration Rights; Possible Effect on Market for the Company's Common Stock," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business - Legal Proceedings
- Settlement of Claims of Certain Noteholders." The obligation of the Company to honor the guarantees and put options given to the complaining noteholders could have a material impact upon the Company, its financial condition and results of operation. See "Management's Discussion of Financial Condition and Results of Operations" and "Business - Legal Proceedings - Settlement of Claims of Certain Noteholders."

Continuing Default to Former Trade Creditor

     The Company has a note payable to a former trade creditor which is in default in the approximate amount of $388,000. The note is collateralized by certain of the Company's inventory, and although the Company continues to discuss options with the creditor regarding the possible restructuring or mutually agreeable settlement of this note, no agreement has been reached. A decision by this creditor to seek to recover the amount due on this note, or to foreclose on the collateral, could have an adverse impact on the Company and its business.

Status of Federal Corporate Tax Filings

     The Company has not completed federal income tax filings for fiscal years 1996 and 1997. While it is unlikely that the Company will owe any taxes due to the sustained losses during the periods, the Company may be subject to penalties for the delinquency. The Company intends to take the steps required to complete the tax filings by October 31, 1998.

                                      -15

Untimely Filing of 1996 Proxy Statement

     The Company apparently inadvertently failed to file its 1996 Proxy Statement with the Securities and Exchange Commission within 120 days of the end of fiscal year 1996. Copies of the Proxy Statement were distributed to all shareholders of the Company in conjunction with the Company's 1996 Annual Shareholder Meeting held November 15, 1996, which involved only the election of directors. The Company filed the 1996 Proxy Statement with the Commission as of October 10, 1997. The Company is not certain what liability, if any, it might have as a result of this untimely filing.

Risks Relating to the Company's Securities
------------------------------------------

Market Overhang; Registration Rights; Possible Effect on Market for the Company's Common Stock

     There are a total of 7,240,356 Shares owned or subject to warrants or other rights to acquire Common Stock which the Company is registering for sale under the Registration Statement of which this Prospectus is a part. Most of those shares are issuable or were issued at prices which are less (and in some cases substantially less) than the present market price for the Company's Common Stock. There are also approximately 1,417,345 shares of Common Stock outstanding that either are presently, or shortly will be, saleable under SEC Rule 144 as of May 31, 1998, plus an additional 362,631 shares issuable pursuant to the exercise of options granted under the Company's 1992 Stock Option Plan which were vested as of May 31, 1998 or which will vest within 60 days of such date, which are or will be saleable under an effective Form S-8 Registration Statement covering a total of up to 880,000 option shares. The Company also intends to file two additional S-8 Registration Statements as soon as practicable to cover a total of 2,400,000 additional shares of Common Stock that are either presently issuable under outstanding stock options or which may be issued pursuant to options that have been or are authorized to be issued under the Company's 1992 Stock Option Plan. The exercise prices of a significant number of these options are substantially less than the present market price for the Company's Common Stock. In June 1998, the Company agreed to issue 290,000 shares of restricted Common Stock to Liviakis Financial Communications, Inc. ("LFC") and Robert B. Prag, an officer of LFC, in connection with the entry of a new consulting agreement. These shares carry registration rights, although LFC and Mr. Prag have agreed not to sell the shares, even if registered, before February 1, 1998. Finally, there are 312,935 additional shares of Common Stock which have not been included in this Registration Statement which are issuable upon the exercise of presently outstanding warrants that can be exercised in the future. No assurance can be given that the market for the Company's Common Stock will be robust enough to absorb all of the shares being offered by Selling Security Holders under this Registration Statement or which may be offered by shareholders under Rule 144 or the Company's S-8 Registration Statements. If an oversupply of shares of Common Stock develops as a result of the number of shares that shareholders may wish to sell into the market, it is likely that the market price for the Common Stock will be depressed from its present levels. See "Capitalization," "Business - Legal Proceedings," "Management - Executive Compensation," "Security Ownership of Principal Shareholders and Management," "Certain Transactions," "Description of Securities" and "Selling Security Holders."

Possible Limitations on Sales of Common Stock; Possible Application of Penny Stock Rules

     Regulations under the Securities Exchange Act of 1934 (the "1934 Act") regulate the trading of "penny stocks" (the "Penny Stock Rules"), which are generally defined as any security not listed on a national securities exchange or NASDAQ, priced at less than $5.00 per share, and offered by an issuer with limited net tangible assets and revenue. The Common Stock has recently been trading in a range which would classify it as a penny stock and is therefore subject to the Penny Stock Rules. Despite the fact that the stock price has recently traded above $5.00 per share, the Company's stock has traded over the last several years in a price range which makes it as a "penny stock." Under these rules, broker-dealers must take certain steps prior to selling a "penny stock" including (i) obtaining financial and investment information from the investor, (ii) obtaining a written suitability questionnaire and purchase agreement signed by the investor, (iii) providing the investor with a written identification of the shares being offered and the quantity; (iv) providing the customer with a written disclosure document containing SEC required disclosure as to risks involving investments in penny stocks; (v) providing written disclosure as to compensation of the broker and associated persons; and (vi) providing customer's whose accounts contain penny stocks with certain required disclosure on the account statements. If the Penny Stock Rules are not followed by the broker-dealer in conjunction with sales of a penny stock, the investor has no obligation to purchase the shares. Accordingly, the Penny Stock Rules may make it more difficult for broker-dealers to sell the Company's Common Stock in the secondary market and consequently may make it more difficult for a holder of a penny stock to dispose of the shares as and when the holder might desire to do so. In addition, the application of the Penny Stock Rules to the Common Stock could also impair the Company's ability to raise additional capital through the sale of Common Stock.

No Dividends

     The Company has never paid cash or other dividends on its Common Stock. It is the Company's intention to retain earnings, if any, to finance the operation and expansion of its business, and therefore, it does not expect to pay any cash dividends in the foreseeable future. In addition, the terms and conditions of the presently outstanding Series A Preferred Stock will limit the Company's ability to pay dividends on the Common Stock. See "Description of Securities - Series A Preferred Stock - Dividends." No person seeking a dividend paying security should invest in the Common Stock. See "Dividend Policy."

Dilutive and Other Possible Adverse Effects of Outstanding Options, Warrants and Other Rights to Acquire Common Stock

     The Company has a substantial number of outstanding rights to acquire Common Stock in the form of the Series A Preferred Stock, various warrants, a convertible promissory note, and contract rights, including a substantial number of such rights for which the Common Stock underlying those rights is being registered for resale in the registration statement of which this Prospectus is a part. A substantial number of these rights, plus additional rights in the form of options that have been or may be granted to the Company's officers, directors, employees or consultants under the Company's 1992 Stock Option Plan or otherwise, are exercisable at prices which are less than the present market price for the Common Stock. Under the terms of such rights, the holders thereof are given an opportunity to profit from a rise in the market price of the Common Stock with a resulting dilution in the interests of other shareholders. The terms on which the Company may obtain additional financing may be adversely affected by the existence of such rights. For example, the holders of these rights could exercise them at a time when the Company was attempting to obtain additional capital through a new offering of securities on terms more favorable than those provided by the rights. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management - Executive Compensation," "Certain Transactions," "Description of Securities," and "Selling Security Holders."

Offering to Benefit Certain Existing Shareholders and Other Persons Holding the Company's Securities

     This Offering will provide substantial benefits to existing shareholders of the Company and other persons holding the Company's securities. No proceeds from sales of the Shares being registered in this offering will inure to the benefit of the Company. Rather this Offering is being effected by the Company in satisfaction of its registration obligations to various purchasers of its securities over the last several years. A substantial number of the Shares being registered for sale hereunder were purchased or can be purchased at prices substantially less than the present market price for the Common Stock. See "Certain Transactions," "Description of Securities," and "Selling Security Holders."

Potential Volatility of Market Price for Common Stock

     The current market price for the Company's Common Stock does not appear to bear any relationship to any established valuation criteria such as assets, book value, or current earnings. The Company attributes the current market price of the Company's Common Stock to anticipated benefits to the Company of its CDPD products and distribution strategy. Market prices for securities of small-cap emerging companies have historically been quite volatile. General economic, industry and market conditions, as well as future announcements concerning the Company or its competitors, including technological innovations or new products, developments concerning proprietary rights, litigation involving the Company, or other factors may have a significant impact on the market price of the Common Stock. See "Market for the Company's Common Stock and Related Matters."

Discount To Conversion Price of Series A Preferred Stock for Failure to Obtain Effectiveness of Registration Statement within Prescribed Period

     In connection with the sale of the 8% Convertible Debentures which have now been converted to 3,060,000 shares of Series A Preferred Stock, the Company agreed to file a registration statement covering the shares issuable upon conversion of the 8% Convertible Debentures and/or Series A Preferred Stock by March 10, 1998 (90 days from December 10, 1997) and that if a registration statement covering such shares was not effective with the SEC by May 11, 1998 (150 days from December 10, 1997), a penalty in the form of a discount to the conversion price for the Series A Preferred Stock would become effective. The pre-penalty conversion price (the "Conversion Price") applicable to the Series A Preferred Stock is calculated based on a $1.00 stated value of the Series A Preferred Stock and is the lesser of: (i) $6.00 per share of Common Stock; or
(ii) 80% of Market Price for the Common Stock (as defined). Until September 8, 1998, the Conversion Price is never to be less than $4.00 per share, less any applicable penalty discount (the "Minimum Conversion Price"). The penalty discount reduces the Conversion Price (including the Minimum Conversion Price) by 2% of the pre- penalty Conversion Price for each 30 day period (or any part thereof) after May 11, 1998, that the registration statement is not effective. The Company did not file a registration statement by March 10, 1998, and did not obtain its effectiveness by May 11, 1998, and it is therefore certain that the penalty for failure to obtain effectiveness of the registration statement by May 11, 1998 will become effective. Assuming the discounted Conversion Price (based on then current Market Price) is not greater than $6.00 per share of Common Stock (in which case the maximum $6.00 Conversion Price would nonetheless apply), the application of the discount will reduce the cost of acquiring Common Stock to the holders of the Series A Preferred Stock. As of July 12, 1998, the Minimum Conversion Price has been reduced to $3.76 per share by application of a 6% penalty discount to the original $4.00 per share Minimum Conversion Price. See "Description of Securities - Series A Preferred Stock."

Possible Loss of NOLs

     The issuance or sale of additional Common Stock by the Company will have the effect of reducing the ability of the Company to utilize its net operating loss carryforwards ("NOLs") prior to expiration, which are substantial. Any reduction or loss of the NOLs could have a material adverse effect upon the Company's business, operating results and financial condition. However, the overriding need for additional financing could cause the Company to carry out a transaction which could result in the loss of its NOLs.

Compliance with Securities Laws

     The Company has recently sold a substantial amount of its securities in unregistered transactions that the Company believes qualify for registration exemptions under state and federal securities laws. In the event any violation of these laws occurred as to past sales of securities, the purchasers of such securities may have the right to rescind the purchase and receive their money back, with interest. Any attempt by a securityholder to assert a rescission right could have a material adverse effect upon the financial condition and results of operations of the Company, even if such person were not successful in prosecuting such a claim. See "Business - Legal Proceedings" and "Certain Transactions."

Anti-Takeover Considerations Including Authorization of Preferred Stock

     Certain provisions of the Company's Articles of Incorporation may be deemed to have anti-takeover effects and may discourage or make more difficult a takeover attempt that a shareholder might consider in his, her or its best interest. The Articles of Incorporation authorize a total of 15,000,000 shares of no par value preferred stock (the Preferred Stock"), 4,000,000 of which are designated as Series A Preferred Stock. The Board of Directors may issue shares of previously undesignated preferred stock without shareholder approval upon such terms as the Board of Directors may determine. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying or preventing a change in control of the Company without further action by the shareholders. The Company has no present plans to issue any additional shares of Preferred Stock beyond those already issued as Series A Preferred Stock. See "Description of Securities `- Preferred Stock' and `- Certain Effects of Authorized But Unissued Stock.'"

     Under Section 7-106-205 of the Colorado Business Corporation Act, the Board of Directors of a Colorado corporation may issue rights, options, warrants or other convertible securities (hereafter "rights") entitling the holders of the rights to purchase, receive or acquire shares or fractions of shares of the corporation or assets or debts or other obligations of the corporation, upon such terms as are determined by the Board of Directors. The Board is free to structure the issuance or exercise of the rights in a manner which may exclude "significant shareholders," as defined, from being entitled to receive such rights or to exercise such rights or in a way which may effectively prevent a takeover of the corporation by persons deemed hostile to management. Nothing presently contained in the Articles of Incorporation of the Company prohibits the Board from using these types of rights in this manner. See "Description of Securities - Certain Anti-Takeover Provisions of Colorado Law."

     In addition, because any takeover of the Company could result in the inability of the Company to utilize its NOLs prior to expiration, potential acquirors may be deterred from acquiring the Company. See "Risk Factors - Risks Relating to the Offering and the Company's Securities - Possible Loss of NOLs."

Maintenance of Effective Registration Statement

     The Company has agreed with the holders of its Series A Preferred Stock to maintain an effective registration statement under which they may sell the Common Stock issuable upon conversion of, or as dividends on, the Series A Preferred Stock, for at least 16 months from June 30, 1998. The Company is not presently able to utilize registration on Form S-3, and in all likelihood will not be able to do so for the foreseeable future. Consequently, the registrations that the Company is obligated to keep effective for the holders of its Series A Preferred Stock, or which it must undertake for other securityholders holding demand registration rights, are likely to be quite expensive to the Company and there can be no assurance that the Company will be able to maintain effectiveness of such registration statements for such extended periods of time. See "Description of Securities" and "Selling Security Holders."

Possible Future Application of California General Corporation Law to the Company and Its Shareholders

     Under Section 2115 of the California General Corporation Law, foreign corporations that exceed an average of fifty percent for "the property factor, the payroll factor and sales factor" for its latest full income year (as computed under the same methods as are used in computing franchise tax payable in California) and which have more than one-half of the corporation's outstanding voting securities (as determined pursuant to Section 2115) held of record by persons having addresses in California, become subject to certain specified chapters and sections of the California General Corporation Law upon the first day of the first income year of the corporation commencing on or after the 135th day of the latest income year during which the above-described tests have been met or during which a final order has been entered by a court of competent jurisdiction declaring that those tests have been met. The Company presently exceeds the shareholder address test and may exceed the other test as of the 135th day of its fiscal year ending June 30, 1999, which would subject the Company to certain provisions of California law as of July 1, 1999. Application of certain aspects of the California General Corporation Law would to the Company and its shareholders may give greater or lesser protection to shareholders in certain instances than is available to shareholders under Colorado law (the State in which the Company is incorporated). Compliance with applicable provisions of California law may be more or less onerous to the Company than compliance with analogous provisions of Colorado law. See "Description of Securities - Possible Future Application of California Law to the Company and Its Shareholders."

                                 USE OF PROCEEDS

     The proceeds from this offering of Shares will inure solely to the benefit of the Selling Security Holders. The Company will not receive any proceeds from sales of the Shares being offered under this Prospectus. See "Risk Factors -
Risks relating to the Company's Securities - Offering to Benefit Certain Existing Shareholders and Other Persons Holding the Company's Securities."

                                 DIVIDEND POLICY

     The Company has never declared or paid any cash dividends on its Common Stock and does not anticipate paying any dividends on the Common Stock in the foreseeable future. Any cash that might be available for payment of dividends will be used to expand the Company's business.

     In addition, the terms and conditions of the presently outstanding Series A Preferred Stock will limit the Company's ability to pay dividends on the Common Stock. See "Description of Securities - Series A Preferred Stock - Dividends."

            MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED MATTERS

         The Company's Common Stock is traded in the over-the-counter market and quoted on the OTC Electronic Bulletin Board under the symbol "USWDA." The following table sets forth, for the fiscal quarters indicated, the range of high and low prices for the Common Stock. The Company's stock has historically been thinly traded, although there has been substantial volume in the stock since approximately August 1, 1997. Average trading volume over the three months ended June 30, 1998 has been approximately 97,000 shares per day. These quotations have been obtained from the OTC Electronic Bulletin Board and reflect inter-dealer prices (in dollars), without any retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions.

                     Fiscal 1998             High              Low
                     -----------             ----              ---

                     Fourth Quarter         $6.625            $2.375
                     Third Quarter           7.625             5.000
                     Second Quarter          8.750             4.500
                     First Quarter           6.875             0.281

                     Fiscal 1997             High              Low
                     -----------             ----              ---

                     Fourth Quarter          0.625             0.218
                     Third Quarter           0.281             0.125
                     Second Quarter          0.375             0.156
                     First Quarter           0.406             0.125

                     Fiscal 1996             High              Low
                     -----------             ----              ---

                     Fourth Quarter          0.844             0.281
                     Third Quarter           1.063             0.109
                     Second Quarter          0.469             0.094
                     First Quarter           0.469             0.125

     As of May 31, 1998, there were 182 holders of record of the Common Stock. There were also an undetermined number of holders who hold their stock in nominee or "street" name, although at December 15, 1997, in conjunction with the record date for its 1997 Annual Shareholder Meeting held February 6, 1998 the Company determined that there were approximately 2,557 beneficial holders of its Common Stock. As of May 31, 1998, a total of 4,458,272 shares were held by depository companies in street name. On June 30, 1998, the last sale price of the Common Stock was $4.375 as reported on the OTC Electronic Bulletin Board.

     There is no public trading market for the Company's Series A Preferred Stock or any other securities of the Company.

                                 CAPITALIZATION

         The following table sets forth the Company's capitalization at March 31, 1998.

                                                                                     March 31, 1998
                                                                                     --------------

Notes Payable ...............................................................             827,863

Long-term liabilities .......................................................              45,000

Shareholders' equity:

         Preferred Stock, no par value; 15,000,000 shares authorized; 4,000,000 shares  designated  as  Series  A  Cumulative Convertible Redeemable
         Preferred Stock; 3,060,000 shares issued and
         outstanding at March 31, 1998 ......................................           3,060,000

         Common Stock, no par value; 12,000,000 shares authorized;
         9,324,601 shares issued and outstanding at March 31, 1998 (1) ......           9,324,601

         Additional paid in capital .........................................          10,456,612

         Accumulated deficit ................................................         (22,825,421)
                                                                                      ------------

         Total shareholders' equity (deficit) ...............................              15,792
                                                                                     ------------

         Total capitalization ...............................................        $    888,655
                                                                                     ============

         ---------------

(1) Excludes a total of 4,963,244 shares of Common Stock as of March 31, 1998, comprised of the following: (a) 719,653 shares issuable upon exercise of outstanding stock options issued under the 1992 SOP at a weighted average exercise price of $2.96 per share; (b) 600,000 shares underlying a non-qualified stock option that was granted to the Company's CEO as of August 4, 1997, which is exercisable at $1.00 per share; (c) 250,000 shares issuable at $4.00 per share upon exercise of outstanding warrants owned by two former officers of the Company; (d) 14,849 shares issuable at $2.624 per share upon exercise of outstanding warrants; (e) 165,000 shares issuable upon exercise of the Underwriters' Warrants at a price of $12.325 per share; (f) 679,800 shares issuable upon conversion of principal and interest on a total of $185,000 of convertible notes sold by the Company from April - June of 1997; (g) 18,507 shares issuable upon conversion of principal and interest on a $16,825 promissory note issued as of July 2, 1997; (h) 1,600,000 shares issuable to two significant shareholder affiliates of the Company upon the exercise of warrants at $.01 per share, which were issued as of August 6, 1997; (i) 225,000 shares issuable as of March 31, 1998, pursuant to a consulting agreement with Liviakis Financial Communications, Inc. ("LFC") entered into as of July 25, 1997; (j) 605,000 shares issuable to entrenet Group, LLC (325,000 shares issuable upon conversion of principal and accrued interest on a $150,000 promissory note at $.50 per share and 280,000 shares issuable as a finder's fee; (k) 75,000 shares issuable as a result of the exercise of a stock option by an officer/director of the Company prior to March 31, 1998, for which a share certificate had not been issued as of March 31, 1998; and (l) 10,435 shares issuable upon exercise of a common stock purchase warrant at $5.75 per share issued to entrenet as of March 12, 1998. See "Management - Stock Option Plan," "Security Ownership of Principal Shareholders and Management," "Certain Transactions" and "Description of Securities - Warrants."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE STATEMENTS IN THIS DISCUSSION CONTAIN BOTH HISTORICAL AND FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS ARE BASED UPON CURRENT EXPECTATIONS AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED. FACTORS THAT MAY AFFECT SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THOSE SET FORTH UNDER THE CAPTION "RISK FACTORS."

Results of Operations

General Overview

         U.S. Wireless Data, Inc. ("USWD" or the "Company") was incorporated on July 30, 1991, and is in the business of designing, manufacturing and marketing a line of wireless and portable credit card and check authorization terminals. The Company completed an initial public offering in December of 1993, and in 1994, completed development of its initial product, negotiated agreements with suppliers of components, developed a marketing strategy, and initiated sales of the POS-50(R) portable credit card and check verification terminal. During fiscal 1996, the Company continued to promote its product through Independent Sales Organization (ISO) channels and began development on its new CDPD product line. The Company continued its efforts on the POS- 50(R) and in the second half of 1996, introduced two new CDPD-based products. The Company's largest customer during fiscal 1996 and 1997 was Cardservice International, Inc., which purchased POS-50(R) terminals.

         As the Company entered fiscal year 1997, it continued to struggle with profitability and liquidity. In October 1996, the Company closed its Boulder office and consolidated operations in Colorado Springs, Colorado. A small customer service and POS-50(R) deployment office was opened in Wheat Ridge, Colorado. As part of the restructuring plan, Michael J. Brisnehan, its president, principal executive officer and chief financial officer resigned and Rod L. Stambaugh, chairman and former vice president of marketing and business development was appointed president and chief executive officer. During fiscal year 1997, head count was maintained at approximately 10 employees and ended June 1997 at eight. During the first half of fiscal 1998, the Company significantly increased personnel in response to the new distribution programs described below. The Company had 50 employees by the end of December 1997 and 60 employees as of the end of June 1998.

         A strategic decision was made to transition the Company from a "box maker" to providing a credit/debit card processing solution to the marketplace. In January 1997, the Company executed a Member Service Provider agreement with NOVA Information Systems that establishes U.S. Wireless Data as a transaction processing service provider to retail merchants. The NOVA arrangement also allows the Company to generate a recurring revenue stream from each installation instead of the previous per unit sales approach. Another key piece of the strategic direction was to significantly broaden distribution of the TRANZ Enabler CDPD based product by developing distribution agreements with large communications carriers for direct distribution of products and services to the merchant. In preparation for this effort, the Company signed CDPD airtime agreements with AT&T Wireless Services, Bell Atlantic NYNEX Mobile and initiated discussions with GTE Wireless regarding airtime purchases, joint marketing and operating agreements. The Company was ultimately successful in entering into an airtime agreement with GTE Wireless which contains joint marketing and operating provisions. USWD has specific, significant commitments under these agreements including both minimum purchase obligations and staffing requirements.

         In the fourth quarter of fiscal 1997, it was clear that the Company had a very significant market opportunity but had extremely limited financial and human resources to apply to an aggressive CDPD product roll-out. In June 1997, the Company engaged entrenet Group, LLC. ("entrenet"), a management consulting group, to assist with the development of a detailed marketing and business plan and introduction of financing sources. The Agreement had a term of one year and USWD agreed to pay entrenet $150,000 in the form of a convertible promissory note, bearing interest at 10% per annum. Entrenet was also entitled to a finder's fee for locating direct financing sources for the Company. In July 1997, through an introduction by entrenet, the Company retained Liviakis Financial Communications Inc. ("LFC") to advise and assist the company in matters concerning investor relations, corporate finance and strategic management planning. The Company also completed a private placement of restricted securities, raising $500,000 in cash from two LFC affiliates, Messrs. John M. Liviakis and Robert B. Prag, for 3,500,000 shares of Common Stock and warrants to purchase an additional 1,600,000 shares, exercisable at $.01 per share. This transaction entitled entrenet to a finder's fee under its consulting agreement. For its fee, the Company ultimately agreed to issue entrenet 280,000 shares of Common Stock at such time as the shareholders approved an increase in capital stock to at least 40,000,000 shares, which occurred as of February 6, 1998. The 280,000 shares were issued to entrenet and five members of entrenet as of April 3, 1998.

         Following the Liviakis investment, the Company undertook a focused effort to strengthen and broaden its management team. In early August 1997, the Company retained Evon A. Kelly as its chief executive officer. Also in August, the Company hired a vice president of sales, vice president of major accounts, and in September added a chief financial officer. The Company then actively recruited and hired marketing and sales personnel to support deployment on a nationwide basis under the joint marketing program with major wireless carriers. The retention of these people is expected to bring the necessary expertise to implement the Company's business plan; however, at least in the near term, it has increased expense levels above revenue.

         As noted above, in August 1997, USWD and GTE Wireless entered into a joint marketing and operating agreement to distribute USWD's proprietary TRANZ Enabler credit card processing system using GTE's CDPD network. The agreement contains certain significant operational and financial performance criteria (including minimum airtime purchases) that must be met by the Company. Commencing in the second quarter of fiscal 1998 and continuing through the present, USWD has made significant investments to support a nationwide deployment of TRANZ Enablers to merchants through GTE's national sales force. Under this deployment program, the GTE sales representative introduces USWD's credit card processing solution and TRANZ Enabler to the end user merchant. Upon execution of a credit card processing agreement, a TRANZ Enabler unit(s) is/(are) provided to the merchant by USWD. The Company retains a portion of the monthly credit card fees based on the dollar volume and number of transactions processed through the TRANZ Enabler. The Company's business model is based on the manufacturing cost of the TRANZ Enabler being financed by a third party. Although the Company has entered into an agreement with GTE Leasing Corporation as of April 2, 1998 to finance product to be placed under the joint marketing agreement with GTE Wireless, it has not entered into any other agreements nor does it have any other arrangements to obtain additional financing to fund inventory for placement with merchants. In addition, several technical and legal requirements remain to be completed before the Company can commence to draw funding under the GTE Leasing agreement. Consequently, to date it has had to rely primarily on its working capital to procure product to be placed with merchants and will continue to do so in certain cases. The monthly financing cost and CDPD airtime expense are recorded as cost of sales against the monthly recurring revenue. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Financial Condition, Capital Resources and Liquidity - Agreement with GTE Leasing Corporation."

         As required under the agreement with GTE Wireless, the Company has added significant sales and support personnel and infrastructure to provide local support for the GTE sales representatives. The initial placements of the TRANZ Enabler units have not developed as rapidly as anticipated, and expenses to support this program have far exceeded revenue generated by the Company from the deployment of Tranz Enablers under it to date. It is hoped that recent actions by GTE will favorably impact the program.

     In March 1998 the Company signed a joint sales and marketing agreement with Bell Atlantic Mobile. Bell Atlantic Mobile is the largest wireless service provider on the East Coast and the second largest in the United States. The agreement is similar in structure to the GTE Wireless agreement described above, and the Company anticipates adding additional personnel to support the agreement. By leveraging the sales organizations of the major CDPD providers, the Company has the potential to quickly reach a large number of merchants. It is expected that the costs to the Company of implementing both this and the GTE Wireless joint marketing and distribution agreements will exceed short-term revenue generated by the programs.

         As noted above, the Company also has a CDPD air time agreement with AT&T Wireless and has selectively added sales personnel in markets served by AT&T Wireless to deploy TRANZ Enabler units, although it does not presently have a joint marketing agreement in place with AT&T Wireless.

         In October 1997, the Company signed an agreement with GoldCan Recycling, Inc. to provide wireless monitoring of its state-of-the-art automated aluminum can redemption centers. This is the first application of USWD's TRANZ Enabler technology outside the credit card/point-of-sale industry. USWD will receive monthly equipment and wireless service fees on every TRANZ Enabler placed by GoldCan. Although the Company has successfully tested application of its technology for use in this application, to date, no placements of TRANZ Enablers have been placed with Goldcan.

         To meet its working capital needs, between October and December 1997, the Company obtained bridge loans from Liviakis Financial Communications, Inc. for $475,000 pending completion of a private placement offering which it was conducting at the time. Following the closing of the offering in mid-December, the notes were immediately repaid by the Company along with interest of nine percent per annum.

         On December 10, 1997 the Company closed a private placement offering of $3,060,000 principal amount of 8% Convertible Debentures, which were converted to 3,060,000 shares of Series A Preferred Stock as of February 9, 1998. After associated fees and repayment of bridge loans incurred during the quarter, the Company retained approximately $2,200,000 to apply to immediate working capital needs and the national launch of its proprietary wireless transaction processing solution.

         During the second quarter of fiscal 1998, the Company completed the relocation of its customer support, administrative and accounting functions to the Emeryville, California headquarters. The lease on the Wheat Ridge, Colorado office has terminated. Engineering functions will remain at the Company's Palmer Lake, Colorado facility.

         Through the second quarter of fiscal 1998, the Company conducted its own equipment deployment and servicing functions. In late January 1998, USWD entered into an agreement with TASQ Technology, Inc. of Rocklin, CA, to provide these services. TASQ will deploy, track and maintain all TRANZ Enablers placed with merchants acquired by the Company. In addition, TASQ will provide these same functions for peripheral equipment sold by the Company. The Company believes that this relationship will ultimately result in savings to the Company over what it would cost to provide these services internally.

         The Company also signed a merchant acquiring agreement with National Bank of Commerce "NBC", in March 1998. NBC is the lead banking affiliate of National Commerce Bancorporation. USWD expects the agreement to broaden its ability to provide credit card processing services for merchants in the retail, restaurant, and hotel/lodging industries.

         As of March 12, 1998, the Company entered into an agreement with entrenet Group, LLC ("entrenet") to provide business and financial consulting services to the Company and to assist the Company in locating additional financing. The term of the agreement is for six months from March 12, 1998 and renews for additional six month terms unless at least 60 days notice is given to terminate the agreement prior to the end of a term. For its advisory services under the agreement, entrenet will receive a fee of $60,000, payable in the form of a promissory note bearing 10% interest, due on or before the earlier of March 11, 1999, or the receipt by the Company of aggregate gross proceeds from financings of $2,000,000. In addition, entrenet received a Common Stock Purchase Warrant to purchase 10,435 shares at $5.75 per share, exercisable until March 11, 2003. Upon the consummation of any financing transaction entered into by the Company during the term of the agreement (with the exception of financings from certain identified, excluded sources) or for two years after termination with respect to any financing obtained from a source introduced to the Company by entrenet, or if entrenet assists the Company in locating an executive-level candidate who is hired by the Company, entrenet is entitled to a finder's fee under the agreement.

         On June 26, 1998, the Company issued a $250,000 promissory note to RBB Bank Aktiengesellschaft which is payable in full on or before September 9, 1998. The note is intended as a short-term bridge loan and is required to be paid from the proceeds of any aggregate equity placements done by the Company which amount to at least $1,000,000 (from which aggregate proceeds any additional bridge financings are excluded). The note is secured by certain assets of the Company, including all accounts receivable (excluding certain receivables pledged or which may be to be pledged in connection with inventory financing), all inventory (excluding Tranz Enablers securing amounts owing to inventory financiers and certain specified inventory previously pledged to Omron Systems), all fixed assets and all deposit accounts and intangible assets of the Company. In connection with the issuance of the Note, the Company also granted RBB Bank a right of first refusal to fund any such additional bridge financing needed by the Company. This right must be exercised within one day of RBB Bank being notified of the terms of any such additional bridge financing. In conjunction with this loan, the Company also issued a Common Stock purchase warrant to RBB Bank Aktiengesellschaft to purchase 20,000 shares of Common Stock at $4.375 per share, exercisable through September 9, 2001. The warrant has antidilution provisions that protect the holders against dilution in the event of certain transactions. The warrant also has "piggyback" registration rights entitling the holders to have the underlying shares registered in any registration done by the Company, other than registrations on ineligible forms and the Registration Statement of which this Prospectus forms a part. The expenses of such registrations (other than selling expenses) are to be borne by the Company. See "Certain Transactions - Transactions with RBB Bank Aktiengesellschaft" and "Selling Security Holders."

         On June 30, 1998, the Company and Liviakis Financial Communications, Inc. ("LFC") agreed to extend their consulting relationship through the entry of a new consulting agreement covering the period from August 1, 1998 through March 15, 1999 (the "New LFC Agreement"). The terms of the New LFC Agreement are substantially the same as the Original LFC Agreement. For services to be rendered under the New LFC Agreement, LFC and Mr. Prag are to receive 290,000 shares of Common Stock, issuable upon execution of the New LFC Agreement, 75% to LFC and 25% to Mr. Prag. In conjunction with the entry of the New LFC Agreement, the Company also agreed to expand its Board of Directors to include two additional outside directors which are acceptable to LFC. See "Business - History of the Company - Recent Significant Securities Issuances," "Certain Transactions - Transactions with Liviakis Financial Communications, Inc. ("LFC") and Affiliates of LFC" and "Selling Security Holders."

Fiscal 1997 Compared to Fiscal 1996

     Net sales of $1,315,542 for fiscal 1997 decreased from net sales of $1,582,553 generated during fiscal 1996. Unit sales during both years were approximately the same. The decrease in sales dollars is attributable to: a) reductions in retail prices from one year to the next, and b) the product mix of POS 50(R) versus POS 500 units.

         Gross margins increased from a negative $1,303,879 in fiscal 1996 to a positive $506,095 for fiscal 1997. This increase is attributable to a $1,525,000 write-down of inventories during fiscal 1996, resulting from declines in market value of such inventories relative to cost, compared to the 1997 gross margin which shows a significant increase due mainly to lower costs for the POS-50(R) from a major supplier.

         Selling, general and administrative expenses decreased from $1,365,235 in fiscal 1996 to $812,687 in fiscal 1997. This decrease was due primarily to:
a) headcount reductions in sales, marketing and administration from 1996 staffing levels reduced salary expense by approximately $182,000; b) legal expense reductions in 1997 from the approximately $226,000 incurred in fiscal 1996 (related to class action lawsuits filed against the Company); and c) significant reductions in bad debt expense, depreciation, royalty expense, relocation expense, and rent expense.

         Research and development expense decreased from $458,407 in fiscal 1996 to $406,522 in fiscal 1997 due to lower occupancy expense and reduced staffing in the second half of 1997.

     The 1996 loss from discontinued operations resulted from the dissolution of Direct Data, Inc. in October 1995.

         The 1996 extraordinary gain is related to the restructuring of $3.4 Million of debt and payables for Direct Data and an inventory supplier.

Three and Nine Month Periods Ended March 31, 1998 and 1997

         Revenue of $245,439 for the third quarter of fiscal 1998 was up slightly from revenue of $243,446 generated during the third fiscal quarter of fiscal 1997 as the Company continued the shift from a per-unit sales approach to a recurring revenue model. The Company was also able to resume shipment of POS-50 units following a product shortage in the second quarter. For the nine-month period, revenue of $599,296 decreased 43% from the prior period amount of $1,046,359 due to the strategy shift described above. Product placements of the TRANZ Enabler to merchants through the new distribution program have not developed as rapidly as anticipated, consequently revenue has been minimal, while at the same time; significant expenses have been incurred. The Company hopes that the transition from a "voice" to "data" sales orientation for the GTE sales personnel will be aided by several new operational initiatives implemented in February 1998 by GTE Wireless. The Company also expects a positive impact on product placement and revenue from the recently signed Bell Atlantic joint sales and marketing agreement. However, for both programs, expenses are likely to exceed revenues, at least over the near term. See
"Management's Discussion and Analysis of Financial Condition and Results of Operations - Financial Condition, Capital Resources and Liquidity," below.

         Gross margins in the third fiscal quarter of 1998 were $130,100 compared to $128,666 for the same period in fiscal 1997. As a percent of revenue, gross margins in both periods were almost identical at 53%. For the nine-month periods, gross margins decreased from $444,281 in fiscal 1997 to $247,550 in the current period on the corresponding revenue decline. For the current nine-month period, gross margin as a percent of revenue was down 1.2% from the prior year's period due to the mix of product sales in the first two quarters of the 1998 fiscal year.

         Selling, general and administrative expense increased from $122,691 in the third fiscal quarter of 1997 to $1,999,817 in the third fiscal quarter of 1998. The current quarter contains several significant non-cash charges. These include a $350,000 charge related to the revalued LFC consulting agreement and a $156,000 charge related to the extension of a common stock warrant exercise period which was expiring. For the nine-month periods, selling, general and administrative expense increased from $463,009 in the prior year to $4,271,625 in the current year. Non-cash consulting fees related to business development of approximately $1,121,000 are reflected in the fiscal 1998 nine month results, and include the termination of the original entrenet and Woolley consulting agreements entered into during fiscal year 1997, and amortization of the

Liviakis Financial Communications consulting services (see Note 5 to the financial statements). The nine-month period was also impacted by the $156,000 charge related to the warrant extension.

         The balance of the selling, general and administrative expense increased by approximately $1,371,000 and $2,531,000 for the three month and nine month periods, respectively. A significant portion of the increase in both the three and nine month periods resulted from the aggressive addition of sales and support personnel and infrastructure to provide local support for the GTE nationwide deployment. Headcount increased from approximately 18 at the end of September 1997, to approximately 50 employees as of December 31, 1997 and approximately 60 at the end of March 1998. Expenditures include increased compensation expense for new sales and sales management personnel, selective additions to the management team, increased travel and communication expense related to the new marketing program, and expenses related to the resolution of several outstanding legal issues. The Company continues to hire sales and support personnel to support the new marketing programs. At least in the near term, operating expense will continue to increase ahead of revenue.

         Research and development expenses decreased from $87,914 in the third fiscal quarter of 1997 to $78,000 in the third quarter of 1998. This decrease was due to lower engineering material purchases. The nine-month period expense decreased from $301,315 in fiscal 1997 to $251,000 in fiscal 1998 due to one vacancy in the department during a portion of the first two quarters of fiscal 1998 and due to lower occupancy costs.

         The third quarter fiscal 1998 results also include a $921,000 charge recorded in Operating Expense as a litigation settlement for the value of common shares issued to a group of Certain Noteholders, in settlement of a dispute regarding rights related to the conversion of the notes into shares of Common Stock. Note 7 to the Financial Statements for the quarter ended March 31, 1998, entitled "Settlement of Claims of Certain Noteholders," contains a complete description of the settlement and its accounting treatment.

         Interest expense includes a $397,000 and $622,000 non-cash charge to interest expense in the three and nine month periods of fiscal 1998, respectively, related to the private placement. The convertible features of the debenture include an "in-the-money" convertible option that allows the holder to obtain shares of common stock at a discount off of fair market value. The value of the in-the-money provision has been allocated to stockholder equity. The difference between the realized value and face value of the debt was recognized as non-cash interest expense between the date of issue and date of conversion into preferred stock which was effected on February 9, 1998.

Financial Condition, Capital Resources and Liquidity

         The Company continues to have significant problems due to its financial condition and lack of liquidity. While management is optimistic with its medium and long term opportunities, the Company is constrained by its immediate financial condition and requirement for increased liquidity. The Company has accumulated a deficit of approximately $22.8 million since inception to March 31, 1998. The Company's CDPD based products, the GTE and Bell Atlantic joint marketing and distribution agreements, pending distribution agreements (if realized) and the transition to a recurring revenue focus present an opportunity for significant revenue growth, eventual profitability, and the generation of positive cash flow from operations. At present, however, development of the Company's infrastructure and expansion of the sales and marketing organization requires immediate, additional financing. Proceeds from the private placement offering which was completed in December 1997, have been used primarily to complete the launch of the joint marketing program with GTE Wireless, build the related corporate infrastructure and make selective inventory purchases.

         Based on current staffing levels, the Company's expenditures are running at a monthly rate of approximately $450,000. In order to meet its obligations under its agreement with Bell Atlantic Mobile, the Company will require additional sales personnel for significant product to be placed under that agreement. This will further increase the Company's expenditures over present levels. As a result, execution of the Company's business plan is dependent on a significant debt or equity financing event. The Company continues to work both directly and through its consultants to secure additional debt or equity financing which is required to fund operations while a significant recurring revenue stream is built. While management is confident it can accomplish this objective, there is no guarantee that this additional funding will be accomplished or that it will occur in the required time frame. The inability of the Company to secure additional financing in the near term could adversely impact the Company's financial position, including its ability to continue as a going concern.

     Inventory increased from $208,867 as June 30, 1997 to $879,952 at March 31, 1998. Approximately $359,000 of this increase was for TRANZ Enabler inventory, with the remaining portion being for components needed to initiate new builds of POS-50r and POS-500 units. This inventory was purchased directly by the Company. The Company's business plan calls for all TRANZ Enablers to be financed through third party financing sources. While the Company has entered into the agreement with GTE Leasing (described below) to fund product placed through the GTE Wireless agreement, it must obtain inventory financing from external sources for other placements, and at present the Company has not yet obtained such financing. As described in Note 6 to the March 31, 1998 financial statements, merchants that subscribe to the Company's credit card processing service usually receive a TRANZ Enabler unit which provides the wireless communications and processing functionality. As these units are deployed at a customer location, the asset value is transferred from inventory to "Processing units - deployed" and depreciated via a charge to Cost of Sales over a 48 month life. The net value of this equipment was $383,100 as of March 31, 1998.

Sale of Call Options on Certain Shares of Common Stock

     In order to satisfy a portion of its immediate short term capital requirements, on March 12, 1998, the Company entered into an agreement with a shareholder, Mr. Richard P. Draper, to allow the Company to assign to third parties, options it has held since 1995, on 367,684 shares of the Company's Common Stock owned by Mr. Draper's assignee, Tillicombe International LDC ("Tillicombe"), which the Company has the right to purchase at $.25 per share. Mr. Draper was the principal shareholder of a company called Direct Data, Inc., which the Company acquired in 1994. In conjunction with the acquisition of Direct Data, Mr. Draper was issued a total of 397,684 shares of the Company's Common Stock. The acquisition did not create the synergies that were hoped for and in October 1995, the Direct Data assets were surrendered to Mr. Draper, as Direct Data's secured creditor, in lieu of the creditor's foreclosure on a past due $1.31 Million obligation. Direct Data was left with no assets, ceased operations, and was dissolved on October 19, 1995. In conjunction with that transaction, Mr. Draper entered into an agreement with the Company effective until October 5, 1998, pursuant to which he granted the Company the right to vote his 397,684 shares in its discretion and to purchase those shares for $.25 per share (the "Call Option").

     Through June 30, 1998, the Company has assigned its Call Option on all 367,784 of the shares owned by Tillicombe. RBB Bank Aktiengesellschaft purchased 250,000 options, Kennedy Capital Management, Inc. purchased 100,000 options and the remaining 17,684 options were purchased by another individual investor. RBB Bank Aktiengesellschaft is the agent which owns 1,600,000 shares of the Company's Series A Preferred Stock. RBB Bank purchased the Call Option in five increments of 50,000 share options each, and paid the Company 85% of the average last sale price of the underlying shares over the five days prior to the date of acquiring the Call Option, less the Call Option exercise price of $.25 per share. Kennedy Capital Management, Inc. purchased the Call Option on the 100,000 options it acquired at a price of $2.25 per share as of June 10, 1998. In each transaction, the option purchaser was required to pay the acquisition price for the Call Option, as well as the exercise price to Tillicombe prior to taking delivery of the shares. See "Selling Security Holders." The Company raised a total of approximately $1,265,000 from the sale of these Call Options through June 30, 1998.

Agreement with GTE Leasing Corporation

     In an attempt to finance a portion of its inventory requirements, the Company engaged in discussions with GTE Leasing Corporation ("GTE Leasing") for some time regarding a program to fund the manufacture of TRANZ Enabler units which are deployed and to be deployed through the joint USWD and GTE Wireless marketing agreement. On April 2, 1998 the Company entered into a Loan and Security Agreement with GTE Leasing to fund the manufacture of TRANZ Enabler units by Wellex which are or will be deployed through the GTE Wireless joint marketing agreement. The agreement with GTE Leasing is in the form of a revolving credit facility in the maximum amount of $1,200,000. GTE Leasing will pay the Company a fixed amount for each TRANZ Enabler unit manufactured by Wellex for placement under the GTE Wireless joint marketing agreement. At approximately $400 per unit, the Company has the ability to finance up to 3,000 TRANZ Enabler units at any one time under this agreement. The Company expects that repayment of the amounts financed under the credit facility will be made from the recurring revenue generated by the units placed under the GTE Wireless joint marketing agreement. However, the Company is primarily obligated to repay all amounts owing under the credit facility, irrespective of whether processing revenues are sufficient to pay such amounts. To secure payment under the agreement the Company has granted GTE Leasing a security interest in the units and the processing revenues from those units. The Company also entered into a Notice, Consent and Agreement between itself, NOVA Information Systems, Inc. ("NOVA") and GTE Leasing which acknowledges the obligation of NOVA to pay GTE Leasing directly from amounts owed to the Company by NOVA for amounts owing by the Company to GTE Leasing under the credit facility. The agreement with GTE
Leasing is terminable on certain defined events of default, including the failure to pay any installment within ten days of its due date and for other events of default which remain unremedied for ten days after notice is given to the Company by GTE Leasing. The Company is presently finalizing several technical and legal requirements that must be completed before it can begin to draw funds under this agreement.

Current Financing Initiatives

     The Company has several initiatives which it is currently pursuing to raise additional capital.

     As of March 12, 1998, the Company entered into an agreement with entrenet Group, LLC to assist the Company in raising additional capital. See the discussion in this section above, under "Results of Operations - General Overview" and "Certain Transactions - Transactions with entrenet Group, LLC."

     As of June 19, 1998, the Company entered into an agreement with the Los Angeles based investment banking firm of Houlihan, Lokey, Howard and Zukin Capital ("Houlihan Lokey") whereby Houlihan Lokey is to act as the Company's exclusive agent for purposes of structuring mergers (excluding acquisitions by the Company), sale of assets or similar transactions involving a portion or substantially all of the business, assets or stock of the Company (which are defined in the agreement as a "Transaction"). The agreement is terminable at any time by either party, but unless terminated early, runs for a basic term of twelve months, with automatic one month extensions thereafter, unless either party gives seven days' prior written notice of termination. Under the agreement, the Company is obligated to pay a cash retainer fee to Houlihan Lokey of $30,000, payable $5,000 a month for six months, reimburse Houlihan Lokey for reasonable out-of-pocket expenses and pay a "contingent fee" equal to three percent (3%) of the "Aggregate Gross Consideration" received by the Company in connection with a Transaction. "Aggregate Gross Consideration" is defined as the sum of the fair market values of any consideration received by the Company and or its creditors or shareholders, whether in cash, securities or other intangibles, subject to adjustments to reflect the fair market value of any liabilities assumed or assets retained. Customary valuation methodology is to be used to value the consideration received by the Company in a Transaction. The Company is also required to pay Houlihan Lokey a "break-up fee" of $100,000 (reduced by the aggregate amount of retainer fees previously paid) in the event that a Transaction that has been publicly announced or an agreement in principal for a

Transaction has been reached is rescinded, invalidated or otherwise canceled. Houlihan Lokey is also entitled to its contingent fee and/or break-up fee, as the case may be, under various circumstances, in the event a Transaction occurs or is broken during the twelve month period following termination of the agreement. The Company has secured its obligations to Houlihan Lokey under the agreement with all of the Company's assets, excluding Tranz Enabler assets and/or portions of monthly credit card processing revenue related to the repayment of equipment financing. The security interest granted to Houlihan Lokey is also subject to change to allow the Company to successfully complete a bridge financing of up to $2,000,000. The Company has also agreed to indemnify Houlihan Lokey for certain liabilities, including potential liabilities arising under the federal securities laws. See "Risk Factors - Risks Involving the Company and Its Business - Security Interests in Company Assets."

     As of July 10, 1998, the Company reached preliminary agreement with RBB Bank Aktiengesellschaft under which RBB Bank will participate in the purchase of a minimum of $1,000,00 and a maximum of $4,000,000 of 6% Convertible
Subordinated Debentures Due in July, 2000. See "Certain Transactions - Transactions with RBB Bank Aktiengesellschaft."

Year 2000 Issues

         The Company has not completed a comprehensive review of the impact of the Year 2000 issue on the Company's business. This issue concerns the potential problems and liabilities faced by all users and persons dependent on computers that might result from software or system failure or malfunctions if the systems fail to properly recognize the date change between 1999 and 2000. The engineering staff has made a preliminary assessment of USWD products and is not aware of any material complications. In the first quarter of fiscal 1999, the Company expects to confirm the impact, if any, on products it distributes, and complete an assessment of external factors, including key vendors and licensed software for internal business applications. The Company has therefore not yet determined what impact, if any, the Year 2000 problem may have on its operational needs, financial results or financial condition/liquidity.

                                    BUSINESS

Company Overview
----------------

         U.S. Wireless Data, Inc., a Colorado corporation (the "Company" or "USWD"), was organized on July 30, 1991 for the purpose of designing, manufacturing and marketing a line of wireless and portable credit card and check authorization terminals.

         The Company's first product, known as the POS-50(R), was the world's first integrated wireless credit card and check authorization terminal using cellular communication technology. The POS-50(R) is certified to operate on the major credit card transaction processing networks and is presently being marketed in the U.S. by a variety of Independent Sales Organizations ("ISOs"), cellular service providers, and directly by the Company. The POS-50(R) allows a merchant to electronically capture a credit card, debit card or check transaction at the point of sale virtually anywhere cellular voice service exists and complete the authorization process in approximately 16-18 seconds. Because of its portable and wireless nature, the POS-50(R) is well suited for the small to medium sized mobile retailer or service company. Examples of current POS-50(R) customers include craft show vendors, sporting event concessionaires, towing services, cart and kiosk vendors and essentially any business on the go that wants to safely accept credit cards, debit cards or checks for their products and services. With over 4,000 POS-50(R) terminals in the marketplace, the Company is recognized as the leader in providing wireless terminal transaction equipment for the mobile marketplace. The POS-50(R) product accounted for most of the sales recorded in fiscal year 1997.

          Over the past two and a half years, USWD has focused its product development efforts on incorporating Cellular Digital Packet Data (CDPD) technology into its product lines. CDPD is a high speed digital packet data, internet protocol (IP) based technology that operates in parallel with current cellular voice networks. It is designed for high speed encrypted data transmission over the air-link and will not interfere with or degrade cellular voice traffic. Because of the high speed nature of CDPD technology, and the ability to bypass the public switched telephone network, the Company's new line of CDPD-based terminals can have significant performance and communication cost advantages when compared with the traditional dial-up terminals currently being sold in the U.S. market today. The Company now offers two new CDPD products
(POS-500 & TRANZ Enabler) that reduce the current authorization time for a credit or debit card transaction from approximately 15 seconds to 3 to 5 seconds.

         The most significant new USWD product is the TRANZ* Enabler, which allows current Verifone TRANZ(R) 330 or TRANZ(R) 380 users to immediately convert their terminals and printers from a land-line telephone dial-up mode to a high-speed wireless mode of operation. By effecting this technological upgrade, the cost of dedicated telephone lines is eliminated as are the delays created by busy telephony networks during peak periods of authorization activity. Furthermore, the efficiencies created by adopting the CDPD technology and USWD's alliance with a major transaction processor has enabled the Company to develop a pricing schedule which lowers transaction and/or discount(s) rates from what most retailers are currently paying to handle credit and debit card transactions. The TRANZ Enabler was introduced in pilot mode in March of 1996 and is directed at the existing U.S. installed base of more than 3.5 million TRANZ(R) 330 and TRANZ(R) 380 terminals.

         *TRANZ is a registered trademark of Verifone, Inc.

         The second CDPD product created by the Company is the POS-500, a self-contained card terminal and printer that provides the same mobility features of the POS-50(R) product and also incorporates the processing benefits of the TRANZ Enabler. The unit is geared for the user who either does not have a dial-up terminal/printer in place or requires the advantages of the CDPD technology in a mobile application. This product was introduced in pilot mode in January of 1996.

         In mid fiscal year 1997, the Company made a fundamental decision to change the manner in which it generates revenue. If successfully implemented, this decision will transform the Company from a "box maker" in which it earned one time wholesale margins from the sale of its products to earning recurring revenue by providing wireless credit card and debit card processing services to retail merchants. In January, 1997 the Company executed a Member Service Provider ("MSP") agreement with NOVA Information Systems ("NOVA"), the nation's 7th largest credit card transaction processor. The Company also entered into a "Merchant Marketing and Services Agreement" with National Bank of Commerce ("NBC") as of March 9, 1998, under which the Company also became an ISO/MSP of NBC and can thereby offer NBC's transaction processing services to merchants, subject to final approval of each merchant by NBC. Once a merchant is accepted by the processing company the Company sets up point of sale access, including maintenance of electronic terminal hardware and other equipment, and must also supply the merchant with training, supplies, program information and other services related to the program. These MSP agreements allow U.S. Wireless Data to earn revenue on each card swipe and every dollar processed by merchants enrolled by the Company. See "Business - Transaction Processing Agreements," below.

         The Company's strategy also involves the entry of CDPD cellular service resale agreements with major CDPD service providers. To date, USWD has signed agreements with GTE Mobile Communications Service Corporation and certain related entities ("GTE Wireless"), AT&T Wireless Services (AT&T Wireless") and Bell Atlantic Mobile. The net result of the NOVA and NBC MSP agreements, the Company's new CDPD products, and becoming a national reseller of CDPD service positions the Company to offer high performance transaction processing services at competitive discount rates. These relationships are significant in USWD's strategy of providing high performance, low cost transaction processing services to the merchant base.

         Another key element of USWD's strategic direction is to establish close alliances with large communications carriers such as GTE, Bell Atlantic, AT&T Wireless and others. The Company has to date entered into agreements for CDPD airtime purchase by the Company with GTE Mobile Communications Service Corporation, on its behalf and on behalf of GTE Mobilnet Incorporated, Contel Cellular Inc. and their respective affiliates (collectively "GTE Wireless"), Cellco Partnership, by its general partner Bell Atlantic/NYNEX Mobile, Inc., which does business as Bell Atlantic Mobile ("Bell Atlantic Mobile") and AT&T Wireless Data, Inc., doing business as AT&T Wireless Services ("AT&T Wireless"). In addition to these CDPD service provider agreements, the Company has also entered into joint marketing agreements with both GTE Wireless (as of August 1, 1997) and Bell Atlantic Mobile (as of March 23, 1998) to market the Company's TRANZ Enabler and processing services through GTE Wireless and Bell Atlantic Mobile's commercial and major account sales forces in all of those company's CDPD markets. The Company has established a sales and support organization to provide local support for more than 300 GTE Wireless and is in the process of building a similar sales organization for approximately 300 Bell Atlantic Mobile sales representatives. The Company has specific, significant commitments under these CDPD airtime and joint marketing agreements, including minimum CDPD airtime purchase obligations to GTE Wireless and AT&T Wireless, and staffing and inventory delivery requirements to fulfill its obligations under the joint marketing agreements with GTE Wireless and Bell Atlantic Mobile. See "Business - Marketing and Distribution Arrangements for the Company's Products and Related Services" below.

History of the Company
----------------------

         As noted above, the Company was incorporated in July 1991. It went public in December 1993, raising a total of approximately $12,200,000 of net proceeds through the sale of 1,650,000 shares of Common Stock. The Company's focus until 1997 has been as a "box" maker and seller. It attempted to sell a sufficient number of its cellular data processing products to earn a profit. Unfortunately, it was never able to do so on that basis and in 1997 management made the fundamental shift described above to transition the Company into a position where it can earn recurring revenue from the data processing products it places with merchants.

Recent Significant Securities Issuances

         Sale of Demand Notes. From April through June 1997 the Company issued a total of $185,000 of Demand Notes payable in full on or before April 11, 1998 (the "Notes"). The principal and accrued interest on the Notes became convertible into shares of the Company's Common Stock as of November 1, 1997 at prices of $.35 per share (as to $75,000 of the Notes) and $.50 per share (as to $110,000 of the Notes). Commencing on November 3, 1997, the Company began receiving conversion demands from certain of the Noteholders and as of November 14, 1997, holders of $135,000 of the Notes had demanded conversion of their Notes into Common Stock, at the same time insisting that the Company issue "free-trading" shares to them. The Company settled the claims of these Noteholders in April 1998 by agreeing to issue 1.4 times the total number of shares originally issuable pursuant to the terms of the Notes and providing the Noteholders with certain guarantees and a "put option" which allows the Noteholders to require the Company to repurchase the shares under certain limited circumstances. As a result of the settlement, the issuance of "premium shares" was recorded in Operating Expense as a litigation settlement of approximately $921,000 in March 1998. The shares into which the Notes are convertible become saleable under SEC Rule 144 commencing in the Spring of 1998, one year from the dates on which the Notes were issued. The Company has issued a total of 698,307 shares of Common Stock in conversion of the Notes. See "Business - Legal Proceedings - Settlement of Noteholder Claims."

         Issuance of Securities as Consulting Fees

         In late fiscal 1997, the Company was at a critical phase in terms of its very survival. In order to attempt to reorganize its business and obtain financing, the Company first entered into a consulting agreement with a business consulting company called entrenet Group, LLC, of Santa Rosa, California, pursuant to which entrenet assisted the Company in reorganizing its objectives and preparing a new business plan. The Company paid entrenet for its services by issuance of a $150,000 convertible promissory note due June 3, 1998. Entrenet then introduced the Company to Liviakis Financial Communications, Inc. ("LFC") and two of its affiliates, Messrs. John M. Liviakis and Robert B. Prag. The Company retained LFC to serve as its investment relations counsel under a consulting agreement effective as of July 25, 1997 (the "Original LFC Agreement"). A cash consulting fee of $10,000 is payable to LFC under the Original LFC Agreement and a total of 300,000 shares of Common Stock is issuable pursuant to the Original LFC Agreement, 225,000 shares to LFC and 75,000 shares to Mr. Prag. Through June 30, 1998, the Company has issued a total of 270,000 shares under the Original LFC Agreement, 75% to LFC and 25% to Mr. Prag. LFC is also entitled to a finder's fee of 2.5% of the gross amount of any financing that it introduces to the Company. See "Certain Transactions `- Transactions with entrenet Group, LLC' and ` - Transactions with Liviakis Financial Communications, Inc. ("LFC") and Affiliates if LFC.' and "Selling Security Holders."

         On June 30, 1998, the Company and LFC agreed to extend their consulting relationship through the entry of a new consulting agreement covering the period from August 1, 1998 through March 15, 1999 (the "New LFC Agreement"). The terms of the New LFC Agreement are substantially the same as the Original LFC Agreement. For services to be rendered under the New LFC Agreement, LFC and Mr. Prag are to receive 290,000 shares of Common Stock, issuable upon execution of the New LFC Agreement, 75% to LFC and 25% to Mr. Prag. In conjunction with the entry of the New LFC Agreement LFC and Messrs. Liviakis and Prag agreed to a further lock-up of their Company shares, pursuant to which they will not be able to sell their Company shares before February 1, 1999, even though certain of those shares are being included in the registration statement of which this Prospectus is a part. The 290,000 shares issuable to LFC and Mr. Prag under the New LFC Agreement carry registration rights that are essentially identical to those covering the prior shares issued or issuable to them under their original subscription agreements and the Original LFC Agreement, although they have agreed that the shares issuable under the New LFC Agreement will not be included in the registration statement of which this Prospectus is a part. LFC is entitled to a finder's fee of 2.5% of the gross proceeds of any financing that it introduces to the Company. In addition, the Company has agreed to expand its

Board of Directors to include two additional outside directors which are acceptable to LFC. See "Certain Transactions - Transactions with Liviakis Financial Communications, Inc. ("LFC") and Affiliates if LFC" and "Selling Security Holders."

         Issuance of Securities To Messrs. Liviakis and Prag. In addition, Messrs. Liviakis and Prag agreed to personally invest $500,000 in the Company in return for 3,500,000 shares of Common Stock and warrants to purchase an additional 1,600,000 shares of Common Stock at $.01 per share. Under its consulting agreement with entrenet, the Company had agreed to pay entrenet a finder's fee for all financing located by entrenet. To honor that obligation, the Company agreed to issue a total of 280,000 shares of Common Stock to entrenet at such time as the shareholders of the Company approved an increase in the number of authorized shares of Common Stock to no less than 40,000,000. That approval occurred on February 6, 1998, and the Company issued the 280,000 shares to entrenet and five assignee members of entrenet as of April 3, 1998. See "Certain Transactions - Transactions with Liviakis Financial Communications, Inc. ("LFC") and Affiliates of LFC" and "Selling Security Holders."

         The Company agreed to register the shares owned by and issuable to entrenet, LFC and Messrs. Liviakis and Prag and such shares are included in the registration statement of which this Prospectus is a part, although LFC and Messrs. Liviakis and Prag have agreed not to sell any of their shares until at least February 1, 1999, even though those shares are being registered at this time. See "Certain Transactions," "Security Ownership of Principal Shareholders and Management" and "Selling Security Holders."

         Private Offering of 8% Adjustable Rate Convertible Subordinated Debentures Due December 31, 1999. To satisfy its short term needs for capital, the Company closed a private offering of $3,060,000 principal amount of 8% Adjustable Rate Convertible Subordinated Debentures Due December 31, 1999 (the "8% Convertible Debentures") on December 10, 1997. The net proceeds to the Company from the offering were approximately $2,700,300, after paying finder's commissions of $290,700 and additional expenses of the offering, which approximated $69,000. The Company is using the proceeds from the offering primarily as working capital to fund the national launch of its proprietary wireless transactions processing solutions and to repay existing obligations. The 8% Convertible Debentures converted to 3,060,000 shares of Series A Preferred Stock as of February 9, 1998. The Series A Preferred Stock is further convertible at the option of the holder into shares of Common Stock effective upon the earlier of (i) a declaration of effectiveness by the Securities and Exchange Commission (the "SEC") of a registration statement covering the shares of Common Stock into which the Series A Preferred Stock are convertible (the "Common Stock Registration Statement") or (ii) 150 days from December 10, 1997. Based on a face value of $1.00 per share of Series A Preferred Stock, the rate at which the Series A Preferred Stock is convertible into Common Stock (the "Conversion Price") is equal to the lesser of (i) $6.00 per share of Common Stock or (ii) 80% of the average of the closing bid price of the Common Stock over the five trading days prior to conversion. The Conversion Price is no less than $4.00 per share of Common Stock for 270 days from December 10, 1997 (the "Minimum Conversion Price"). After that 270 day period, the Minimum Conversion Price is no longer applicable. The Conversion Price (and the Minimum Conversion Price) are reduced by 2% per month for every 30 days (or any part of any 30 day period) commencing on May 11, 1998, that the Company does not have an effective registration statement on file with the SEC covering the sale of the shares of Common Stock issuable on conversion of the Series A Preferred Stock. The Company had not obtained effectiveness of such a registration and as of June 30, 1998, a 4% penalty was applicable to the Conversion and Minimum Conversion Prices. The Common Stock into which the Series A Preferred Stock is convertible (together with shares of Common Stock that were issued as interest on the 8% Convertible Debentures and which is issuable as dividends on the Series A Preferred Stock) is included in the shares offered for sale pursuant to the Registration Statement of which this Prospectus is a part. See "Description of Securities Series A Preferred Stock" and "Selling Security Holders."

Direct Data Acquisition and Dissolution

         During fiscal 1995, the Company acquired all of the outstanding shares of Direct Data, Inc., a distributor of POS-related products. The acquisition did not create the synergies that were hoped for and in fiscal 1996, the Direct Data assets were surrendered to Direct Data's secured creditor in lieu of the creditor's foreclosure on a past due $1.31 Million obligation. Direct Data was left with no assets, ceased operations, and was dissolved on October 19, 1995. As a result of the surrender of Direct Data's assets in settlement of the $1.3 million obligation and the dissolution of Direct Data in fiscal 1996, the Company recognized a gain on restructuring of payables and debt of $2,332,411.

Industry Overview
-----------------

Credit and Debit Card Industry

         Americans  reached  for their  plastic  credit and debit  cards over 32 billion times to purchase over $800 billion in goods and services in 1995, however, nearly 80% of all retail payments were non-electronic. Credit card and debit card purchases are growing at a rate of 16% annually with volumes expected to reach $1 Trillion in 1997. Recent studies have indicated that consumers spend 30% more per transaction when using credit cards than when using cash or checks. The proliferation in the uses and types of credit, charge, stored-value and debit cards, rapid technological advances in transaction processing and financial incentives offered by credit card associations and issuers have contributed greatly to wider merchant acceptance and increased consumer use of transaction cards.

         Unfortunately, fraud is also on the rise and as a result, merchant acquirors, transaction processors and card issuers are trying to minimize their losses by offering incentives and requiring merchants to utilize electronic draft capture ("EDC") terminals to conduct on-line credit and debit card transactions. An EDC terminal magnetically reads the encoded account information from the magnetic strip on the back of a credit or debit card and sends it to a transaction processor for electronic on-line authorization. The transaction processor authorizes the card with the issuer, electronically captures the transaction, generates an approval code and returns the data to the terminal, which prints a customer receipt. Presently, the majority of EDC terminals communicate with the transaction processor via a telephone or leased line. This dial-up type transaction process takes approximately 10 - 30 seconds to complete. At the end of the business day, the EDC terminal dials the transaction processor to initiate the settlement, collection and electronic deposit of funds to the merchant's local bank account. Losses from fraudulent cardholder use where no authorization was obtained at the retail point of sale are electronically "charged back" to the merchant.

         Payment acceptance guidelines have been introduced by Visa that require a merchant to comply with specific procedures in order to receive the lowest transaction processing fees or discount rates. These requirements include: (1) the presence of the bank card at the point of sale, (2) transmission of all data encoded on the card's magnetic strip, and (3) settlement within two days of the authorization. If any one of these requirements is not met, the merchant is penalized with a higher discount rate and a surcharge is applied to each transaction not complying with the new requirements.

Transaction Processing Industry

         The transaction processing industry is characterized by a small number of large transaction processors that primarily focus on servicing large merchants and by many smaller transaction processors that provide a limited range of services to small-to-medium sized merchants. Large merchants (i.e. those with multiple locations and high volumes of card transactions) typically demand and receive the full range of transaction processing services as well as customized information services at low per-transaction costs. By contrast, small-to-medium sized merchants historically have not been offered the same level of services as large merchants and have incurred relatively higher per-transaction costs. The growth in card transactions and the transition from paper-based to electronic transaction processing have caused small-to-medium sized merchants increasingly to demand sophisticated transaction processing and services similar to those provided to large merchants.

         Transaction   processing   services   are  marketed  and  sold  to  the
small-to-medium sized merchant market segment primarily by community and regional banks and Independent Sales Organizations (ISOs) that outsource all or a portion of the transaction processing services they offer. The costs to convert from paper-based to electronic processing, merchant requirements for improved customer service, and demands for additional customer applications have made it difficult for community and regional banks and ISO's to remain competitive. As a result, transaction processing continues to undergo rapid consolidation in recent years. The industry remains fragmented with respect to the number of entities providing merchant services and the economic factors are expected to drive additional consolidation of transaction processors.

Check Payment Industry

         Checks are still the American consumers second favorite way to pay for purchases, behind cash. Americans wrote 60 billion checks last year. Of approximately $3 trillion worth of retail purchases nationwide, almost $700 billion were paid by check, of which approximately $13 billion were returned unpaid for insufficient funds or other reasons.

         Nationwide, the number of bad checks is increasing. The cost of insufficient funds checks often leads merchants either to refuse to accept checks or to utilize check verification and guarantee services. Check verification or guarantee services require the merchant to magnetically read the MICR line of a check or hand key certain information into an EDC terminal which communicates with a database maintained and operated by the verification service. If the check is approved, an approval code is generated and sent back to the terminal to complete the check verification or guarantee.

The Company's Products
----------------------

         The Company manufactures a line of wireless point-of-sale ("POS") terminals and wireless enabling products that allow a merchant to safely accept credit and debit cards virtually anywhere cellular and/or CDPD service is available. The Company's products comply with the recent payment acceptance guidelines and allow a merchant to qualify for the lowest discount rates when processing credit and debit card transactions.

         The Company's wireless terminal and enabling products also can be applied to expand check verification services to mobile and fixed retail merchants where phone lines are either not available or too slow and expensive, and the risks of accepting checks are high.

         In addition, the Company has successfully adapted its terminals to provide data processing capabilities to a Texas based company which processes club membership verifications for customers of establishments serving alcoholic beverages and for a recycling container company which is using the terminals to monitor its unmanned aluminum recycling containers. See "Business - Marketing Arrangements for the Company's Products and Related Services."

Initial Product Line - The POS-50(R)

         The Company's first product, known as the POS-50(R), is the first fully-integrated, wireless portable credit/debit card authorization and check verification terminal. It is packaged in a compact, lightweight design which includes an ergonomic handle for maximum portability. The battery operated POS-50(R) uses a proprietary printed circuit board module to integrate a 3-watt cellular transceiver, credit card terminal, rechargeable battery and a printer. The POS-50(R) has been in the U.S. market since January 1994, and addresses the mobile retail sales and service marketplace. A merchant can utilize the POS-50(R) to safely accept and process a credit or debit card transaction anywhere cellular voice service is available. With the cellular handset, the terminal can also be used as a cellular telephone. The POS-50(R) may be operated in a vehicle, at a weekend craft show or similar temporary locations, can be carried from site-to-site or can be used at a fixed location. When a phone line is available, intelligent circuitry recognizes the connection to a phone line and automatically transmits data by telephone line without using the cellular transceiver, thereby reducing cellular charges.

New Products

         POS-500 - During the third quarter of fiscal 1996, the Company introduced two new products utilizing CDPD technology. The Company's first CDPD product, known as the POS-500, is a fully integrated EDC terminal, receipt printer and CDPD wireless modem that allows a merchant to complete a credit or debit card transaction in less than 5 seconds. The POS-500 is designed to target the traditional small-to-medium sized retailer. Because response times are 3-5 times faster than dial-up terminals, and per-transaction communication costs are competitive with current dial-up costs, the POS-500 can compete favorably and eventually replace dial-up credit card terminal technology in areas where CDPD service is available. The POS-500 has been deployed with a number of small to medium sized retailers as well as some high profile customers such as Villanova University, The Houston Astrodome and some of the AT&T Wireless retail stores.

         TRANZ Enabler - The TRANZ Enabler, which is described in detail above, was also released in test mode during the third fiscal quarter of 1996, and was designed to enable the existing installed base of Verifone TRANZ(R) 330 or 380 dial-up terminals to operate over the CDPD network resulting in high speed, low cost transaction processing for the retail marketplace. The TRANZ Enabler connects to the printer port of the TRANZ(R) 330 or 380 terminal and utilizes power from the credit card terminal power supply. The TRANZ Enabler features a printer port for connection to a receipt printer and can complete a credit or debit card transaction in less than 5 seconds. In addition to credit and debit card transactions, the TRANZ Enabler has recently been successfully tested in an Electronic Benefit Transfer (EBT) application, a College student card application and a vending machine application.

         The Company's new CDPD products and transaction processing services benefit merchants in the following ways:

         Faster Transactions. A CDPD-enabled credit card authorization is 3 to 4 times faster than a transaction completed via a telephone line. A CDPD-enabled credit card transaction bypasses the local telephone and interexchange carrier networks resulting in faster transactions and fewer delays due to busy telephony networks and inefficiencies. The TRANZ Enabler and POS-500 can complete a credit card transaction in less than 5 seconds. Faster transactions afford the merchant the ability to process more business in a given period of time while improving customer convenience and satisfaction.

         Lower Transaction Fees. Because of the ability to bypass the traditional telephony networks and the costs associated with them, the Company can often offer its customers lower transaction fees and discount rates.
Favorable buy rates under the NOVA MSP agreement also contribute to the Company's ability to offer competitive rates. Lower transaction fees and discount rates are a key component in the merchant's decision making process when evaluating a transaction processing relationship that can have a positive effect on a merchant's bottom line.

         Increased Sales. Consumers often make purchases when they have no cash on hand if the merchant accepts credit cards or checks. Research indicates that when customers have the option to use a credit card, they spend 30% more per transaction. Merchants that accept alternative methods of payment such as credit/debit cards or checks believe such alternative methods provide a competitive advantage over merchants who do not.

         Controls Bad Debt. All of the Company's products allow a merchant to obtain an on-line authorization and electronically capture each credit card transaction. Once the customer's credit card transaction has been electronically authorized, an approval code is assigned and funds are electronically "captured" (i.e., reserved to pay for the authorized transaction). Since each transaction begins by swiping the credit card through the terminal's magnetic card reader, there is a significant reduction in the risk of fraud loss due to lost, stolen, overextended, or physically-altered credit cards. Debit or ATM transactions require that the customer keys in a personal identification number ("PIN") to complete a transaction. Debit or ATM transactions cannot be reversed or charged back to a merchant thereby further reducing bad debt. Losses from insufficient checks are collected or guaranteed by check service companies under a separate fee agreement with the merchant.

         Improves Cash Flow. Once funds have been authorized and electronically captured and the settlement procedure initiated, they are transferred electronically to the merchant's local bank account. When compared to paper submission of credit card transactions, the Company's products expedite the funding process by electronically depositing the day's credit card transactions into the merchant's local bank account usually within 24 to 48 hours.

Overview of Cellular Technology
-------------------------------

Circuit Switched Cellular, CDPD, and EDC Terminal Technology

         The Company's products integrate circuit-switched cellular, CDPD, and credit card terminal technology to access credit card, debit card and check verification services. The POS-50(R) terminal can be used anywhere advanced mobile phone service (AMPS) cellular service is available. Upon card swipe, and once the sales amount is entered via the terminal keypad, the cellular transceiver acquires a cellular channel and transmits the data over the air waves to a cell site, which is connected to a mobile telephone switching office
(MTSO) and then connected to the public switched telephone network (PSTN). The call is then routed over one of several inter- exchange carriers (IEC's) to the transaction processor. Once an authorization is obtained, a corresponding approval code is returned to the terminal, which prints a duplicate customer receipt and electronically captures the entire transaction data. A check authorization utilizes essentially the same technology and communication path, but authorizes the check data with a negative file maintained by a check verification or guarantee company.

         The CDPD products, including the TRANZ Enabler and POS-500, utilize dedicated CDPD channels to transmit high speed, encrypted credit card authorization from the merchant location to the nearest CDPD cell site which routes the data to the local mobile data intermediate system (MDIS) which then routes the transaction to NOVA via a leased line or frame relay connection. Once the transaction is authorized, the response is returned to the terminal in less than 300 milliseconds. The CDPD protocol is based on internet protocol (IP) and each terminal and authorization host has its own unique IP address. The CDPD infrastructure includes a network of routers that direct the data to the appropriate IP addresses. A CDPD enabled terminal is essentially on-line with the transaction processor whenever it is powered up.

Cellular Communication Networks

         Presently there are cellular communication networks providing coverage in over 700 metropolitan statistical area ("MSA") and rural service area ("RSA") markets in the U.S. It is estimated that the present cellular service footprint covers 95% of the U.S. population. The POS-50(R) can be used in any area where cellular voice-grade coverage is present.

     With approximately 20,000 cellular phones being sold each day, cellular voice technology is rapidly becoming a commodity service. To support this type of explosive growth, the cellular carriers are spending a substantial part of their revenues to expand capacity by upgrading their infrastructure with new digital technology. The Company believes the cellular carriers are now focusing on incremental revenue streams, including wireless data transmission. Wireless data can be transmitted over the same cellular infrastructure as voice. It has been estimated that, by the year 2000, as much as 30% of cellular revenues will be derived from data transmission.

Wireless Data Networks

         There are several land-based wireless data networks currently providing regional and national data services in the U.S. market. Listed below are several networks the Company perceives as current and potential future carriers of POS data traffic. USWD continuously monitors and evaluates this technology to determine feasibility, and applicability for POS data transmission.

         Cellular Digital Packet Data (CDPD). The Company believes that CDPD is the superior wireless data technology for transaction processing. Presently over 260 metropolitan statistical areas have CDPD service provided by AT&T Wireless Services, Bell Atlantic Mobile, GTE Wireless, Ameritech Cellular and 360
Communications, and an aggressive deployment schedule is expected to continue throughout the U.S., Canada and Latin America. Despite the widespread presence of CDPD networks, there are presently two major markets that do not have operating CDPD networks - Los Angeles, California and Atlanta, Georgia.

         CDPD appears to be fast becoming the standard protocol for transmitting data over a cellular network and presently covers approximately 70% of the retail marketplace. Because of the encrypted packet data and IP (internet protocol) nature of CDPD technology, CDPD-enabled POS terminals can out-perform traditional dial-up terminal technology operating over public switched telephone networks. A CDPD network provides high speed (19.2 bps) wireless access between a CDPD-enabled POS terminal and a transaction processor, effectively bypassing local phone line service and the monthly costs associated with it. The result of utilizing CDPD technology is sub-5 second authorization response times at lower than dial-up rates. In addition to fast, secure and low transaction costs, the merchant can also eliminate the monthly recurring cost of a dedicated phone line, which averages between $30-40 per month. However, the Company recommends that at least one dial-up line be maintained as a back up in the event that a CDPD network interruption occurs.

         Digital Cellular. Present cellular networks consist of digital and analog technology. There are two digital voice technologies competing for market acceptance and dominance: Code Division Multiplexing Access (CDMA) and Time Division Multiplexing Access (TDMA). Both digital voice technologies have the ability to transmit data over their respective networks, but a data standard is presently not established. The Company perceives these networks as suitable for nationwide POS applications if the pricing structure is competitive with other packet data networks.

         Personal Communication Services (PCS). With the allocation of additional RF spectrum and the FCC's successful auctioning of these air wave licenses, a variety of competing Personal Communication Services ("PCS") networks are beginning to offer local and regional wireless voice and data services. As these networks are developed and deployed, PCS could become a viable POS wireless access technology. The future viability of PCS as a wireless POS access technology will be contingent on a "standardized" protocol and a competitive data pricing structure. Presently, the major PCS service providers are deploying GSM, CDMA and TDMA infrastructure and products. The Company will continue to evaluate the benefits and customer opportunities regarding PCS based products and services.

         RAM Mobile Data. RAM Mobile Data is a wireless packet data network currently available in over 7,500 U.S. cities and towns, covering 90% of the urban business population. The network is very similar to, but separate from the cellular voice network. RAM is designed as a data-only infrastructure. RAM is also connected to a limited number of transaction processors and currently has credit card data transversing its network. The Company believes, however, that RAM Mobile Data is not the most effective technology for widespread deployment due to its data pricing structure, building penetration inefficiencies and other factors.

         Nextel. Nextel currently has a digital Specialized Mobile Radio (SMR) network, based on TDMA technology, providing voice and messaging services in the top 50 major metropolitan service areas, covering approximately 65% of the U.S. population. Presently, Nextel's network is not suitable for POS data traffic, but it is anticipated that over the next two years it will be upgraded to a packet-based data-ready network. When the network is upgraded to packet-based status, it could become a viable POS data network if the pricing structure is competitive. The Company will continue to evaluate Nextel as a potential data highway for its wireless products and services.

         Metrocom. Metrocom is currently operating a packet-based data network in major cities including San Francisco, Seattle, and Washington D.C. Metrocom's Ricochet network is a low power packet data network designed for wireless mobile computing applications including E-mail and internet access. The Company perceives the Ricochet network as a potentially viable POS data network when the coverage area expands to a nationwide footprint.

Markets

         Current market research indicates that there are over 4 million stand-alone credit card terminals installed in the U.S. market. In 1996, 1,088,000 POS terminals were shipped in the U.S. market, a 36% increase over 1995. One contributing factor to this healthy increase is the growth of debit card processing and larger memory requirements due to the amount of data a credit card terminal must capture on each transaction. A debit card transaction requires a personal identification number (PIN) to be entered into the POS terminal, and a large percentage of the existing terminal base is not debit ready. In addition to the increased demand for debit-ready terminals, other market segments are emerging for POS terminal devices including Electronic Benefit Transfer (EBT) transactions.

         In the U.S., mobile service and retail sales companies have experienced large growth as Americans have developed a demand for convenience and a need to save time. To a larger extent than in past years, the retail point of sale is often wherever the customer is located, and the merchant must be prepared to complete the sale at that location. Thus, a wide range of business services such as towing services, locksmiths, concessionaires, special event vendors, in-home appliance repair services, mobile auto repair, delivery, and similar businesses depend almost exclusively on completing the sales transactions at the customer's location. A recent research report estimates that the total North American wireless POS market size is in excess of 4 million units and will increase over 5% annually.

International Applications

         The same research report referenced above estimates that the total international wireless POS market size is in excess of 4 million units and will increase over 5% annually. The Company believes that international markets, particularly Latin America, where land-based telephone lines are not in place or are unreliable, represent realistic market potential for the Company's POS-500 and TRANZ Enabler products. The Company is presently evaluating its international strategy and will enter these markets if it can establish a recurring revenue model that is consistent with its business plan.

         Several Latin American countries have operational CDPD networks and POS transaction processing is being viewed as one of the initial and most immediate applications to be pursued. The Company expects that it may be able to leverage its current cellular alliances to assist it in entering international markets.

Transaction Processing Agreements
---------------------------------

     NOVA Information Systems. In January, 1997 the Company entered into a Member Service Provider ("MSP") agreement with NOVA Information Systems ("NOVA"), of Atlanta, Georgia, the nation's 7th largest credit card transaction processor, together with Regions Bank, a principal member of VISA U.S.A., Inc. and MasterCard International Incorporated. As a registered MSP of NOVA, the Company is entitled to enroll merchants to process their credit and debit card transactions with NOVA. The Company sells processing to merchants it enrolls at a retail rate and purchases that processing from NOVA at wholesale, thereby generating revenue on each card swipe and every dollar processed from merchants enrolled by the Company. The Company is required to train the merchants it enrolls in using credit card processing hardware and services and must also provide merchant support to assure that the merchants are continually apprised of their customer service requirements and to remedy any problems encountered by the merchants in conjunction with credit card processing. The term of the agreement is for three years from January 1, 1997, and renews automatically for additional, successive one-year terms if not terminated at least 90 days prior to the expiration of the current term.

         National Bank of Commerce. The Company entered into a "Merchant Marketing and Services Agreement" with National Bank of Commerce ("NBC") as of March 9, 1998, under which the Company also became an ISO/MSP of NBC and can thereby offer NBC's transaction processing services to merchants. The Company will solicit potential merchants for submission of applications to NBC, which then has the right to accept the merchant for participation in NBC's program. Once a merchant is accepted, the Company sets up point of sale access, including maintenance of electronic terminal hardware and other equipment, and must also supply the merchant with training, supplies, program information and other services related to the program. The Company will receive a residual on all transactions processed through NBC for which it is the procurer. The Company also has been granted the right to own a 50% equity interest in the merchant accounts it procures for NBC. This means that the Company will receive 50% of the amount paid by a third party upon a sale of the merchant account. However, the Company must also stand behind nonpayment of amounts owed to NBC by the merchant which remain unpaid for 60 days, including fraud, chargebacks, adjustments, fees and any other charges. Upon termination of the agreement (for any reason other than deregistration of the Company with Visa U.S.A., Inc. or MasterCard International, Inc.), the Company has the right to transfer NBC's interest in the merchant accounts in which the Company owns an interest to another processor upon payment to NBC of one-half of the equity value of the portfolio, or, if such a transfer is not practicable, NBC has agreed to terminate the merchant agreements to allow the Company to allow the merchants to sign with another processor. To allow this transfer, NBC is entitled to be paid its out-of-pocket expenses incurred in effecting the transaction. The agreement is for a term of three years, subject to one year automatic renewals if not terminated at least 90 days prior to the end of the original or any renewal term. The agreement can also be terminated early for certain specified causes.

Marketing and Distribution  Arrangements for the
Company's  Products and Related Services
----------------------------------------

POS-50(R)

         The POS-50(R) can be purchased or leased through a variety of ISO's, cellular companies or the Company directly. The Company has no agreements in which the reseller or distributor is obligated to purchase any specific quantity of product from the Company.

     The Company's most successful distributor to date has been Cardservice International, Inc. ("CSI") of Agoura Hills, California. CSI currently processes in excess of $4 billion in credit and debit card transactions for approximately 90,000 merchants. POS-50(R) sales to CSI accounted for approximately 53% and 25% of the Company's total revenue in fiscal 1997 and 1996, respectively, and approximately 17% of the Company's revenue for the nine month period ended March 31, 1998. Sales through CSI are expected to diminish as a percent of total revenue as the Company shifts from an emphasis on selling boxes to selling processing services. See "Certain Transactions - Transactions with Cardservice International, Inc."

     In addition to CSI, the Company has entered into distribution agreements with several other ISO's to sell and provide help desk services for their POS-50(R) customers. ISO's usually use a commission-only sales force to call on merchants to offer their credit card processing services and terminal equipment. Presently, ISO's sell or lease nearly 80% of all stand-alone credit card terminals used in the marketplace.

     The Company also sells its POS-50(R) units directly to merchants with or without credit card processing services. The pricing structure the Company offers on the units is considerably more favorable when purchased with credit card processing than without due to recurring revenue the Company expects from transaction processing fees and discount rate margins.

TRANZ Enabler and POS-500 Sales and Marketing Plan

         Starting in fiscal year 1998, the Company is continuing to implement a new sales and marketing strategy for its CDPD-based products and bankcard processing services. The Company has determined that it will only sell or provide these products to merchants that sign up for bankcard processing services with the Company. This approach is the fundamental basis of the Company's current sales and marketing strategy. The Company will no longer just sell a "box" without the ability to earn recurring revenue from each transaction originated by its customers.

         The Company intends to market its products and bankcard processing services through joint marketing and operating agreements with its cellular alliances and through its own direct sales organization. Presently, the Company is focused on launching the TRANZ Enabler and its bankcard processing program with NOVA through a joint marketing effort with GTE Wireless's commercial and major account sales representatives. In furtherance of that roll-out, the Company has established an extensive sales and service support staff. The Company has also recently entered into a similar joint marketing agreement with Bell Atlantic Mobile, along with a new merchant acquiring agreement with National Bank of Commerce ("NBC"). The Company will concentrate on developing distribution of its products with associated processing services in conjunction with these (and perhaps other) CDPD carrier partners, and through its own direct sales force to major accounts. CDPD carrier partners provide an opportunity to leverage large sales organizations in the distribution of the Company's products and services to a large number of merchants, although to date the Company has signed only one agreement to jointly market its products and services with a CDPD carrier.

         In furtherance of this approach, the Company has entered into the following agreements:

         Agreement with GTE Wireless. On August 1, 1997, the Company entered into a CDPD Service and Equipment Agreement (the "GTE Agreement") with GTE Mobile Communications Service Corporation, on its behalf and on behalf of GTE Mobilnet Incorporated and Contel Cellular Inc. and their respective affiliates (collectively "GTE Wireless") by which the Company has agreed to purchase CDPD services in the markets served by GTE Wireless and GTE Wireless has agreed to market CDPD-based processing services to merchants in its service territories using the Company's TRANZ Enabler hardware, a USWD provided credit/debit card transaction payment service and GTE Wireless's CDPD data network (the "USWD Solution"). The initial term of the GTE Agreement is for a two year period ending August 1, 1999. The GTE Agreement contains provisions by which GTE Wireless has agreed to exclusively market and sell the "USWD Solution" to merchants seeking to convert their land-line based dial-up phone service to CDPD service while continuing to use their VeriFone TRANZ(R) 330 or 380 equipment. In return, USWD has agreed to exclusively use GTE Wireless's CDPD services in all of GTE Wireless's markets, except in the case of customers referred to USWD by an alternative CDPD service provider. The GTE Agreement also requires the Company to generate minimum CDPD service billings to GTE Wireless from merchants signed up for GTE Wireless's CDPD service through the Company. The minimum amount due escalates over the term of the GTE Agreement from $20,000 during the first quarter to $2.75 Million by the eighth quarter. GTE has agreed to adjust the commencement date for these obligations so that the start date for the first quarter will be February 1, 1998. The Company also has agreed to pay GTE Wireless a fixed activation fee for each CDPD address it requests be activated on GTE Wireless's network and a fixed fee for each merchant referred to the Company through GTE Wireless's marketing efforts. The Company was also required to put a sales support staff in place to service the GTE Wireless representatives in the field. The Company has implemented its obligations and has approximately 28 support personnel trained and available to provide the services required of the Company under the agreement. To date, however, placements under the agreement have not materialized as the Company had expected, although activity levels have just recently begun to improve as quotas have been implemented on the GTE sales representatives as part of their compensation plans and they have become more familiar with the Company's wireless solution. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Results of Operations" and "Risk Factors - Risks Involving the Company and Its Business - CDPD Resale Containing Minimum Purchase Obligations."

     Agreements with Bell Atlantic Mobile. The Company has entered into two agreements with Cellco Partnership, doing business as Bell Atlantic Mobile. The first, a CDPD airtime reseller agreement was entered into as of August 14, 1997 and allows the Company to resell Bell Atlantic Mobile's CDPD service in markets served by Bell Atlantic Mobile. The agreement is for a term of three years with automatic one year renewals unless terminated by 60 days notice prior to the end of a term. The Company does not have any minimum purchase obligations to Bell Atlantic Mobile under this CDPD airtime agreement. The Company also entered into a Joint CDPD Sales and Marketing Agreement with Bell Atlantic Mobile as of March 23, 1998, which provides for joint sales and promotion of the Company's products and processing solutions in Bell Atlantic Mobile markets. Under the agreement, the Company is required to provide Bell Atlantic Mobile and approved merchants with the following significant products and services: all sales, marketing and technical support necessary to enable Bell Atlantic Mobile to include the Company's products in its proposals to merchants; reasonable sales training material for each Bell Atlantic Mobile sales representative who will be marketing to retail merchants; a minimum of one USWD representative residing in the applicable Bell Atlantic Mobile region(s) to coordinate all USWD responsibilities for the program; a fully operational demonstration unit for each Bell Atlantic Mobile sales representative selling the Company's solutions; a fully configured merchant system within a period of ten business days following the approval of the merchant application by the credit card processor used by the Company, with certain exceptions where the quantity of hardware is greater than 25 units per occurrence; and terminal units installed in merchant locations of the qualified and approved merchants within sixteen business days from the time the completed application and applicable merchant application fees are delivered to the USWD representative, with certain exceptions where additional information or paperwork is required from the merchant. The Company is also required to indemnify and hold Bell Atlantic Mobile harmless for any claims liabilities, costs, fees, penalties or fines arising out of failure to file reports or fulfill any registration or audit obligations or which might be asserted in any actions by any person based upon a claim against Bell Atlantic Mobile of violation of any rules, regulations, laws, ordinances or charters related to banking or credit card processing. With certain exceptions, the Company is obligated to use Bell Atlantic Mobile CDPD Service exclusively within certain defined "Bell Atlantic Mobile Market Areas" whenever it places a solution through Company agents or employees. The agreement runs for two years from March 23, 1998; however, the agreement is terminable by either party on "30 days prior written notice,". . . "with or without cause." The Company also must pay Bell Atlantic Mobile an activation fee for each unit placed through the efforts of Bell Atlantic Mobile under the agreement, plus a monthly fee commencing with the thirteenth month after activation for each merchant which has met certain minimum processing volume criteria. Following a training phase, placements of the Company's products in Bell Atlantic Mobile service areas commenced in June 1998.

     Other CDPD Cellular Service Resale Agreements. As described below, the Company has entered into a resale agreement to resell CDPD service provided by AT&T Wireless Data, Inc. ("AT&T Wireless"). The Company intends to use the CDPD service it will purchase in combination with the provision of transaction processing services to merchants who want to utilize the Company's products to satisfy their hardware needs. The Company also intends to enter into a joint marketing agreement with AT&T Wireless which is similar to the marketing agreements it has entered into with GTE Wireless and Bell Atlantic Mobile, although no assurance can be given that the Company will be successful in entering into such an agreement with AT&T Wireless or others. See "Risk Factors
- Risks Involving the Company and Its Business."

         Agreement with AT&T Wireless. The Company entered into an agreement with AT&T Wireless as of April 30, 1997 to sell AT&T Wireless' CDPD communications service for a term of three years, with automatic renewals of additional one year terms if either party fails to give 90 days prior notice of termination at the end of term. The Company is obligated to maintain a minimum number of active CDPD addresses with AT&T Wireless over the term of the agreement, or pay AT&T Wireless for such addresses even if the Company has not resold the numbers to merchants. The Company is obligated to have 1,000 active numbers by the one year anniversary of the agreement, 3,000 active numbers within 18 months and 4,500 active numbers within three years of April 1, 1997. Each active number carries a minimum charge of $4.50 per month to USWD. The Company has been meeting its IP address targets under the agreement. A significant number of units have been placed under the Unicard Agreement described below, utilizing AT&T Wireless CDPD service.

         Agreement with Unicard Systems, Inc. On September 18, 1997, the Company entered into an agreement with Unicard Systems, Inc., of Dallas, Texas pursuant to which the Company is developing terminal application software that will perform both the Unicard enrollment process as well as deliver wireless credit card transaction processing to Unicard's customers. Unicard Systems will become a registered agent of the Company and has placed an initial order for 400 TRANZ Enabler units. Unicard Systems is a Dallas based service provider to over 500 restaurants and nightclubs in Texas. Those merchants use Unicard's card to verify the right of purchasers of alcoholic beverages in their establishments. The agreement with Unicard demonstrates the flexibility of the Company's products to be adapted to specific, dedicated applications beyond simple credit and debit card processing services. Through the end of June 1998 Unicard has taken delivery of approximately 400 TRANZ Enablers.

     Agreement with GoldCan Recycling, Inc. As of September 29, 1997, the Company entered into a letter of intent to supply GoldCan Recycling, Inc. with TRANZ Enabler units for wireless monitoring of its state of the art automated aluminum recycling/redemption centers. This is the first application of USWD's TRANZ Enabler technology outside the credit card/point-of-sale industry. USWD will receive a monthly equipment and wireless service fee on every TRANZ Enabler placed by GoldCan. This agreement further demonstrates the potential of the Company's technology for uses in nontraditional markets. Although the Company has successfully tested its technology for use on this application, no purchase order had been executed by GoldCan as of June 30, 1998, and no assurance can be given that GoldCan will choose to proceed to implement the Company's wireless solution.

Manufacturing and Deployment Arrangements
-----------------------------------------

Third Party Manufacturing Relationships

         The Company utilizes high quality, third party manufacturers to build its products. Uniform Industrial Corporation manufactures the Company's POS-50(R) product. Wellex Corporation, a Freemont, California based manufacturer, builds the TRANZ Enabler product line, and Finite Technologies, of Pueblo, Colorado manufacturers the POS-500 CDPD-based terminal line.

         The Company recently entered an agreement with Wellex Corporation which includes specific build schedules and operating terms for the manufacture of the TRANZ Enabler. The Company's engineering team develops a detailed manufacturing manual for each of its product lines and manages the manufacturing process with each respective manufacturer.

     With the exception of certain claims which are presently being arbitrated between the Company and Novatel, Inc. (formerly Novatel Communications, Ltd.), the Company has not experienced any significant problems concerning its manufacturing relationships, quality control, product returns or warranty coverage. See "Business - Legal Proceedings - Dispute with Supplier."

Inventory Financing

         The Company's business plan calls for third party financing of all merchant placements of TRANZ Enablers. The Company does not presently have adequate capital to fund inventory in the quantities that it expects will be needed to supply demand if and when placements through, for example, GTE Wireless or other wireless carriers begin to be significant. See "Risk Factors - Risks Relating to the Company and Its Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Financial Condition, Capital Resources and Liquidity."

          Agreement with GTE Leasing Corporation. To finance a portion of its inventory requirements the Company entered into a Loan and Security Agreement with GTE Leasing Corporation as of April 2, 1998, to fund the manufacture of TRANZ Enabler units by Wellex which are or will be deployed through the GTE Wireless joint marketing agreement. The agreement with GTE Leasing is in the form of a revolving credit facility in the maximum amount of $1,200,000. GTE Leasing will pay the Company a fixed amount for each TRANZ Enabler unit manufactured by Wellex for placement under the GTE Wireless joint marketing agreement. At approximately $400 per unit, the Company has the ability to finance up to 3,000 TRANZ Enabler units at any one time under this agreement. The Company expects that repayment of the amounts financed under the credit facility will be made from the recurring revenue generated by the units placed under the GTE Wireless joint marketing agreement. However, the Company is primarily obligated to repay all amounts owing under the credit facility, irrespective of whether processing revenues are sufficient to pay such amounts. To secure payment under the agreement the Company has granted GTE Leasing a security interest in the units and the processing revenues from those units. The Company also entered into a Notice, Consent and Agreement between itself, NOVA Information Systems, Inc. ("NOVA") and GTE Leasing which acknowledges the obligation of NOVA to pay GTE Leasing directly from amounts owed to the Company by NOVA for amounts owing by the Company to GTE Leasing under the credit facility. The agreement is terminable on certain defined events of default, including the failure to pay any installment within ten days of its due date and for other events of default which remain unremedied for ten days after notice is given to the Company by GTE Leasing. The Company is presently finalizing several technical and legal requirements before it can begin to draw funds under the agreement.

         Third-party financing of the TRANZ Enabler units is a required element of the Company's business model and the Company will seek similar financing arrangements for units distributed through other marketing channels. The inability to fund inventory needs from outside sources could have a material adverse impact on the Company. See "Risk Factors - Risks Relating to the Company and Its Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Financial Condition, Capital Resources and Liquidity."

Equipment Deployment and Servicing

     Until recently, the Company was doing its own equipment deployment and servicing. However, as of January 26, 1998, it entered into an agreement with TASQ Technology, Inc., of Rocklin, California ("TASQ"), to provide equipment repair, deployment, call tag management, encryption services, inventory management services, product sales (including equipment, accessories and supplies), leasing, rentals, customer support and other related services on an as-requested basis to merchants using the Company's wireless solutions. Under this agreement, the Company pays TASQ fixed fees for the various products provided and services rendered by TASQ to the Company's customers, on a 30-day billed basis. TASQ charges inventory storage and handling fees for equipment, accessories and supplies purchased from persons other than TASQ. The agreement is for an initial term of twelve months from January 26, 1998, and renews for successive terms of the same duration unless either party provides written notice of termination at least 3 months prior to the end of a term. The Company believes that this relationship will ultimately result in savings to the Company over what it would cost to provide these services by its own personnel. In addition, TASQ has a reputation for highly efficient, quality with service in the industry and the Company hopes that this relationship will insure a high level of satisfaction in the Company's customers.

Customers
---------

         Cardservice International, Inc. ("CSI"), has been the Company's single largest customer, with sales to CSI representing approximately 25% and 53% of the Company's POS-50(R) revenues for the fiscal years ended June 30, 1996 and 1997, respectively, and approximately 17% of the Company's revenue for the nine month periods ended March 31, 1998. It is, however, expected that CSI will become a much less significant factor in revenue under the Company's new business plan, although sales of POS-50(R) terminals may continue to be made to CSI.

         The Company's remaining revenue to date has been comprised primarily of sales of its products to a variety of ISO's and direct sales to merchants.

         As noted above, the Company has developed a new sales and marketing plan for its CDPD based products. If successfully implemented, joint marketing and distribution agreements with major cellular carriers will provide the Company with a much broader reach to merchant end-users. No assurance can be given, however, that the Company will be successful in implementing this business strategy. See "Risk Factors - Risks Relating to the Company and Its Business."

Patents, Trademarks and Other Proprietary Protection
----------------------------------------------------

Patents

         The Company was granted a design patent on certain aspects of the POS-50(R) product in June, 1994. The Company expects to file additional patents as it determines appropriate.

Trademarks

         The Company's name and POS-50(R) are registered trademarks of the Company. The Company identifies its mark in all its marketing material and advertising campaigns. The Company may register future product related trademarks as appropriate and resources are available to do so.

Other Proprietary Protection

         Proprietary technology involved in the primary components of the Company's products, including the cellular and CDPD transceiver and printer, is owned or licensed by the respective component supplier. The Company does claim proprietary rights with respect to the integration and use in the Company's products. The Company also claims proprietary rights on certain aspects of its application software as it relates to CDPD point-of-sale functionality and diagnostic features. The Company may pursue additional intellectual property protection on its hardware and software products as appropriate and it resources are available.

Competition
-----------

         Currently, the Company believes it has no direct POS-50(R) competitor that is manufacturing an integrated, battery powered, circuit-switched cellular-based terminal and printer product. However, the company has identified several non-integrated cellular based solutions that compete with the POS-50(R), but are not as elegant or functional. These non-integrated solutions range from a few hundred dollars to a few thousand dollars depending upon the distribution channels and the type and number of components.

         The Company has identified several potential competitors attempting to develop CDPD-based terminals and solutions. Hypercom, a Phoenix-based terminal manufacturer, has publicly announced their CDPD-based terminal product. The Company perceives this product as direct hardware competition to the POS-500. With the fundamental decision to enter the recurring revenue business, the Company believes that it may be able to develop supplier relationships with its perceived competitors which will essentially minimize potential direct competition.  See  "Risk  Factors  -  Risks  Relating  to the  Company  and  Its
Business."

Government Regulation
---------------------

         The POS-50(R), POS-500 and TRANZ Enabler use cellular RF channels in the 800-900 megahertz bandwidth and are subject to regulation by the FCC for both cellular transmission and unintentional interference radiation. The products incorporate either a circuit-switched cellular or CDPD transceiver manufactured by suppliers that comply with the appropriate FCC requirements and have been issued an FCC identification number.

         The Company has received confirmation from the FCC that the POS-50(R) terminal product does not require FCC approval for sales of the terminal in the U.S. marketplace.

         The POS-50(R), POS-500 and TRANZ Enabler have passed all known UL and CSA requirements in testing conducted at an independent certified test site.

         Most foreign countries accept United States federal regulatory approval for purposes of permitting commercial sales of electronic products; however, specific regulatory approval of the product may be required in some countries and could become an obstacle to sales of the product in such areas.

Research and Development
------------------------

         A substantial portion of the Company's early activities were involved in the engineering and development of the initial POS-50(R) terminal product. The Company completed development of POS-50(R) in early 1993. During the last two fiscal years, ending June 30, 1996 and 1997, the Company expended $458,407 and $406,522 respectively, on research and product development activities. During the first nine months of the fiscal 1998 year, the Company spent approximately $251,000 on research and development.

         The Company employs four people who are engaged in research and development. Current efforts are focused on CDPD-based products and on POS-50(R) enhancement, including bringing a new manufacturer on line, cost reduction, product efficiency and reliability, customization and software development. The Company expects to add personnel to its R&D staff as the financial condition of the Company improves and/or development contracts are obtained. It is anticipated that the Company will spend approximately $350,000 on research and development during the current fiscal year, based on present staffing levels and projects currently under way, including development activities related to a hand-held transaction processing unit.

Employees
---------

     As of August 31, 1996, the Company had reduced its staff to 11 full-time employees including its officers, sales and marketing staff, product research and development team, technical and customer support staff and administrative staff. Due to continuing financial pressure, headcount remained at approximately this level and was at 8 full-time employees at June 30, 1997 and 11 employees on August 31, 1997.

     During the first quarter of fiscal 1998, the company added several key management positions and has aggressively built a national sales and marketing organization to fulfill its obligations under the GTE Wireless Joint Marketing and Operating Agreement. This agreement requires a specific ratio of Company support personnel within each GTE Wireless CDPD marketing region. From September through early November, the Company added approximately 43 sales and sales support personnel. The Company has also expanded its operations, human resources and administrative staff and as of June 30, 1998 had approximately 60 employees, including five executive officers. See "Management" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Seasonal Variations of Business
-------------------------------

     The Company's merchant acquiring and transaction processing business is relatively immune to seasonal variations, although the Company expects that transaction processing revenue will reflect seasonal variations paralleling consumer spending patterns, generally increasing somewhat during the Christmas holiday season. However, the placement of point-of-sale terminals can be expected to be slower during that season as well, due to the reluctance of merchants to change processors during premier shopping seasons.

Backlog
-------

     The Company had a backlog of orders as of September 1997 of approximately 200 TRANZ Enablers units due primarily to the lead time required to ramp up production from its third party suppliers and a lack of adequate capital to fund inventory purchases from the Company. From December 1997 through January 1998, the Company had a backlog of POS-50(R) units, again due to a lack of prior capital and the lead time required by its third party manufacturers to commence production once capital to fund the purchases became available. As of June 30, 1998 there is no order backlog due to product unavailability.

         The Company's financial condition has precluded it from obtaining credit from its manufacturers and adequate capital will be required to assure an uninterrupted production of inventory as needed. The Company is hopeful that it will be able to obtain adequate third party financing for its TRANZ Enabler inventory needs. However, despite the agreement with GTE Leasing, no assurance can be given that this will be the case. See "Risk Factors - Risks Relating to the Company and Its Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Financial Condition, Capital Resources and Liquidity."

Impact of Environmental Laws
----------------------------

         The Company does not believe that it is substantially affected by environmental laws and does not expect any material impact as a result of such laws.

Properties
----------

         The Company now occupies approximately 4,500 square feet of office and general purpose space in a building in Emeryville, California, a suburb adjacent to Oakland and San Francisco, California. The Company leased this space in September 1997, at an initial rate of $9,942 per month commencing October 1997, and continuing for a term of 5 years. The monthly rent will progress to a rate of $11,640 in year five.

         On October 23, 1996, the Company closed its Boulder office and consolidated operations in Colorado Springs, Colorado, where it presently leases approximately 1,200 square feet of office and laboratory space pursuant to a lease which extends through July of 1998. The rent for this space is $1,200 per month.

         A customer service and POS-50(R) deployment office was open in Wheat Ridge, Colorado from November 1996 through December 1997. The Company maintained this space until it relocated its principal operations to California.

Legal Proceedings
-----------------

Securities Class Actions Settlements

         In September of 1996, the Company agreed to terms to settle securities fraud litigation, pending since 1994, which was brought in connection with the Company's initial public offering in December 1993. The parties' agreement (the "Settlement Agreement") was filed in the United States District Court for the District of Colorado on January 15, 1997 in consolidated Case No. 94-Z-2258, Appel, et al. v. Caldwell, et al. By its order approving the settlement, the court certified a plaintiffs' settlement class and provided the mechanism for payment of claims. The Company contributed $10,000 to the total settlement fund of $2,150,000. The remaining portion of the settlement was contributed by certain underwriters of the Company's initial public offering and its former securities counsel. No objections to the Settlement Agreement were made. No potential class member opted-out of the settlement and all are bound by the release granted the Company. All claims against the Company in those consolidated cases were dismissed by final federal court order on September 4, 1997. No appeal was filed. Similar state court claims were dismissed by Colorado district court order dated October 9, 1997, and no appeals have been filed in that case.

         To resolve cross-claims asserted by the underwriters in the litigation, the Company agreed to issue to RAS Securities Corporation, H.J. Meyers & Co, Inc., Sands & Co. Ltd. and R.J. Steichen & Co. a total of 600,000 shares of Common Stock upon the effective date of the Settlement Agreement, which was April 26, 1997. The shares issued under this settlement become saleable under SEC Rule 144 commencing on April 26, 1998. The Company has agreed to register such shares upon demand of holders of not less than 25% of the shares, although a substantial number of the shares have been sold under Rule 144 as of June 30, 1998, and the

Company does not anticipate that it will be called upon to register the shares. See "Risk Factors - Risks Relating to the Company's Securities - Market Overhang; Registration Rights; Possible Effect on Market for the Company's Common Stock."

         Further, on September 17, 1997 the Company agreed to entry of a consent judgment against it and in favor of Don Walford, the sole shareholder of underwriter Walford Securities, Inc., in the amount of $60,000, payable over a three year period.

Settlement with Consultant

         In July of 1997, the Company executed a two-year agreement effective as of April 1, 1997 for consulting services previously provided and to be provided by Mr. Gary Woolley. In addition to monthly cash compensation, Mr. Woolley received a $50,000 two-year convertible note with 10% interest per annum. The note was convertible into Common Stock at $.40 per share, for a total of 125,000 shares issuable upon conversion of the principal amount of note. A dispute arose between Mr. Woolley and the Company and the consulting agreement was terminated by the Company as of the end of August 1997. Mr. Woolley and the Company have now settled their dispute by the payment to Mr. Woolley of a total of $60,000 (including amounts previously paid to Mr. Woolley as a consulting fee prior to termination) for all services rendered by Mr. Woolley to the Company. As part of the settlement, an adjustment to the conversion terms of the promissory note was made reflecting that all principal and accrued interest on the note could be converted to 75,000 shares of the Company's Common Stock by election of Mr. Woolley made on or before April 1, 1998. The shares were to be issued as "restricted securities" as defined under Rule 144 under the Securities Act of 1933. Mr. Woolley elected to convert the note to shares of Common Stock as of January 26, 1998. The shares became saleable under Rule 144 commencing on April 1, 1998.

Settlement of Claims of Certain Noteholders

         From April through June 1997 the Company issued a total of $185,000 of Demand Notes payable in full on or before April 11, 1998 (the "Demand Notes"). The principal and accrued interest on the Demand Notes became convertible into shares of the Company's Common Stock as of November 1, 1997 at prices of $.35 per share (as to $75,000 of the Demand Notes) and $.50 per share (as to $110,000 of the Demand Notes). Commencing on November 3, 1997, the Company began receiving conversion demands from the Noteholders and as of November 14, 1997, holders of $135,000 of the Demand Notes had demanded conversion of their Demand Notes into Common Stock and were insisting that the Company issue "free-trading" shares to them. The Noteholders claimed that their right to free-trading stock arose out of certain oral representations made at the time of issuance of the Demand Notes, the fact that no "restricted securities" legends were imprinted on the documents evidencing the Demand Notes and no other written advice as to the "restricted" nature of the shares underlying the Demand Notes was given to them at the time. The complaining Noteholders were asserting damages based on a market price for the Company's Common Stock in the $8.00 per share range as of the November 1, 1997 time period. The holder of the remaining $50,000 Demand Note (which is convertible at $.50 per share) has not asserted any claims against the Company in connection with his purchase of the Demand Note.

         Rather than incur the expense and risks of litigation, the Company has settled the complaining Noteholders' claims by agreeing to issue 1.4 times the number of shares originally issuable as principal and interest on the Demand Notes purchased by the complaining Noteholders (plus an additional 11,000 shares to one Noteholder who purchased $50,000 of the Demand Notes), and providing the Noteholders with certain guarantees as to the amount for which the shares can be resold and a "put" which allows the Noteholders to require the Company to repurchase any restricted shares remaining unsold at the end of the one year period after the shares become saleable under SEC Rule 144. The shares issued upon conversion of the Demand Notes are

"restricted securities" as defined under SEC Rule 144, but will become saleable pursuant to Rule 144 one year from the date the converted Demand Note was purchased by the Noteholder. A total of 525,800 shares have been issued to the complaining Noteholders upon conversion of their Demand Notes which are subject to the guarantee and put agreements. The holder of the other $50,000 Demand Note has been given the enhanced conversion rate (of 1.4 times the number of shares originally issuable) and received 154,000 shares upon conversion of his Demand Note; the shares are not entitled to the guarantee or put.

         The guarantee provision of the settlement agreements allow the former Noteholders to recover the difference between the guarantee price (which is $3.00 per share as to 360,800 of the shares and $4.29 per share as to the remaining 165,000 shares issued upon conversion of the Demand Notes) and the gross amount the Noteholder receives upon a sale of the shares. The guarantee is operative at any time during the one year period commencing on the date the shares become saleable under SEC Rule 144. The Company is obligated to pay the amount due within thirty days of receiving a demand, accompanied by documentation confirming the sale. Through June 30, 1998, no claims have been submitted to the Company under the guarantee provision of the settlement agreements. Under the "put" provision of the settlement agreement, the former Noteholders will have a five day period commencing on the date one year from the date the shares become saleable under SEC Rule 144 (or the first business day thereafter if such day is a day on which the stock markets are closed) during which the former Noteholders may "put" any restricted shares remaining unsold by them at the time back to the Company. Upon exercise of the put, the Company which must either (1) purchase the shares for the put price (which is $3.00 per share for 360,800 of the shares and $4.29 per share for 165,000 of the shares) or (2) require the shareholder to sell the shares into the market, with the Company making up the difference between the put price and the gross amount received by the shareholder upon such sale, within 15 days after receipt of written notice and documentation confirming the sale. See "Risk Factors - Risks Relating to the Company's Securities Market Overhang; Registration Rights; Possible Effect on Market for the Company's Common Stock."

         On July 2, 1997, the Company also issued a promissory note in the amount of $16,825 to one of the investors who purchased the Demand Notes. This note was due and payable in full as of July 30, 1997 and bore interest at a default rate of 18% per annum if not paid when due. In return for the investor's agreement not to require the Company to pay the note when it came due, the investor claims that a representative of the Company promised that the Company would treat the note the same as the other Demand Notes and convert it to Common Stock on the same terms. At the same time as it settled the claims of this investor arising out of the Demand Notes, the Company agreed to convert all amounts owing as principal and interest by it under this note to a total of 18,507 shares of Common Stock. The shares issued upon conversion of this note are not entitled to the guarantee or put described above.

Dispute with Supplier

         In April of 1995, the Company entered into an agreement with Novatel Communications Ltd. (now called Novatel, Inc.) to supply it with modems for its CDPD products. Novatel. Inc. asserted a claim against the Company for payment for product it tendered to the Company under that agreement. The claim was asserted in October 1996 for $59,632. Although the Company has accrued a liability in the amount of this claim, it asserted that Novatel delivered defective product which has caused damages to the Company in excess of the amount being claimed by Novatel. The Company therefore disputed the claim. The Company and Novatel agreed to arbitrate the dispute under an arbitration provision of the agreement; however, prior to commencing arbitration, the Company and Novatel agreed to settle the dispute. The Company will pay Novatel $50,000 over the sixty day period commencing June 30, 1998.

                           DOCUMENTS FILED AS EXHIBITS

         References made in this Prospectus to material contracts, agreements or other documents are summaries only and are qualified in their entirety by reference to the complete copy of the document which is filed as an Exhibit to the Registration Statement of which this Prospectus is a part. Copies of such documents can be obtained from the United States Securities and Exchange Commission or from the Company by a written request addressed to the attention of the Corporate Secretary. See "Available Information."

                                   MANAGEMENT

Directors and Executive Officers

         The following table sets forth information with respect to the directors and executive officers of the Company.

Directors

         Name              Age     Principal Occupation         Director Since
         ----              ---     --------------------         --------------

     Evon A. Kelly         57      Chief Executive Officer       August 1997
                                   of the Company

     Rod L. Stambaugh      38      President of the Company      August 1991

     Richard S. Barton     49      CEO and President of          December 1997
                                   ADATOM, Inc.

     Caesar Berger         51      Vice President - Cardservice  December 1995
                                   International, Inc.

     Chester N. Winter     67      General Partner of Colorado   February 1994
                                   Incubator Fund, L.P.

     Alvin C. Rice         74      Senior Associate -            June 1, 1998
                                   entrenet Group, LLC

Business Experience of Directors

     Evon A. Kelly. Until joining the Company in August of 1997, and since 1991, Mr. Kelly was president of Kelly Learning Alliance, a consulting firm he founded, which addresses areas in human resource development, organizational development and sales dynamics. Kelly Learning Alliance clients have included Motorola, Xerox Corp. and NEC Corp. From 1988 to 1991, Mr. Kelly was Senior Vice President of sales and operations at Wilson Learning Corp., where he was responsible for developing and implementing sales and marketing strategies. From 1986 to 1988, Mr. Kelly was a regional vice president of store operations for Federated Department Stores Inc., where he supervised over 1,500 employees and was responsible for profit and loss performance. From 1973 to 1983, Mr. Kelly held several key positions with Xerox Corp., including manager of supply business center where he directed a national sales force of 400. Mr. Kelly received his bachelor's degree in liberal arts from Boston College.

     Rod L. Stambaugh. Mr. Stambaugh served as Chief Executive Officer of the Company from October 1996 until August 1997, when Mr. Kelly joined the Company. He was Vice President in charge of marketing and business development for the Company from 1991 through October 1996. Mr. Stambaugh was also the Corporate Secretary from September 1995 until October 1996. Mr. Stambaugh is one of the founders of the Company and has devoted his full business time to the Company since August 1991. He co-founded U.S. Wireless, Inc., a nonaffiliated retail cellular phone center, at which he worked full time from January 1990 through July 1991. Mr. Stambaugh served on the Company's Board of Directors from July 1991 through October 1994, rejoining the Board as Chairman in July 1995. Mr. Stambaugh graduated from Baker University in 1982 with a B.S. degree in psychology, and a minor in business administration.

     Richard S. Barton. Mr. Barton is Chairman, Chief Executive Officer and President of ADATOM, Inc., a California corporation which markets and sells retail and shopping solutions, including electronic catalogues and stores. See "Certain Transactions - Transactions with ADATOM, Inc." He completed a Sloan Fellowship at Stanford University in Palo Alto, California from September 1995 through September 1996. From October 1993 through August 1995, Mr. Barton was a corporate vice president and president of Xerox' United States Customer Operations. From 1991 until October 1993 Mr. Barton was President of Xerox Canada, Inc. Mr. Barton joined Xerox in 1971 as a sales representative and held various positions in addition to those described above, including executive assistant to the President, Chairman and CEO from 1985 through 1987, Vice President, Marketing Operations for Xerox' United States Marketing Group from 1987 through 1989 and Vice President, North American Systems Sales for Xerox' Integrated Systems Operations from 1989 through 1991. Mr. Barton holds a Master's Degree in Business Management from Stanford University. Mr. Barton also serves on the boards of Avon Products, Inc., a publicly traded company, and the United States Chamber of Commerce.

     Caesar Berger. Mr. Berger is a senior Vice President of Cardservice International, Inc. where he is responsible for the Technology Group. Mr. Berger joined Cardservice International in August of 1994. Prior to that, Mr. Berger served for more than ten years as President, and was the founder of, Computer Based Controls, Inc. a wholly-owned subsidiary of Electronic Clearing House Inc. Mr. Berger was a principal on the American Express Money Order project which resulted in the deployment of over 17,000 of the Money Order dispensers operating today in over 10,000 retail locations nationwide. Mr. Berger graduated in 1970 from Lvov Polytech Institute with the equivalent of an M.S. degree in Electronics and Computer Science.

     Chester N. Winter. Mr. Winter is a general partner of Colorado Incubator Fund, L.P., a venture capital fund which invests in early stage high technology enterprises including software, materials, medical and bio- technology; a position he has held since 1991. Since March, 1993 he has also been Vice President of Paradigm Partners, LLC, a consulting company. From February, 1994 until September, 1995 he served as Chairman of Highland Energy, Inc., an energy services company that merged with EUA-Cogenics, a subsidiary of Eastern Utility Associates, a publicly traded utility company. From March, 1989 until October, 1992 he was Chairman and Chief Executive Officer of Clinical Diagnostics, Inc., a home health care product distributor that merged with Polymedica, a publicly held medical product distribution company. Mr. Winter has served in numerous executive management positions with other companies, including Vice President of Sinco International Investments, Inc. from 1986 through July, 1992, Vice Chairman of Genro Corporation, a holding company with interests in financial services, hotels, computer services and real estate, from October, 1982 through September, 1986. Mr. Winter has also consulted with and served on the boards of directors of numerous technology and growth companies over the last ten years. He has consulting experience in seven countries with the International Executive Service Corps and the South-North Development Initiative. He holds B.A. and M.S. degrees in Economics from the University of Colorado and has completed the Owner/President Management Program at Harvard University Graduate School of Business.

     Alvin C. Rice. Mr. Rice is currently affiliated with entrenet Group, LLC, as a senior associate. He has been with entrenet since January 1998. He became a director of the Company on June 1, 1998. His career in banking, investment banking and commercial business management has spanned over 40 years. He served as Chairman of California Bancorp Systems, Inc. from January 1994 until December 1997 and as Chairman of the First National Bank of Marin from 1989 until December 1993. He served as Chairman and President of Imperial Bank from 1979 until 1984. In his 25 years with Bank of America from 1947 until 1979, he served in various capacities including head of the International Banking Division, Senior Credit Officer and Vice Chairman. In the latter capacity, he was in charge of the Bank's worldwide commercial banking business. Mr. Rice has also served as a Director of Memorex Corporation, Fairchild Camera & Instrument Co., and the Montreal Trust Company. He is a cum laude graduate Phi Beta Kappa graduate of Stanford University from which he received a B.A. degree. He attended the Graduate School of Banking at the University of Wisconsin and Harvard's Advanced management program. See "Certain Transactions - Transactions with entrenet Group, LLC."

Committees

     The Company has an audit committee which consists of Messrs. Barton, Berger and Winter. During the fiscal year ended June 30, 1997 and until February 6, 1998, the audit committee consisted of Messrs. Berger and Alan Roberts, a former director of the Company. The audit committee recommends engagement of the Company's independent accountants, approves services performed by such accountants, and reviews and evaluates the Company's accounting system of internal controls. The audit committee did not meet during fiscal year 1997; however, these issues were discussed by the full board. The Company does not have standing nominating or compensation committees. The functions which these committees would perform are performed by the Board as a whole.

     The Company's Board of Directors met once during fiscal year 1997. All directors attended the meeting. Board actions were conducted primarily through consultation among management and directors followed by consent resolutions adopted by all members of the Board of Directors.

Other Significant Executive Officers

     Other significant executive officers of the Company who are not also directors are:

           Name               Age  Position with the Company      Officer Since
           ----               ---  -------------------------      -------------
     Robert E. Robichaud      45   Chief Financial and Accounting September 1997
                                   Officer, Treasurer and
                                   Assistant Secretary

     Clyde F. Casciato        43   Vice President, Sales          August 1997

     Raymond J. Mueller       57   Vice President, Operations     December 1997

Business Experience of Significant Executive Officers

     Robert E. Robichaud. Since 1985 Mr. Robichaud has held several key financial management positions at Triad Systems Corp. including Director of Financial Planning and Analysis and most recently, Director of Finance. Triad Systems is a provider of software, hardware and information management solutions which recorded 1997 revenues in excess of $175 million. Triad Systems was a NASDAQ listed company and was acquired by Cooperative Computing Inc. on February 27, 1997. Prior to 1985, Mr. Robichaud held several financial positions with Mohawk Data Services Corp. since 1978. Mr. Robichaud received a bachelors degree in economics from Fairfield University in 1976 and an M.B.A. from Rutgers Graduate School of Business in 1978.

     Clyde F. Casciato. Since 1989, Mr. Casciato has held several management positions at AT&T Wireless Services, the wireless business unit of AT&T Corp., including Director of Sales and Marketing, District Manager -Major/National Accounts and most recently, Western U.S. Regional Sales/Distribution Manager - Wireless Data. Mr. Casciato played a key role in helping to establish AT&T Wireless Services as the market leader in the emerging wireless data (packet and circuit switched) business segment. From 1984 to 1989, he held key sales management positions at Xerox Corp. including Major Account Manager and Program Sales Manager.

     Raymond J. Mueller. Mr. Mueller served as Director of Sales and Marketing for Nicor, Inc., a pneumatic tool company, from 1995 until joining the Company. From 1993 until joining the Company, Mr. Mueller was an independent consultant in the areas of strategic planning, team building, decision-making and compensation matters. Prior to that, he was Director of Sales and Marketing for Wilson Learning Corp. from 1989 through

1993. Prior to 1993, he served as Manager of Corporate Compensation and Director of Human resources at Borden, Inc., Manager of Compensation at Avon Products, Inc. and Manager of Employment at Bristol Meyers. He holds a Bachelors Degree in Economics from Xavier University.

Executive Compensation

     The following table shows all the compensation paid by the Company to its Chief Executive Officer (the "Named Executive Officer") during the fiscal year ended June 30, 1997. Mr. Stambaugh, the Company's CEO at June 30, 1997, did not serve as CEO for the Company during the fiscal years ended June 30, 1996 and 1995. No other executive office of the Company received total compensation during the fiscal year ended June 30, 1997 in excess of $100,000.

                           Summary Compensation Table

=============================================================================================================================
                                                 Annual Compensation              Long Term Compensation
-----------------------------------------------------------------------------------------------------------------------------
                                                                     Other       Restricted
                                                                    Annual         Stock        Securities      All Other
   Name and Principal        Fiscal       Salary       Bonus        Compen-        Awards       Underlying      Compensa-
        Position              Year         ($)          ($)       sation ($)        ($)        Options (#)       tion ($)
-----------------------------------------------------------------------------------------------------------------------------
Rod L. Stambaugh,             1997       $79,881        $-0-          (2)           $-0-           -0-             $-0-
Chief Executive
Officer(1)
=============================================================================================================================

     (1) Mr. Stambaugh commenced service as CEO as of October 23, 1996.  Mr. Stambaugh succeeded Mr.
         Michael Brisnehan, who resigned as CEO at that time.
     (2) No amounts are shown under "Other" as the aggregate incremental cost to the Company of personal  benefits provided to the executive officer did not exceed 10% of his annual salary and bonus during the year.

Option Grants in Fiscal Year Ending June 30, 1997

     As reflected in the following table, no options were granted to the Named Executive Officer during the fiscal year ended June 30, 1997. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any existing stock options owned by the Named Executive Officer and the year-end price of the Company's Common Stock.

                 Aggregated Option Exercises in Last Fiscal Year
                            and FY-End Option Values

=========================================================================================================================
                                                                                                       Value of
                                                                   Number of Securities          Unexercised In-the-
                               Shares                             Underlying Unexercised           Money Options at
                             Acquired on         Value            Options at FY-End (#)               FY-End ($)
          Name              Exercise (#)      Realized ($)           Vested/Unvested           Vested/Unexercisable(1)
-------------------------------------------------------------------------------------------------------------------------
Rod L. Stambaugh                 -0-              $-0-                133,400/21,600                $20,010/$3,240
=========================================================================================================================

(1)  Based on the average traded price of the underlying shares of Common Stock of $.28 per share at June 30,
     1997, less the per share exercise price of the options.

Director Compensation

     Directors who are not employees of the Company receive an annual stock option to purchase 20,000 shares of the Company's Common Stock. The grant is made pursuant to the Company's 1992 Stock Option Plan as of each director's anniversary date, with an exercise price equal to the market value of the underlying stock as of the date of grant. Options vest 25% on each six month anniversary following the date of grant. This is the only arrangement for compensation of directors. A total of 20,000 stock options were granted to one non-employee director during the fiscal year ended June 30, 1997, and an additional 40,000 options are issuable to two non-employee directors for services rendered during fiscal year 1997. 20,000 options have been or will be issued to each non-employee director (presently four people) during fiscal year 1998.

Proposed Executive Bonus Plan

     Management of the Company is in the process of formulating a performance-based bonus plan for the Company's executive officers and key personnel, which may include provisions for cash bonus compensation as well as stock based compensation under the Company's 1992 Stock Option Plan. Other than certain contingent bonus compensation that has been offered to certain executive officers of the Company as described below, and which is subject to adoption of criteria by the Board of Directors, the Board has not yet approved the parameters of such a bonus plan.

Employment Agreements and Change In Control Provisions

     Evon A. Kelly. The Company presently has an employment arrangement with Evon A. Kelly, its current CEO, pursuant to which Mr. Kelly receives $150,000 in cash compensation per year, plus up to $150,000 in additional bonus compensation, with criteria to be reviewed by the Board of Directors. Mr. Kelly has also been granted a non-qualified stock option to purchase up to 600,000 shares of the Company's Common Stock at $1.00 per share, exercisable as to 10% as of the date of grant (August 4, 1997) and vesting at the rate of 3% per month thereafter so long as Mr. Kelly remains in the employ of the Company. All options must be exercised within 10 years of the date of grant. All options immediately vest and become exercisable upon a change in control of the Company. The Company has agreed to indemnify Mr. Kelly for a portion of the tax liability differential between non-qualified stock option and incentive stock option tax treatment, when and if he should exercise his options and dispose of the shares. The Company has also agreed to register the shares underlying Mr. Kelly's option with the SEC on a Form S-8 registration statement as soon as practicable.

     Rod L. Stambaugh. The Company has an arrangement under which it pays Rod L. Stambaugh, its President, $130,000 per year. Mr. Stambaugh may also be granted bonus compensation and/or stock options as approved by the Board of Directors from time to time, although the Company has no present commitment to grant any bonus or options to Mr. Stambaugh at this time. It is anticipated that Mr. Stambaugh will be entitled to participate in any performance-based bonus plan approved by the Board of Directors.

     Other Executive Officers. The Company also has employment arrangements with Robert E. Robichaud, Clyde F. Casciato and Raymond J. Mueller. Mr. Robichaud receives a salary of $125,000 per year and may be entitled to a performance bonus of up to $25,000 for fiscal year 1998, based on the performance of the Company. He was granted options to purchase up to 50,000 shares of Common Stock at $3.95 per share under the Company's 1992 Stock Option Plan, with a vesting schedule of 10% as of his date of hire (September 5, 1997) and 3% per month thereafter. Mr. Casciato receives a salary of $80,000 per year, and may be entitled to a bonus of $30,000 for fiscal year 1998, based on the Company's performance. Mr. Mueller receives a salary of $100,000 per year and may be entitled to a bonus of $25,000 for fiscal year 1998, based on the Company's performance. Messrs. Casciato and Mueller have been granted stock options under the Company's 1992 Stock Option Plan to purchase 50,000 shares of Common Stock, exercisable at $3.53 per share (for Mr. Casciato's options) and $6.34 per share (for Mr. Mueller's options). The options have the same vesting schedule as Mr. Robichaud's options. Mr. Casciato's date of hire was August 25, 1997; Mr. Mueller was hired on November 24, 1997. These executive officers may also be granted up to an additional 50,000 options based on the attainment by the Company of certain performance goals under the terms of the executive bonus plan as finally approved by the Board of Directors. Pursuant to the Amended 1992 Stock Option Plan, all options granted to these individuals immediately vest and become exercisable upon a merger, acquisition, sale of all assets or other change in control of the Company.

Stock Option Plan

     General. The Company's Amended 1992 Stock Option Plan (the "Plan") was adopted for the purpose of granting employees, directors and consultants of the Company options to purchase Common Stock so that they may have the opportunity to participate in the growth of the Company and to provide these people with an increased incentive to promote the interests of the Company.

     Administration of the Plan. The Plan is administered by at least two disinterested members of the Board of Directors (the "Board") or the Board itself. The Board may from time to time adopt rules and regulations as it deems advisable for the administration of the Plan, and may alter, amend or rescind any such rules and regulations in its discretion. The Board has the power to interpret, amend or discontinue the Plan.

     Grant of Options. Options may be granted under the Plan for a total of 2,680,000 shares of Common Stock. The number of shares underlying options available to the Plan was increased to 2,680,000 from 880,000 on August 6, 1997, by the Board of Directors. This amendment was approved by shareholders at the Annual Meeting of Shareholders held February 6, 1998. Additional grants of options may be made only to employees, directors and consultants of the Company and any parent or subsidiary. The Board determines the terms of options granted under the Plan, including the type of option (which can be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or a non-qualified stock option), the exercise price, the number of shares subject to the option, and the exercisability thereof. The Board also determines, at the time of grant, the period during which the option will be exercisable, subject to the limitations of the Plan. Unless otherwise provided at the time of grant, options to employees vest 10% at the time of grant and 3% per month thereafter. An option to purchase 20,000 shares at fair market value is automatically issued under the Plan to each non-employee director as of the director's anniversary date. Options granted to non-employee directors vest 25% at the time of grant and 25% at each six month anniversary thereafter. See also "Management - Director Compensation," above. Information regarding presently outstanding options is set forth in the table below. See "Options Presently Outstanding Under the Plan," below.

     Terms and Conditions of Options. The Board may impose on an option any additional terms and conditions which it deems advisable and which are not inconsistent with the Plan. The exercise price of any stock option granted under the Plan must not be less than 100% of the fair market value of a share of Common Stock on the date of grant, except that as to an optionee who at the time an incentive stock option is granted owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price of such incentive stock option must be at least equal to 110% of the fair market value of the shares as of the date prior to the date of the grant. In addition, no incentive stock option can be granted to any employee where the aggregate fair market value of the shares (determined at the date of such option grant) for which such incentive stock options are exercisable for the first time in any calendar year exceeds $100,000. In connection with a merger, sale of all of the Company's assets, or other transaction which results in the replacement of the Company's Common Stock with the stock of another corporation, all granted options (including unvested options) become exercisable immediately prior to the consummation of the transaction, unless other provisions are made with respect to those options.

     Exercise of Options. An optionee may exercise less than all of the vested portion of an option, in which case such unexercised, vested portion shall continue to remain exercisable, subject to the terms of the Plan, until the option terminates. Vested options must be exercised within three months of an optionee's termination of employment with the Company.

     Federal Income Tax Consequences.

     Incentive Stock Options. The Company anticipates that all options granted under the Plan and treated by the Company as "incentive stock options," that is, a stock option described in Section 422 of the Code, will have the following anticipated (but not guaranteed) federal income tax consequences, among others: the optionee will recognize no income at the time of grant; upon exercise of the incentive stock option, no income will result to any party; if there is no disposition of the shares until a date that is both (i) two years from the grant of an incentive stock option and (ii) one year from its exercise, no amount will be ordinary income and, upon disposition in a taxable transaction, the employee will receive long-term capital gain or loss treatment equal to the difference between the amount realized and the option price; any gain realized upon a disposition other than as set forth above may result in ordinary income tax treatment to the optionee; generally, the Company receives no deduction in connection with the transaction; and, certain optionees may incur alternative minimum tax treatment under the Code upon exercise of an incentive stock option.

     Non-qualified Stock Options. The Company anticipates that all non-qualified stock options granted under the Plan will have the following anticipated (but not guaranteed) federal income tax consequences, among others: the optionee will recognize no income at the time of grant; upon exercise of the non-qualified stock option, the individual to whom the option is granted should be deemed to receive ordinary income at the time of exercise equal to the excess, if any, of the fair market value of the acquired shares at such time over the option price for such shares; if the shares acquired upon the exercise of a non-qualified stock option are disposed of in a taxable transaction, the individual disposing of such shares will have a realized and recognized capital gain or loss equal to the difference, if any, between the amount realized and the adjusted basis of such shares to the holder; such gain or loss will be long-term or short-term depending on whether or not such shares are held for longer than six months; and, the adjusted basis usually (but not always) will include the option price plus any ordinary income described above with respect to such shares.

Form S-8 Registration of Shares of Common Stock
Issuable Pursuant to Options Under the Plan

     The Company registered 880,000 shares of Common Stock underlying options issuable under the Plan with the United States Securities and Exchange Commission (the "SEC") under a Form S-8 Registration Statement that was effective as of September 1995. The Company intends to file another registration statement on Form S-8 in the near future to register the additional shares issuable pursuant to the exercise of options that have been or may be issued under the Plan.

Options Presently Outstanding Under the Plan

     As of May 31, 1998 there were a total of 607,781 options outstanding under the Plan, 330,531 of which were vested at that date. Of the total options outstanding at May 31, 1998, 237,781 were held by directors (one of whom is also an officer of the Company), 157,781 of which were vested, 150,000 were held by other executive officers, 49,500 of which were vested, and 220,000 were held by employees or consultants of the Company, 123,250 of which were vested. The weighted average exercise price of all options outstanding under the Plan as of May 31, 1998, was $3.38. No additional options have been issued by the Company either under or outside the Plan since May 31, 1998. See also "Management - Executive Compensation - Stock Option Plan."

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following tables set forth certain information regarding the beneficial ownership of the Company's Common Stock and Series A Preferred Stock as of May 31, 1998, by (i) each Director and Director appointee, (ii) the Named Executive Officer and the current Chief Executive Officer, (iii) all persons, including groups, known to the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company, and (iv) all executive officers and directors as a group. A person (or group) is deemed to be a beneficial owner of Common Stock that can be acquired by such person or group within 60 days from May 31, 1998 upon the exercise of warrants, options or other rights exercisable for, or convertible into, Common Stock. As of May 31, 1998, there were a total of 12,039,665 shares of Common Stock and 3,060,000 shares of Series A Preferred Stock outstanding.

     Except as otherwise indicated, the address of each of the following persons is c/o U.S. Wireless Data, Inc., 2200 Powell Street, Suite 450, Emeryville, CA 94608.

                         Certain Holders of Common Stock

                                                                      Shares of Common Stock
                                                                      ----------------------
                                                                      Beneficially Owned (1)
                                                                      ----------------------
                                                                          Number        Percent
                                                                            of             of
Name of Beneficial Owner                                                  Shares         Class
------------------------                                                  ------         -----
Rod L. Stambaugh.................................................       432,500 (2)       3.5%
Evon A. Kelly....................................................       258,000 (3)       2.1%
Richard S. Barton................................................         5,000 (4)         *
Caesar Berger....................................................        10,000 (4)         *
Chester N. Winter................................................        90,281 (5)       0.7%
Alvin C. Rice....................................................               -0-       0.0%
John M. Liviakis.................................................     4,110,000 (6)       34.0%
  2420 "K" Street, Suite 220
  Sacramento, CA 95816
Robert B. Prag...................................................     1,560,000 (7)       12.5%
  2420 "K" Street, Suite 220
  Sacramento, CA 95816
Liviakis Group...................................................     5,385,000 (8)       43.1%
  2420 "K" Street, Suite 220
  Sacramento, CA 95816
entrenet Group, LLC..............................................       619,185 (9)        5.1%
  1304 Southpoint Boulevard, Suite 220
  Petaluma, CA 94954
All directors and executive officers as a group (9 persons)......      971,965 (10)        7.7%

------------------

 *    Represents less than 1% of outstanding shares.

                                      -63-

(1) Except as specifically indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by

                                      -60-

      them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options, warrants or rights held by that person that are currently exercisable or exercisable, convertible or issuable within 60 days of May 31, 1998, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes 75,000 shares underlying a total of 75,000 options previously exercised by Mr. Stambaugh but for which a share certificate had not been issued as of May 31, 1998 and 80,000 shares underlying 80,000 options exercisable within 60 days of May 31, 1998.
(3) Includes shares underlying a total of 258,000 options exercisable within 60 days of May 31, 1998.
(4) Represents shares underlying options exercisable at May 31, 1998 or within 60 days of May 31, 1998.
(5) Includes shares underlying a total of 77,781 options exercisable within 60 days of May 31, 1998.
(6) The information shown is based upon Schedule 13D/A (Amendment No. 2) dated November 26, 1997 filed on behalf of Liviakis Financial Communications, Inc. ("LFC"), John M. Liviakis, Renee A. Liviakis and Robert B. Prag (collectively the "Liviakis Group") and information known to the Company based on its consulting agreement with LFC and the number of shares issuable to LFC under that agreement. John M. and Renee A. Liviakis are the owners of LFC and Robert B. Prag is an executive officer of LFC. The number of shares shown includes a total of 3,825,000 shares of Common Stock owned by Mr. Liviakis as an individual, plus 285,000 shares of Common Stock issuable to LFC and Mr.Robert B. Prag (as described in footnote (7) to this table) pursuant to a consulting agreement between the Company and LFC effective as of July 25, 1997, under which the Company was obligated to issue 255,000 of the shares as of May 31, 1998 and 30,000 additional shares of Common Stock within 60 days of May 31, 1998. The number of shares shown does not include a total of 290,000 shares of Common Stock issuable to LFC (217,500 shares) and Mr. Prag (72,500 shares) pursuant to a consulting agreement entered into between the Company and LFC as of June 30, 1998, which is to become effective as of August 1, 1998. See "Certain Transactions - Transactions with Liviakis Financial Communications, Inc." and "Selling Security Holders."
(7) The information shown is based upon Schedule 13D/A (Amendment No. 2) dated November 26, 1997 filed on behalf of the Liviakis Group and information known to the Company based on its consulting agreement with LFC and the number of shares issuable to LFC under that agreement. Robert B. Prag is an executive officer of LFC. The number of shares shown includes a total of 875,000 shares of Common Stock and 400,000 shares of Common Stock underlying warrants owned by Mr. Prag as an individual, plus the full 285,000 shares of Common Stock issuable to LFC and Mr. Prag as described in footnote (6) to this table which are reported in the Schedule 13D/A as being subject to shared voting and dispositive power between John M. and Renee A. Liviakis, Robert B. Prag and LFC. The number of shares shown does not include a total of 290,000 shares of Common Stock issuable to LFC (217,500 shares) and Mr. Prag (72,500 shares) pursuant to a consulting agreement entered into between the Company and LFC as of June 30, 1998, which is to become effective as of August 1, 1998. See "Certain Transactions - Transactions with Liviakis Financial Communications, Inc." and "Selling Security Holders."
(8) The information shown is based upon Schedule 13D/A (Amendment No. 2) dated November 26, 1997 filed on behalf of the Liviakis Group. The number of shares shown includes all shares of Common Stock included in footnotes (6) and (7) to this table as to which any person in the Liviakis Group exercises sole or shared voting and disposition power, except that the 285,000 shares issuable to LFC under the consulting agreement are included only once in the share number shown despite being included in both Messrs. Liviakis' and Prag's share ownership figures. The number of shares shown does not include a total of 290,000 shares of Common Stock issuable to LFC (217,500 shares) and Mr. Prag (72,500 shares) pursuant to a consulting agreement entered into between the Company and LFC as of June 30, 1998, which is to

                                      -64-

     become effective as of August 1, 1998. See "Certain Transactions - Transactions with Liviakis Financial Communications, Inc." and "Selling Security Holders."
(9) Includes 328,750 shares which were issued upon conversion of a convertible promissory note issued as a consulting fee to entrenet as of May 20, 1998. Also includes 280,000 shares which were issued to entrenet (or its designated assignees) as a finder's fee (which became payable as of August 6, 1997). 165,200 of these 280,000 shares have been assigned to certain individual members of entrenet; the shares were issued as of April 3, 1998. Also includes 10,435 shares of Common Stock underlying a Common Stock Purchase Warrant issued to entrenet as of March 12, 1998, which is presently exercisable. See "Certain Transactions - Transactions with entrenet Group, LLC" and "Selling Security Holders."
(10) Includes all shares underlying options and warrants as described in footnotes (2) - (5) of this table, plus 58,500 shares underlying options issued to three additional executive officers which are exercisable within 60 days of May 31, 1998. See "Management - Executive Compensation." The number of shares also includes 117,684 shares that remained subject to a shareholder voting agreement and a call option as of June 15, 1998. The voting agreement and call option were granted to the Company by Mr. Richard P. Draper, the owner of such shares, in October 1995. Under this agreement, the Company was granted authority to vote such shares in its discretion and to purchase such shares from Mr. Draper at $.25 per share until October 5, 1998. As of March 12, 1998, the Company entered into an agreement with Mr. Draper pursuant to which it paid Mr. Draper's assignee $25,000 and released its voting and call option rights as to 30,000 of the shares in return for Mr. Draper's consent to allow the Company to assign its call option as to the remaining 367,684 shares to a third party. As of June 30, 1998, the Company had assigned options to purchase all 367,684 shares of Common Stock under this agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Financial Condition, Capital Resources and Liquidity - Sale of Call Options as to Certain Shares of Common Stock" and "Certain Transactions - Transactions with RBB Bank Aktiengesellschaft."

                   Certain Holders of Series A Preferred Stock

                                                                        Shares of Series A Preferred
                                                                        ----------------------------
                                                                        Stock Beneficially Owned (1)
                                                                        ----------------------------
                                                                           Number              Percent
                                                                             of                  of
Name of Beneficial Owner                                                   Shares               Class
------------------------                                                   ------               -----
Rod L. Stambaugh.......................................................      -0-                 0%
Evon A. Kelly..........................................................      -0-                 0%
Richard S. Barton......................................................      -0-                 0%
Caesar Berger..........................................................      -0-                 0%
Chester N. Winter......................................................      -0-                 0%
Alvin C. Rice..........................................................      -0-                 0%
All directors and executive officers as a group (9 persons)............
                                                                             -0-                 0%
RBB Bank Aktiengesellschaft (2)........................................
Burgring 16
8010 Graz Austria                                                         1,600,000             52.3%
The Endeavor Capital Fund..............................................
14/14 Divrei Chaim Street
Jerusalem  94479 Israel                                                   1,000,000             32.7%
CNCA - SCT Brunoy......................................................
Sub A/C BGP
30 Rue des Vallies
91300 Brunoy  France                                                       200,000              6.5%

------------------

(1) To the Company's knowledge, except as otherwise indicated in the footnotes to this table, all persons named in this table have sole voting and investment power with respect to all shares of Series A Preferred Stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the United States Securities and Exchange Commission. There are no shares of Series A Preferred Stock which are subject to options, warrants or rights held by any person.
(2) RBB Bank Aktiengesellschaft is the record owner of the shares. RBB holds the shares as agent for 30 individuals who share voting and investment power over the shares. The Company has been advised that no single individual in the group owns 5% or more of the shares of Series A Preferred Stock. See "Selling Security Holders."

                              CERTAIN TRANSACTIONS


Transactions with Cardservice International, Inc.
-------------------------------------------------

      Mr. Caesar Berger, a director of the Company, is also an officer of Cardservice International, Inc. See "Management." CSI has been involved with the Company in what is primarily a customer - vendor relationship, and CSI purchased approximately $698,000 and $398,000 in product from the Company in the fiscal years ended June 30, 1997, and 1996, respectively. In fiscal 1996, CSI advanced the Company $162,500 for the purchase of raw materials in exchange for 142,544 shares of Common Stock, plus the royalty right described in the following paragraph. The Company valued the shares at 150% of the then current market price for purposes of the transaction. CSI was granted registration rights on the underlying shares. In 1995, CSI was granted warrants exercisable for 100,000 shares of Common Stock at $.10 per share, which it exercised as of April 26, 1996. Rather than exercise its registration rights, CSI has sold shares from time to time under SEC Rule 144 and as of January 31, 1998, CSI had sold all of the shares of Common Stock it acquired through exercise of the warrants and as partial consideration for the loan.

      In conjunction with the $162,500 loan, the Company obligated itself to pay royalties to CSI on future non- CSI sales of POS-50(R) product built with the inventory purchased by CSI, in the amount of $150 per unit on the first 1,000 units and $100 per unit on any additional units. The Company accrued total royalties to CSI of $56,750 since the inception of this agreement and through the nine months ended March 31, 1998, all of which have been paid.

      Management of the Company believes that the transactions with CSI described above were on terms at least as favorable as could have been obtained from unaffiliated parties.

Transactions with Liviakis Financial Communications, Inc.("LFC")
and Affiliates of LFC
----------------------------------------------------------------

      In July of 1997, the Company entered into a Consulting Agreement with Liviakis Financial Communications, Inc. ("LFC") pursuant to which LFC provides the Company with financial and business consulting and public and investor relations services. The Company is obligated to pay Liviakis consulting fees of $10,000 in cash and 300,000 shares of its Common Stock over the one year term of the Consulting Agreement. 75% of the shares are issuable to LFC and 25% are issuable to Mr. Robert B. Prag, an executive officer of LFC. The Company has agreed to register the 300,000 shares of Common Stock issuable to LFC and Mr. Prag and those shares are included in the registration statement of which this Prospectus is a part. See "Selling Security Holders." Pursuant to the Consulting Agreement, the Company must also pay LFC cash equal to 2.5% of the gross proceeds received in any direct financing located for the Company by LFC. In connection with the closing of the sale of $3,060,000 of 8% Convertible
Debentures, the Company paid LFC $76,500 as a finder's fee for locating JW Charles Securities, Inc., the finder used by the Company in the offering of the 8% Convertible Debentures. See "Business - History of the Company - Recent
Significant Securities Issuances Private Offering of 8% Adjustable Rate Convertible Subordinated Debentures Due December 31, 1999."

      The Company also sold a total of 3,500,000 shares of Common Stock and warrants to purchase up to an additional 1,600,000 shares of Common Stock exercisable at $.01 per share (the "Liviakis Warrants") to two affiliates of LFC, Messrs. John Liviakis and Robert B. Prag, in August 1997, for $500,000 in cash. Pursuant to this transaction, Messrs. Liviakis and Prag became significant shareholders of the Company. See "Security Ownership of Principal Shareholders and Management." The Common Stock issued (and issuable pursuant to the Consulting Agreement and upon exercise of the Liviakis Warrants) to LFC and Messrs. Liviakis and Prag carries registration rights (which include the right to register any other shares of the Company which they may possess at the time of any registration in which they have a right to include shares), including a one-time demand registration right and unlimited "piggyback" registrations, with the costs thereof to be borne by the Company.

The registration rights expire at the earlier of three years from August 4, 1997 or at such time as all shares may be sold without restriction under SEC Rule
144. The shares of Common Stock that LFC and Messrs. Liviakis and Prag can acquire by exercise of the Liviakis Warrants and under the consulting agreement are being included in the registration statement of which this Prospectus is a part. However, in connection with the purchase of the Company's 8% Convertible Debentures by the investors in that offering, LFC and Messrs. Liviakis and Prag agreed that they will not commence sales any of their shares in the Company prior to February 1, 1999. On May 12, 1998, 1,200,000 shares of Common Stock were issued to Mr. John Liviakis upon exercise of his Common Stock purchase warrants. See "Selling Security Holders."

      Since the LFC related financing transaction and the LFC Consulting Agreement were entered into by the Company at approximately the same time, the Company has treated these transactions as one transaction for accounting purposes. To properly ascribe a fair value to the Consulting Agreement, the Company obtained an independent valuation of the Company's share price from an accredited valuation firm. Based on the fair market value of the Common Stock as determined by the valuation, the total of all shares issuable in the transactions, and the cash proceeds received, the Consulting Agreement was valued at $1,390,000 and recorded as prepaid consulting services with a corresponding increase in equity. The consulting services will be amortized on a straight-line basis over the term of the Consulting Agreement (one year) as an element of operating expense, within selling, general and administrative expense in the statement of operations, commencing with the July 25, 1997 effective date of the agreement.

      Pursuant to the agreement by which they purchased the Company's securities, Messrs. Liviakis and Prag were granted the right to approve the appointment of a Chief Executive Officer, Chief Financial Officer and Vice President of Sales, which they have done. They also have the right to approve the nominations of up to two non-employee directors. They have approved the appointment of Richard S. Barton as a director of the Company but have not exercised their rights regarding another director as of the date of this Prospectus.

      Between October 14 and November 30, 1997, the Company received several bridge loans from LFC in the total amount of $475,000. The Company was obligated to pay LFC interest on the amount borrowed at the rate of 9% per annum. The Company paid LFC the amount due on these loans, with interest at the stated rate, from the proceeds of the sale of the 8% Convertible Debentures sold on December 10, 1997. See "Business - History of the Company - Recent Significant Securities Issuances - Private Offering of 8% Adjustable Rate Convertible Subordinated Debentures Due December 31, 1999."

      On June 30, 1998, the Company and LFC agreed to extend their consulting relationship through the entry of a new consulting agreement covering the period from August 1, 1998 through March 15, 1999 (the "New LFC Agreement"). The terms of the New LFC Agreement are substantially the same as the Original LFC Agreement. For services to be rendered under the New LFC Agreement, LFC and Mr. Prag are to receive 290,000 shares of Common Stock which are issuable as a signing bonus upon execution of the New LFC Agreement, 75% to LFC and 25% to Mr. Prag. In conjunction with the entry of the New LFC Agreement LFC and Messrs. Liviakis and Prag agreed to a further lock-up of their Company shares, pursuant to which they will not be able to sell their Company shares before February 1, 1999, even though certain of those shares are being included in the Registration Statement of which this Prospectus is a part. The 290,000 shares issuable to LFC and Mr. Prag under the New LFC Agreement carry registration rights that are identical to those covering the prior shares issued or issuable to them under their original subscription agreements and the Original LFC Agreement, although they have agreed that the shares issuable under the New LFC Agreement will not be included in the registration statement of which this Prospectus is a part. The Company will bear the expenses of registering the shares. LFC is entitled to a finder's fee of 2.5% of the gross proceeds of any financing that it introduces to the Company. In addition, the Company has agreed to expand its Board of Directors to include two additional outside directors which are acceptable to LFC. See "Business - History of the Company - Recent

Significant  Securities
Issuances," "Security Ownership of Principal Shareholders and Management" and "Selling Security Holders."

      Management of the Company believes that the transactions with LFC and its affiliates described above were on terms at least as favorable as could have been obtained from unaffiliated parties.

Transactions with entrenet Group, LLC
-------------------------------------

      In June 1997, the Company entered into a consulting agreement with entrenet Group, LLC ("entrenet"), for purposes of assisting the Company in strategic planning, the creation of a detailed business and marketing plan and in locating financing sources. For its services, the Company issued a $150,000 convertible promissory note to entrenet, with interest payable at 10% per annum, due in full on or before June 2, 1998. Principal and interest are convertible into Common Stock of the Company over the year ending June 2, 1998, at $.50 per share. See "Security Ownership of Principal Shareholders and Management." In addition, the Company was obligated to pay entrenet a finder's fee of 8% for any direct financing it located for the Company, payable in Company securities identical to what was sold by the Company in any such financing. Entrenet located LFC and was therefore entitled to a finder's fee for that $500,000 financing. A difference then developed between the Company and entrenet over interpretation of the provisions specifying the consideration payable to entrenet as its finder's fee for locating LFC. The matter was finally resolved by the Company and entrenet agreeing that the Company would issue entrenet a total of 280,000 shares of its Common Stock at such time as the Company obtained shareholder approval for an increase in authorized Common Stock to no less than 40,000,000 shares. This occurred on February 6, 1998. The Company also granted entrenet "piggyback registration rights" covering all shares of Common Stock issuable to it under the debenture and as payment of the finder's fee, which entitle entrenet to have their shares included in any registration filed by the Company. Those shares are included in the registration statement of which this Prospectus is a part. See "Selling Security Holders."

      As of March 12, 1998, the Company entered into an agreement with entrenet to provide business and financial consulting services to the Company and to assist the Company in locating additional financing. The term of the agreement is for six months from March 12, 1998 and renews for additional six month terms unless at least 60 days notice is given to terminate the agreement prior to the end of a term. For its advisory services under the agreement, entrenet will receive a fee of $60,000, payable in the form of a promissory note bearing 10% interest, due on or before the earlier of March 11, 1999, or the receipt by the Company of aggregate gross proceeds from financings of $2,000,000. In addition, entrenet received a Common Stock Purchase Warrant to purchase 10,435 shares at $5.75 per share, exercisable until March 11, 2003. The shares issuable pursuant to the warrant carry piggyback registration rights that entitle entrenet to have the shares registered at any time the Company effects a registration of its securities under the Securities Act of 1933, as amended, subject to exclusion for registrations on ineligible forms. See "Description of Securities - entrenet Warrant." Upon the consummation of any financing transaction entered into by the Company during the term of the agreement (with the exception of financings from certain identified, excluded sources) or for two years after termination with respect to any financing obtained from a source introduced to the Company by entrenet, entrenet is entitled to receive cash compensation as follows: for debt financings, 2% of the total amount of the financing, payable in cash or in the form of a 10% note due in one year; for equity financings, 7% of the total gross financing proceeds (payable in cash), unless there is a licensed investment banker entitled to receive compensation as a result of the transaction, in which case the amount payable to entrenet is reduced to 2 1/2% of the gross proceeds (payable in cash), plus a five year Common Stock purchase warrant which entitles entrenet to purchase that number of shares of Common Stock equal in value (as determined by a defined fair market price) to the full amount of compensation payable to entrenet in cash, at a per share exercise price equal to the then current market value of the Common Stock (as defined); for mergers and acquisitions, 5% of the total consideration paid or received in the transaction (payable in cash), unless there is a licensed investment banker entitled to receive compensation as a result of the transaction, in which case the amount payable to entrenet is reduced to 3%

(payable in cash) of such consideration, plus a five year Common Stock purchase warrant which entitles entrenet to purchase that number of shares of Common Stock equal in value (as determined by a defined fair market price) to the full amount of compensation payable to entrenet in cash, at a per share exercise price equal to the then current market value of the Common Stock (as defined). If entrenet assists the Company in locating an executive-level candidate who is hired by the Company, entrenet is entitled to receive a fee equal to 30% (payable in cash) of the candidate's total first year compensation.

      Management of the Company believes that the transactions with entrenet described above were on terms at least as favorable as could have been obtained from unaffiliated parties.

Transactions with ADATOM, Inc.
------------------------------

      The Company purchased office furniture and computer equipment in the approximate amount of $200,000 through ADATOM, Inc., a company owned by Richard
S. Barton, who is a director of the Company. Mr. Barton also serves as an executive officer of ADATOM. See "Management." ADATOM is in the business of selling such furniture and equipment and the Company offered to purchase through ADATOM if it was able to meet quotes obtained by the Company from competing independent suppliers of the same furniture and equipment. ADATOM was able to meet such quotes. Management of the Company believes that the terms upon which it has purchased items from ADATOM are at least as favorable as it could have obtained from independent, unaffiliated parties. The Company may make additional purchases from ADATOM in the future, subject to the same conditions.

Transactions with RBB Bank Aktiengesellschaft
---------------------------------------------

      As of March 12, 1998, the Company entered into an agreement with Mr. Richard P. Draper, and his assignee of 397,684 shares of Common Stock, Tillicombe International, LDC ("Tillicombe") by which Mr. Draper and Tillicombe agreed to allow the Company to assign its rights in a call option which the Company had on those shares (the "Call Option") to a third party in return for payment to Tillicombe of $25,000 and the release of the Company's voting and rights in the Call Option as to 30,000 of those shares. The Company thereby acquired the right to assign the Call Option as to 367,684 of Tillicombe's shares. the Company acquired the Call Option in October 1995, in conjunction with the dissolution of a subsidiary, Direct Data, Inc., which the Company had acquired in 1994, in which Mr. Draper was a principal shareholder. See
"Description of Securities - Company's Option To Purchase Certain Shares." Through June 15, 1998, the Company sold and assigned the Call Option on 250,000 of such shares to RBB Bank Aktiengesellschaft, the agent which owns 1,600,000 shares of the Company's Series A Preferred Stock. See "Selling Security Holders." RBB Bank purchased the Call Option in five increments of 50,000 share options each, and paid the Company 85% of the average last sale price of the underlying shares over the five days prior to the date of acquiring each Call Option, less the Call Option exercise price of $.25 per share. In each transaction, RBB Bank paid the acquisition price for the Call Option, as well as the exercise price to Tillicombe prior to taking delivery of the shares. The Company realized a total of approximately $997,402 from the sale of these Call Options to RBB Bank.

      On June 26, 1998, the Company issued a $250,000 promissory note to RBB Bank Aktiengesellschaft which is payable in full on or before September 9, 1998. The note evidences a short-term bridge loan and is required to be repaid from the proceeds of any aggregate equity placements done by the Company which amount to at least $1,000,000 (from which aggregate proceeds any additional bridge financings received between the date of the note and such equity financings are excluded). The note is secured by certain assets of the Company, including all accounts receivable (excluding certain receivables pledged or which may be pledged in connection with inventory financing), all inventory (excluding Tranz Enablers securing amounts owing to inventory financiers, and certain specified inventory previously pledged to Omron Systems), all fixed assets and all deposit accounts and intangible assets of the Company. In connection with the issuance of the Note, the Company also granted

RBB Bank a right of first refusal to fund any such additional bridge financings needed by the Company. This right must be exercised within one day of RBB Bank being notified of the terms of any such additional bridge financing. In conjunction with this loan, the Company also issued a Common Stock purchase warrant to RBB Bank to purchase 20,000 shares of Common Stock at $4.375 per share, exercisable through September 9, 2001. The warrant has antidilution provisions that protect the holders against dilution in the event of certain transactions. The warrant also has "piggyback" registration rights entitling the holders to have the underlying shares registered in any registration done by the Company, other than registrations on ineligible forms and the Registration Statement of which this Prospectus forms a part. The expenses of such registrations (other than selling expenses) are to be borne by the Company. See "Certain Transactions - Transactions with RBB Bank Aktiengesellschaft" and "Selling Security Holders."

     As of July 9, 1998, the Company reached agreement with RBB Bank for its participationn in the purchase of $1,000,000 minimum and up to $4,000,000 maximum of 6% convertible debentures of the Company, payable in full two years after issuance, if not converted to Common Stock before that date. The debenture is to pay interest in cash at the rate of six percent (6%) per annum, payable quarterly (with the first payment due on or before January 15, 1999 for the entire period from the date of issuance of the debentures through December 31,
1998). The debentures are to be convertible at the option of the holders at the lesser of 80% of the average closing price of the Common Stock over the five trading days prior to conversion or $4.25 per share (the "Fixed Conversion Price"). Fiifty percent of the debentures become convertible on the earlier of effective registration of the underlying shares with the SEC or 120 days after the date of initial issuance of any of the debentures (the "Initial Issuance Date"); the balance become convertible 30 days thereafter. Any debentures that are converted prior to the first interest payment date will not be entitled to any interest. Subject to certain adjustments, the debentures cannot be converted below a "floor" price, which is to be the lesser of 50% of the closing bid price for the Common Stock as of the Initial Issuance Date or $2.50 per share. The floor is eliminated 180 days after the Initial Issuance Date and if the Company issues any other security within 180 days of the Initial Issuance Date with a floor price less than that of the debentures, the debenture floor price is reduced to that lesser amount. Any conversion restrictions (both time and price) are eliminated upon the announcement of a consolidation, merger or other business combination of the Company. Once the underlying Common Stock has been registered for at least 90 days, and if the Common Stock has traded at or above 200% of the Fixed Conversion Price for at least 20 consecutive trading days, the Company can require conversion of the debentures, subject to certain restrictions if the stock is suspended from trading or the registration of the underlying Common Stock is suspended. The Company may redeem the debentures at any time from the Initial Issuance Date to 120 days thereafter if the Common Stock is trading above the floor price, on the following basis: to day 60 at 105% of face value plus accrued interest; from day 61 to day 90 at 112.5% of face value plus accrued interest; and from day 91 to day 120 at 120% of face value plus accrued interest. At the time of any such redemption, the Company must also issue Common Stock purchase warrants for 50,000 shares of Common Stock per $1,000,000 of redeemed debentures, exercisable for three years at the closing bid price on the day prior to redemption. The Company has agreed that it will file to register the Common Stock underlying the debentures with the SEC within 75 days of the Initial Issuance Date and that it will respond to initial SEC comments within 15 days of receipt and any subsequent SEC comments within 10 days of receipt. In the event the registration is not effective with the SEC within 120 calendar days of the Initial Issuance Date, the Company must pay a cash penalty of two percent (2%) of the face amount of the debentures and thereafter an amount equal to three percent (3%) of the face amount for every thirty calendar days (or any fraction thereof) until the registration is effective. In the event the registration is not effective by the 180th day after the Initial Issuance Date, the Company can be required by the holders to redeem the debentures at 120% of face value, plus accrued interest to the date of redemption. Any debentures that have not been converted to Common Stock as of the maturity date, or upon a merger, consolidation or other sale of the Company or its assets, in which the Company is not the surviving entity are to either be converted into Common Stock at the conversion price then in effect or, at the option of the holders, must be redeemed by the Company. RBB Bank is also to receive on a pro rata basis, three year, 50,000 share Common Stock purchase warrants exercisable at $4.50 per share, per $1,000,000 of debentures purchased. The

Company has also agreed to pay compensation to JW Charles  Securities,  Inc.
of 7% of the amount raised through sale of the debentures and to issue JW Charles a three year, 30,000 share Common Stock purchase warrant exercisable at $4.50 per share, in a pro rata amount, per $1,000,000 of debentures sold. One percent of the cash compensation payable to JW Charles is to be escrowed and paid to the Company if the debentures are redeemed within 60 days of the Initial Issuance Date. See "Selling Security Holders."

      Management believes that the transactions with RBB Bank described above were on terms at least as favorable as could have been obtained from unaffiliated parties.

                            DESCRIPTION OF SECURITIES

Authorized Capital

      The authorized capital stock of the Company consists of 40,000,000 shares of no par value common stock (the "Common Stock") and 15,000,000 shares of no par value preferred stock (the "Preferred Stock"), 4,000,000 shares of which have been designated as Series A Cumulative Convertible redeemable Preferred Stock (the "Series A Preferred Stock"). Because only 3,060,000 of the 4,000,000 shares of Series A preferred Stock were sold are outstanding, the Board of Directors will likely remove 940,000 shares of the Series A Preferred Stock from the designation and reinstate it as authorized and available for redesignation and issuance.

Common Stock

      The Common Stock has attributes typical of common stock. Each share has one vote on all matters submitted to shareholders and is entitled to participate pro rata in all distributions made on the Common Stock after payment of all preferences on any other class having superior rights. Cumulative voting in the election of directors is not allowed and the Common Stock is not entitled to any preemptive rights to purchase or subscribe for any securities to be issued by the Company.

Transfer Agent for Common Stock

     The transfer agent and registrar for the Common Stock is American Securities Transfer & Trust, Inc. ("AST"). AST's operations center address is 938 Quail Street, Suite 101, Lakewood, Colorado 80215-5340 and its telephone number is (303) 234-5300.

Certain Effects Of Authorized But Unissued Stock

      As of  June  30,  1998,  there  are  22,351,166  shares  of  Common  Stock
(including the reservation of a total of 1,017,241 shares of Common Stock estimated to be issuable upon conversion of, and as dividends on, 3,060,000 shares of Series A Preferred Stock, based on a projected market price of $4.00 per share for the Common Stock at the time of conversion and payment of dividends) and 11,940,000 shares of Preferred Stock available for future issuance without further shareholder approval (subject to reservation of any additional shares of Common Stock as may be necessary to honor: conversion rights of, or dividends payable on, the Series A Preferred Stock if the market price of the underlying Common Stock is less than $4.00 per share; or
antidilution provisions of any outstanding options, warrants or other convertible securities). These additional shares may be utilized for a variety of corporate purposes including future private or public offerings to raise additional capital, to pay Company debts or to facilitate corporate acquisitions.

      One of the effects of the existence of unissued and unreserved Common Stock and Preferred Stock may be to enable the Board of Directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company.

      With respect to authorized and unissued Preferred Stock, the Board of Directors may determine the rights, preferences, privileges and restrictions of the unissued Preferred Stock without any further action by shareholders. The purpose of authorizing the Board of Directors to determine such rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The Board of Directors may issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock, and which could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company. However, any issuance of preferred stock with voting rights could have the effect of reducing the Company's ability to use it NOLs prior to expiration. See "Risk Factors - Risks Relating to the Company's Securities - Possible Loss of NOLs."

      The Company does not currently have any plans to issue additional shares of Common Stock or Preferred Stock other than shares of Common Stock which may be issued as dividends on, or in conversion of, the Series A Preferred Stock, and upon the exercise of options, warrants and other present commitments to issue Common Stock which have been granted to date or which may be granted in the future to the Company's employees, nonemployee directors and consultants.

Certain Anti-Takeover Provisions of Colorado Law

      Under Section 7-106-205 of the Colorado Business Corporation Act, the Board of Directors of a Colorado corporation may issue rights, options, warrants or other convertible securities (hereafter "rights") entitling the holders of the rights to purchase, receive or acquire shares or fractions of shares of the corporation or assets or debts or other obligations of the corporation, upon such terms as are determined by the Board of Directors, but subject to the fiduciary duties of directors to the shareholders of the corporation. In the absence of fraud, the judgment of the Board of Directors in determining the adequacy of the consideration received by the corporation for the rights is conclusive. The Board of Directors is free to structure the issuance or exercise of the rights in a manner which may exclude "significant shareholders" from being entitled to receive such rights or to exercise such rights or in a way which may impose conditions on the exercise of such rights which is different for "significant shareholders" as compared to other shareholders. The statute defines "significant shareholder" as being any person owning, or offering to acquire, directly or indirectly, a number or percentage, as specified by the Board of Directors, of the outstanding voting shares of the corporation, or any transferee of such person. By structuring and issuing rights of this type, the Board of Directors could effectively prevent a takeover of the corporation by persons deemed hostile to management. Nothing presently contained in the Articles of Incorporation of the Company prohibits the Board from using these types of rights in this manner.

Preferred Stock

      The Company is authorized to issue a total of 15,000,000 shares of no par value preferred stock (the "Preferred Stock") which is commonly known as "blank check" Preferred Stock. The term "blank check" Preferred Stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof are determined by the board of directors of a company. The Board of Directors may designate a series and issue shares of Preferred Stock for a variety of corporate purposes including future private or public offerings to raise additional capital, to pay Company debts or to facilitate corporate acquisitions, conversions of convertible securities, employee benefit plans, stock splits effected in the form of stock dividends, and other general corporate purposes. This can be done without any additional shareholder approval, except as might be required by applicable stock exchange rules. The Company is not presently subject to any stock exchange rules which would require the Board to secure shareholder approval for such an issuance of Preferred Stock.

     There are presently 4,000,000 shares of Preferred Stock which have been designated as Series A Cumulative Convertible Redeemable Preferred Stock (the "Series A Preferred Stock"). A total of 3,060,000 shares of Series A Preferred Stock are issued and outstanding. Such shares were issued as of February 9, 1998, upon designation of the Series A Preferred Stock, in exchange for $3,060,000 of the Company's 8% Convertible Debentures. The Board of Directors will likely dedesignate the remaining 940,000 shares of Series A Preferred

Stock, and those 940,000 shares will return to the status of authorized and unissued shares of Preferred Stock. See "Description of Securities - Series A Preferred Stock," below.

Description  of  "Blank  Check"   Preferred   Stock,   Including   Anti-Takeover
Implications

      The Board of Directors may authorize the issuance, at any time or from time to time, of one or more series of Preferred Stock, and would at that time determine all designations, relative rights, preferences, and limitations of such stock including but not limited to the following: designation of series and numbers of shares; dividend rights; rights upon liquidation or distribution of assets of the Company; conversion or exchange rights; redemption provisions; sinking fund provisions; and voting rights.

      One of the primary purposes of authorizing directors to designate and issue shares of Preferred Stock is to eliminate delays associated with a shareholder vote on specific issuances. The Board of Directors may, however, subject to their duties to existing shareholders, issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock, and which could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company. The Board of Directors is required to make any determination to issue shares of Preferred Stock based on its judgment as to the best interests of the shareholders and the Company; however, the Board of Directors could issue shares of Preferred Stock that could, depending on the terms of such series, make more difficult an attempt to obtain control of the Company by merger, tender offer, proxy contest or other means.

      While the Company may consider effecting an equity offering of Preferred Stock or otherwise issuing such stock in the future for purposes of raising additional capital or for acquisitions, the Company, other than the Series A Preferred Stock that was immediately designated upon authorization of Preferred Stock by the Company's shareholders, has no agreements or understandings as of the date hereof with any third party to effect any such offering or acquisition, or to purchase any shares offered in connection therewith, or to vote any such shares, and no assurances are given that any offering will in fact be effected or that an acquisition pursuant to which such shares may be issued will be proposed and consummated. Therefore, the terms of any Preferred Stock that might be designated and issued in the future by the Board of Directors (other then the Series A Preferred Stock described herein) cannot be stated or estimated with respect to any or all of the securities authorized.

Series A Preferred Stock

      The Company's Articles of Incorporation were amended by director action as of February 9, 1998, to designate 4,000,000 shares of Preferred Stock as Series A Cumulative Convertible Redeemable Preferred Stock (the "Series A Preferred Stock"), following shareholder authorization of up to 15,000,000 shares of Preferred Stock on February 6, 1998.

      $3,060,000 of the Company's 8% Convertible Debentures, which were sold as of December 10, 1997, automatically converted into 3,060,000 shares of Series A Preferred Stock upon the authorization of the Series A Preferred Stock by the Company. At the time of the offering of the 8% debentures the Company was not authorized to issue Preferred Stock; consequently, the Company elected to issue the 8% Convertible Debentures, subject to the condition that upon approval of an adequate number of shares of Preferred Stock by shareholders, the 8% Convertible Debentures would automatically convert into shares of Series A Preferred Stock at the rate of one share of Series A Preferred Stock for each dollar of 8% Convertible Debentures owned by an investor at the time. The 8% Convertible Debentures therefore had essentially identical terms as the Series A Preferred Stock into which they converted, insofar as the right to receive interest (dividends on the Series A Preferred Stock), conversion rights, registration rights relating to shares of Common Stock issuable upon conversion or as interest on the 8% Convertible Debentures, and the Company's redemption rights. Therefore, no description of the 8%

Convertible Debentures has been included in this section as none of the 8% Convertible Debentures remains outstanding as of the date of this Prospectus.

      The Series A Preferred Stock is convertible into shares of Common Stock at the option of the holders and dividends on the Series A Preferred Stock are payable in shares of Common Stock, as described below. The shares of Common Stock issuable upon conversion of, and as dividends on, the Series A Preferred Stock, are being registered in the registration statement of which this Prospectus is a part. See "Selling Security Holders."

      The Series A Preferred Stock has the following rights and preferences.

Face Value

      For all calculations for which a value of the Series A Preferred Stock is needed, such as dividend payments and conversion ratios, the Series A Preferred Stock has a designated face value of $1.00 per share, which was the equivalent purchase price of the Series A Preferred Stock.

Conversion into Common Stock

     The Series A Preferred Stock is convertible at the option of the Holder into shares of Common Stock effective upon the earlier of (i) a declaration of effectiveness by the SEC of a registration statement covering the Common Stock into which the Series A Preferred Stock is convertible or (ii) 150 days from December 10, 1997. The Series A Preferred Stock will be convertible into Common Stock based on the face value of the Preferred Stock being converted at a rate (the "Conversion Price") equal to the lesser of (i) $6.00 per share of Common Stock or (ii) 80% of the average of the closing bid price of the Common Stock as reported on the OTC Electronic Bulletin Board or, if available, the closing bid price as quoted on NASDAQ or any other national securities exchange upon which the Common Stock is then listed, over the five trading days prior to conversion. Subject to certain penalties for failure to obtain effectiveness of a registration statement covering the shares of Common Stock issuable upon conversion of, and as dividends payable on, the Series A Preferred Stock, within 150 days of December 10, 1997 (which is May 11, 1998), the Conversion Price will in no case be less than $4.00 per share of Common Stock for the first 270 days following December 10, 1997 (the "Minimum Conversion Price"). After such 270 day period, the Minimum Conversion Price is eliminated. If the Company has not obtained effectiveness of a registration statement covering the shares of Common Stock issuable upon conversion of, and as dividends payable on, the Series A Preferred Stock by May 11, 1998, the Conversion Price (or Minimum Conversion Price, if then in effect) for the Series A Preferred Stock is discounted by two percent (2%) off the then-existing Conversion Prices. An additional two percent discount applies for each thirty day period (or fraction of any thirty day period) during which the registration statement is not effective after such 150th day and such discount will apply thereafter to determine the Conversion Price or Minimum Conversion Price applicable to the Series A Preferred Stock. As of the date of this Prospectus, a discount of an additional six percent (6%) is applicable to the Conversion Prices; therefore the Conversion Price is presently the lesser of $6.00 per share or 74% of the Market Price and the Minimum Conversion Price is $3.76 per share. No fractional shares of Common Stock will be issued upon conversion of the Series A Preferred Stock; rather, a holder entitled to a fractional share may receive the next higher whole number of shares of Series A Preferred Stock if the fractional share to which such Holder is otherwise entitled is equal to 0.5 or greater, or the next lower number of whole shares if the fractional share to which such Holder is otherwise entitled is less than 0.5. Instead of applying the rounding formula, the Company, at its election, may pay cash in lieu of any fractional share otherwise issuable upon conversion of the Series A Preferred Stock. The Company is obligated to deliver share certificates to the holders of the Series A Preferred Stock within eight business days of the date it receives a properly submitted conversion notice and is subject to an escalating penalty (based on the face amount of the Series A Preferred Stock being converted) of for each day beyond such eight day period that delivery of share certificates is late.

      The shares of Common Stock into which the Series A Preferred Stock is convertible and which are issuable as dividends on the Series A Preferred Stock are hereafter referred to as the "D/PS Common Stock."

Dividends

      Holders of the Series A Preferred Stock are entitled to receive cumulative quarterly dividends, when, as and if declared by the Board of Directors, out of the funds of the Company legally available therefor, at the option of the holder, initially at a per annum rate of 8% per share. The dividend rate will be reduced to 4% per annum upon initial effectiveness of an SEC registration statement covering the shares of Common Stock into which the Series A Preferred Stock is convertible. Dividends are payable as of the record dates of March 31, June 30, September 30 and December 31 of each year, commencing on the first such date following the date of original issuance of the Series A Preferred Stock. Dividends on the Series A Preferred Stock will be cumulative from the date of original issuance, and will be payable to holders of record as they appear on the stock books of the Company on such record dates. Payment dates shall be no more than 15 days after the record dates. Any unpaid dividends will bear interest at the same rate as the dividend rate then in effect for the Series A Preferred Stock. The accrued interest on the 8% Convertible Debentures which converted into shares of Series A Preferred Stock on February 9, 1998, is to be paid at the same time as the next dividend on the Series A Preferred Stock.

      Unless the full amount of cumulative dividends on the Series A Preferred Stock have been paid or sufficient funds set aside therefor, dividends may not be paid or declared and set aside for payment and other distribution may not be made on the Common Stock or any other stock of the Company ranking junior to the Series A Preferred Stock as to dividends.

      Under Colorado law, dividends or distributions to shareholders may be made only under certain circumstances. Dividends or distributions may not be paid in cash or property of the Company if after giving effect to such distribution the corporation (1) would not be able to pay its debts as they become due in the ordinary course or (2) the corporation's total assets would be less than its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The Company's ability to pay dividends in the future may therefore depend upon its financial results, liquidity and financial condition.

Registration Rights of Holders of Series A Preferred Stock

     The Company entered into an agreement with the purchasers of the Series A Preferred Stock to file a registration statement with the SEC covering the D/PS Common Stock within 90 days of December 10, 1997 (which was March 10, 1998). The Company agreed to use its best efforts to obtain effectiveness of the registration statement. If the Company was unable to do so within 150 days of December 10, 1997 (which was May 11, 1998), the Conversion Price (or Minimum Conversion Price, if then in effect) for the Series A Preferred Stock is discounted by 2% off the then-existing Conversion Price for each thirty day period (or fraction of any thirty day period) during which the registration statement is not effective after such 150th day. This discount then applies thereafter to determine the Conversion Price or Minimum Conversion Price applicable to the Series A Preferred Stock. The Company did not file the registration statement by March 10, 1998, nor obtain its effectiveness by May 11, 1998 and as a result, as of the date of this Prospectus, a discount of an additional six percent (6%) is applicable to the Conversion Prices; therefore the Conversion Price is presently the lesser of $6.00 per share or 74% of the Market Price and the Minimum Conversion Price is $3.76 per share. The Company is to use its best efforts to maintain effectiveness of the registration statement for 16 months from June 30, 1998. All expenses of the registration are to be borne by the Company, except for selling expenses, commissions or counsel fees incurred by or on behalf of the holders of Series A Preferred Stock.

      The Company has also granted the holders of the Series A Preferred Stock the right to be included in an unlimited number of "piggyback registrations" if and when the Company registers any securities for its own account or for any other selling security holders, subject to certain limitations in the event that such a registration is for an underwritten offering of securities.

      The Company and the holders of the Series A Preferred Stock have also agreed to indemnify each other for certain liabilities to which they may become subject in connection with the sale of the shares of Common Stock under any registrations. See "Commission Position on Indemnification for Securities Act Liabilities."

Liquidation Rights

      In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any distribution of assets is made to holders of Common Stock or any other stock of the Company ranking junior to the shares of Series A Preferred Stock upon liquidation, dissolution or winding up, the holders of Series A Preferred Stock shall receive a liquidation preference of $1.00 per share and shall be entitled to receive all accrued and unpaid dividends through the date of distribution. If, upon such a voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company are insufficient to pay in full the amounts described above as payable with respect to the Series A Preferred Stock, the holders of the Series A Preferred Stock will share ratably in any such distributions of assets of the Company first in proportion to their respective liquidation preferences until such preferences are paid in full, and then in proportion to their respective amounts of accrued but unpaid dividends. After payment of any such liquidation preference and accrued dividends, the shares of Series A Preferred Stock are not entitled to any further participation in any distribution of assets by the Company.

      A consolidation or merger of the Company with or into any other corporation will not be deemed to be a liquidation, dissolution or winding up of the Company, provided it is approved by a majority of the Series A Preferred Stock.

Optional Redemption

      The Series A Preferred Stock is subject to redemption in whole or in part at the election of the Company upon not less than 30 nor more than 60 days' notice by mail, at any time up to 270 days following December 10, 1997 if, during such period, the closing bid price of the Common Stock for at least 20 trading days in any consecutive 30 trading day period is less than $4.00 per share. To redeem the Series A Preferred Stock, the Company must pay 118% of the principal amount being redeemed, together with accrued but unpaid interest owing to the date of redemption. If the 20 day period falls wholly within the last 60 days of the 270 day period, then the Company will have a full 60 days from the end of the 270 day period within which to redeem the Series A Preferred Stock.

      The Company may also redeem any Series A Preferred Stock outstanding after 36 months from December 10, 1997 by payment of $1.00 per share plus all accrued and unpaid dividends to the date of redemption.

      If fewer than all of the shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be pro rata among all shares outstanding. On and after the date fixed for redemption, provided that the redemption price (including any accrued and unpaid dividends to but excluding the date fixed for redemption) has been duly paid or provided for, dividends shall cease to accrue on the Series A Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as shareholders of the Company shall cease, except the right to receive the monies payable upon such redemption, without interest thereon, upon surrender of the certificates evidencing such shares.

Voting Rights

      The holders of the Series A Preferred Stock will have no voting rights except as described below or as required by law. In exercising any such vote, each outstanding share of Series A Preferred Stock will be entitled to one vote, excluding shares held by the Company or any affiliate of the Company, which shares shall have no voting rights.

      As long as any Series A Preferred Stock is outstanding, the Company may not, without the affirmative vote or consent of the holders of at least 50% (unless a higher percentage shall then be required by applicable law) of the outstanding shares of Series A Preferred Stock amend or repeal any provision of the Company's Articles of Incorporation (including the Designation) or Bylaws which would have the effect of altering, changing or amending the preferences, rights, privileges, or powers of, or the restrictions provided for the benefit of, the Series A Preferred Stock.

Transfer Agent and Registrar for Series A Preferred Stock

      The Company acts as transfer agent and registrar for the Series A Preferred Stock, which is not publicly traded.

Common Stock Purchase Warrants

      The Company presently has the following common stock purchase warrants outstanding:

Liviakis Warrants

      In August 1997, for total consideration of $500,000, the Company sold 3,500,000 shares of Common Stock and warrants to two affiliates of Liviakis Financial Communications, Inc., Messrs. John Liviakis and Robert Prag. The warrants entitle the holders to purchase up to 1,600,000 shares of the Company's Common Stock at $.01 per share commencing January 15, 1998 and through August 4, 2002. The warrant shares (as well as the 3,500,000 shares issued to Messrs. Liviakis and Prag, the 300,000 shares issuable under the consulting agreement effective as of July 25, 1997 between the Company and Liviakis Financial Communications, Inc. and any other shares of Common Stock that Messrs. Liviakis or Prag own or have the right to acquire) carry registration rights which entitle the holders of a majority of the shares to have such shares included in any appropriate registration statement filed by the Company under the Securities Act of 1933 for three years from August 4, 1998 (the "piggyback rights") plus a one time right to have any shares owned or acquirable by such majority holders registered upon demand. The Company must keep the registration statement open for two years at its expense. The Liviakis Warrants also contain certain antidilution provisions which protect the holders against issuances of Common Stock at prices less than current market. Messrs. Liviakis and Prag have waived these antidilution rights as to issuances of Common Stock dividends upon the shares of Series A Preferred Stock. On May 12, 1998, 1,200,000 shares of Common Stock were issued to Mr. John Liviakis upon exercise of his Common Stock purchase warrants. See "Security Ownership of Principal Shareholders and Management," "Certain Transactions - Transactions with Liviakis Financial Communications, Inc. ("LFC") and Affiliates of LFC" and "Risk Factors - Risks
Relating to the Offering and the Company's Securities - Offering to Benefit Certain Existing Shareholders and Other Persons Holding the Company's Securities" and "Selling Security Holders."

Underwriters' Warrants

      In connection with its initial public offering which was completed in December 1993, the Company issued warrants to the underwriters of that offering exercisable to purchase up to 165,000 shares of Common Stock at

$12.325 per share, through December 1, 1998 (the "Underwriters' Warrants"). The shares underlying the Underwriters Warrants (the "U/W Shares") have registration rights exercisable through December 1, 1999, that require the Company to register the stock for public resale, two times only, on demand of the holders of a majority of the Underwriters' Warrants and/or the U/W Shares. The first registration is at the expense of the Company, while the second is at the expense of the holders of the Underwriter's Warrants or U/W Shares. In addition, an U/W Shares carry rights to be included in an unlimited number of "piggyback registrations" through December 1, 2000, subject to certain restrictions if the offering(s) are underwritten and the underwriter objects to inclusion of the U/W Shares. Should the Company refuse to register the U/W Shares on demand, or fail to file the demand registration statement within 75 days after demand is made (90 days under certain circumstances) the Company is obligated to buy back the U/W Shares at a price equal to fair market value (as defined in the warrant agreement) less the exercise price of the Underwriters' Warrants.

      The Underwriters' Warrants also contain anti-dilution provisions to protect the holders against dilution in the event the Company issues shares of Common Stock at less than market value (as defined in the Underwriters' Warrant Agreement). Adjustments will be required to be made to the exercise price and number of shares issuable upon exercise of the Underwriters' Warrants each time Common Stock is issued at a discount to market pursuant to conversion of the Series A Preferred Stock.

Former Management Warrants

      Prior to going public, the Company issued three warrants to purchase a total of 250,000 shares of Common Stock. The warrants were issued to one former officer/director (two, 50,000 share warrants) (the "Directors's Warrants") and one former officer (one 150,000 share warrant) (the "Officer's Warrants"). All of these warrants are exercisable at $4.00 per share. The Director's Warrants were originally exercisable through April 12, 1998; however, the Company has agreed to extend the expiration date of the Directors' Warrants until the earlier of six months from the effective date of a registration statement including the shares underlying the 50,000 shares warrant which has registration rights or April 12, 1999. The Officer's Warrant expires in April 2003. The Company is obligated to register 50,000 shares underlying one of the Director's Warrants on demand of the holder two times only, with the first registration at Company expense and the second registration at the expense of the warrant holder. The Company received a demand for registration of the 50,000 shares in November 1997 and is including the shares underlying that Directors' Warrant in the Registration Statement of which this Prospectus is a part. The expenses of this registration are being borne by the Company. See "Selling Security Holders." The other 50,000 share Director's Warrant had registration rights which were satisfied by the Company by inclusion of the underlying shares in the Company's initial public offering registration and does not have any additional registration rights. The 150,000 share Officer's Warrant does not have registration rights.

Direct Data Warrants

      The Company issued warrants to purchase a total 29,548 shares of Common Stock to the former shareholders of Direct Data, Inc., exercisable at $2.625 per share. Of those warrants, 8,947 have been exercised, 5,752 have expired, and the remaining 14,849 expire as of May 31, 1998. The shares underlying the warrants have demand registration rights exercisable two times only, by which the holders can demand to have the underlying shares registered, at the Company's expense. Should the Company become eligible to use Form S-3, the holders have an unlimited number of demand registrations available under a Form S-3 registration, provided the aggregate dollar amount of securities being registered for the holders exceeds $500,000. In addition, the holders of the warrants have an unlimited number of "piggyback" rights to have the shares underlying the warrants included in any registration undertaken by the Company, subject to certain limitations applicable to underwritten offerings. The shares underlying the warrants are included in the registration statement of which this Prospectus is a part. See "Selling Security Holders."

Finder's Warrant

     In connection with the private offering of 8% Convertible Debentures closed on December 10, 1997, the Company issued a Common Stock purchase warrant to JW Charles Securities, Inc., of Boca Raton, Florida ("JW Charles") as part of the finder's fee paid to JW Charles for services rendered to the Company in connection in the offering. The warrant is exercisable to purchase 50,000 shares of Common Stock at $6.525 per share at any time commencing on December 10, 1997, and continuing until December 9, 2000. The warrant also provides for cashless exercise. The warrant also contains antidilution protection to protect the holder against certain issuances of Common Stock or securities convertible or exchangeable for Common Stock at less than market value (as defined in the warrant), although the antidilution provisions do not apply to issuances of shares of Common Stock upon conversion of Series A Preferred Stock, options or warrants outstanding as of December 10, 1997 or any options issued or issuable under the Company's 1992 Stock Option Plan. The holders of the warrant also have registration rights entitling them to a one time demand registration at any time during the exercise period at the expense of the Company (subject to certain relief if financial statements are required to be included other than those normally prepared by the Company in the course of its ordinary reporting obligations under federal securities laws), plus an unlimited number of "piggyback" registration rights which entitle the holders to have the underlying shares included in any registration undertaken by the Company, subject to certain limitations in the event of an underwritten offering or as required by prior outstanding registration rights granted by the Company. The registration rights terminate entirely at such time as the underlying shares may be sold under SEC Rule 144 without any volume restrictions within 90 days of the date of issuance of such shares. The 50,000 shares underlying the warrant are included in the registration statement of which this Prospectus is a part. See "Selling Security Holders."

entrenet Warrant

      As of March 12, 1998, the Company issued a warrant to entrenet Group, LLC to purchase 10,435 shares of Common Stock at $5.75 per share as a consulting fee. The warrant expires as of March 11, 2003. The warrant has antidilution provisions that protect the holders against dilution in the event of certain transactions. The warrant also has "piggyback" registration rights entitling the holders to have the underlying shares registered in any registration done by the Company, other than registrations on ineligible forms with expenses of such registrations to be borne by the Company. The holders of the warrant have agreed to waive their registration rights with respect to the inclusion of the shares in the Registration Statement of which this prospectus forms a part. See "Certain Transactions - Transactions with entrenet Group, LLC."

RBB Bank Common Stock Purchase Warrant

     As of June 26, 1998, the Company issued a Common Stock purchase warrant to RBB Bank Aktiengesellschaft to purchase 20,000 shares of Common Stock at $4.375 per share, exercisable through September 9, 2001. The warrant was issued in consideration for RBB Bank's $250,000 loan to the Company. The warrant has antidilution provisions that protect the holders against dilution in the event of certain transactions. The warrant also has "piggyback" registration rights entitling the holders to have the underlying shares registered in any registration done by the Company, other than registrations on ineligible forms, and the Registration Statement of which this Prospectus forms a part. The expenses of such registrations are to be borne by the Company. See "RBB Promissory Note," below in this section, "Certain Transactions - Transactions with RBB Bank Aktiengesellschaft" and "Selling Security Holders."

Convertible Demand Notes

      From April - June, 1997 the Company issued promissory notes in the total principal amount of $185,000 (the "Demand Notes"). These notes bore simple interest of 10% per annum and were convertible to Common

Stock of the Company commencing on November 1, 1997. Principal and accrued interest owing on the notes was convertible at $.35 per share (as to $75,000 of the notes) and $.50 per share (as to $110,000 of the notes). The notes were payable in the fourth quarter of 1998, if not previously converted to Common Stock. The notes became the subject of a dispute between the Company and holders of $135,000 of the notes. In April 1998, the Company and the complaining noteholders settled the dispute by the Company agreeing to issue 1.4 times the number of shares originally issuable on conversion of the notes (plus an additional 11,000 shares to one Noteholder who purchased $50,000 of the Demand Notes) and provide the noteholders with a guarantee and "put" option as to any shares remaining unsold at the end of the one year period commencing on the dates the shares issued on conversion of the notes became saleable under SEC Rule 144. On July 2, 1997, the Company issued a promissory note in the amount of $16,825 to one of the investors who purchased the Demand Notes. This note was due and payable in full as of July 30, 1997 and bore interest at a default rate of 18% per annum if not paid when due. The Note was not paid when due; rather, the investor claims a representative of the Company promised her that the note would be converted into a Demand Note. At the same time as it settled the claims of this investor arising out of the Demand Notes, the Company agreed to convert all amounts owing as principal and interest by it under this note to a total of 18,507 shares of Common Stock. See "Business - Legal Proceedings - Settlement of Claims of Certain Noteholders" and "Risk Factors - Risks Involving the Company and Its Business - Settlement of Claims of Certain Holders of Convertible Demand Notes."

Company's Option To Purchase Certain Shares

      The Company owned, since October 5, 1995, an option to purchase up to a total of 397,684 shares of Common Stock from a shareholder at $.25 per share (the "Call Option") and also has the right to vote those shares in its discretion. As of March 12, 1998, the Company entered into an agreement with the shareholder to allow the Company to assign the Call Option to third parties. To induce the shareholder to consent to the assignment (which he had the right to refuse), the Company agreed to pay the shareholder $25,000 in cash and to release the Call Option and voting agreement as to 30,000 of the shares. The Company has now assigned the Call Option to the remaining 367,684 shares to accredited investors, who have immediately exercised the Call Option upon purchase. The shares that are the subject of the Call Option were originally issued in 1994 as "restricted securities" but have had the legend removed pursuant to SEC Rule 144(k). It is anticipated that the shares may therefore be immediately sold into the public market upon exercise of the Call Option by an unaffiliated assignee. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Financial Condition, Capital Resources and Liquidity - Sale of Call Options on Certain Shares of Common Stock."

RBB Bank Promissory Note

     On June 26, 1998, the Company issued a $250,000 promissory note to RBB Bank Aktiengesellschaft which is payable in full on or before September 9, 1998. The note is intended as a short-term bridge loan and is required to be paid from the proceeds of any aggregate equity placements done by the Company which amount to at least $1,000,000 (from which aggregate proceeds any additional bridge financings are excluded). The note is secured by certain assets of the Company, including all accounts receivable (excluding certain receivables pledged or which may be pledged in connection with inventory financing), all inventory (excluding Tranz Enablers securing amounts owing to inventory financiers and certain specified inventory previously pledged to Omron Systems), all fixed assets and all deposit accounts and intangible assets of the Company. In connection with the issuance of the Note, the Company also granted RBB Bank a right of first refusal to fund any additional bridge financing needed by the Company. This right must be exercised within one day of RBB Bank being notified of the terms of any such additional bridge financing. See "RBB Bank Common Stock Purchase Warrant," above in this section, "Certain Transactions - Transactions with RBB Bank Aktiengesellschaft" and "Selling Security Holders."

Possible Future Application of California General Corporation Law to the Company and Its Shareholders

      Under Section 2115 of the California General Corporation Law, foreign corporations that exceed an average of fifty percent for "the property factor, the payroll factor and sales factor" for its latest full income year (as computed under the same methods as are used in computing franchise tax payable in California) and which have more than one-half of the corporation's outstanding voting securities (as determined pursuant to Section 2115) held of record by persons having addresses in California, become subject to certain specified chapters and sections of the California General Corporation Law upon the first day of the first income year of the corporation commencing on or after the 135th day of the latest income year during which the above-described tests have been met or during which a final order has been entered by a court of competent jurisdiction declaring that those tests have been met. The Company believes that it presently exceeds the shareholder address test and is likely to have exceeded the other test as of the 135th day of its fiscal year ending June 30, 1999. The Chapters and Sections of the California General Corporation Law that apply to a foreign corporation that exceeds these thresholds are: Chapter 1 (general provisions and definitions), to the extent applicable to the following provisions; Section 301 (annual election of directors); Section 303 (removal of directors without cause); Section 304 (removal of directors by court proceedings); Section 305, subdivision (c) (filling of director vacancies where less than a majority in office elected by shareholders);Section 309 (directors' standard of care); Section 316 (excluding paragraph (3) of subdivision (a) and Paragraph (3) of subdivision (f)) (liability of directors for unlawful distributions); Section 317 (indemnification of directors, officers, and others); Sections 500 to 505, inclusive (limitations on corporation distributions in cash or property); Section 506 (liability of shareholder who receives unlawful distribution); Section 600, subdivisions (b) and (c) (requirement for annual shareholders' meeting and remedy of same not timely held); Sections 708, subdivisions (a), (b) and (c) (shareholders right to cumulate votes at any election of directors); Section 702 (supermajority vote requirement); Section 1001, subdivision (d) (limitations on sale of assets);
Section 1101 (provisions following subdivision (e)) (limitations on mergers); Chapter 12 (commencing after Section 1200) (reorganizations); Chapter 13 (commencing after Section 1300) (dissenters' rights); Sections 1500 and 1501 (records and reports); Section 1508 (action by Attorney General); and Chapter 16 (commencing after Section 1600) (rights of inspection). Application of these provisions of the California General Corporation Law to the Company may give greater or lesser protection to shareholders in certain instances than is available to shareholders under Colorado law, the Company's State of incorporation. Compliance with these provisions of California law may be more or less onerous to the Company than compliance with analogous provisions of Colorado law.

                            SELLING SECURITY HOLDERS

         This Prospectus relates to the resale of up to 7,240,356 shares of the Company's Common Stock by the Selling Security Holders named below. The shares being offered by the Selling Security Holders were or will be acquired in transactions as follows:

==========================================================================================================================
                                 Number of Shares
     Name of Selling              of Common Stock                   Transaction by which Shares Purchased or
     Security Holder                 Owned or                        Purchasable by Selling Security Holder
                                    Acquirable
--------------------------------------------------------------------------------------------------------------------------
RAS Securities                     66,000 Shares         Shares underlying Underwriters' Warrant issued as of
Corporation                                              December 2, 1993, in connection with the Company's
                                                         Initial public offering, exercisable at $12.325 per share.
                                                         See "Description of Securities - Common Stock Purchase
                                                         Warrants - Underwriters' Warrants."
--------------------------------------------------------------------------------------------------------------------------
Robert A. Schneider                16,500 Shares         Shares underlying Underwriters' Warrant issued as of
                                                         December 2, 1993, in connection with the Company's
                                                         Initial public offering, exercisable at $12.325 per share, which have been assigned to Mr. Schneider, a principal of RAS Securities
                                                         Corporation. See "Description of Securities - Common Stock Purchase
                                                         Warrants - Underwriters' Warrants."
--------------------------------------------------------------------------------------------------------------------------
James B. Walters                   50,000 Shares         Shares underlying common stock purchase warrant issued
                                                         as of April 12, 1993, exercisable at $4.00 per share. See
                                                         "Description of Securities - Common Stock Purchase
                                                         Warrants - Director's Warrants."
--------------------------------------------------------------------------------------------------------------------------
Former Shareholders                18,796 Shares         Shares issued or issuable upon exercise of common stock
of Direct Data, Inc.                                     purchase warrants issued as consideration in the
                                                         acquisition of Direct Data, Inc., as of September 29,
                                                         1994, exercisable at $2.625 per share. The warrants
                                                         and/or shares are owned by the following individuals in
                                                         the following amounts: Peter Roehl - 3,947 Shares; K.M.
                                                         Lawlis and M.W. Lawlis, as Trustees for the K.M. Lawlis
                                                         1990 Revocable Trust - warrants to purchase 8,459
                                                         Shares; Henry Nichols - warrants to purchase 3,759
                                                         Shares; and Alan B. Roberts (a former director officer and
                                                         Director of the Company) - warrants to purchase 2,631
                                                         Shares. See "Description of Securities - Common Stock
                                                         Purchase Warrants - Direct Data Warrants."

                                      -84-

==========================================================================================================================
                                 Number of Shares
     Name of Selling              of Common Stock                   Transaction by which Shares Purchased or
     Security Holder                 Owned or                        Purchasable by Selling Security Holder
                                    Acquirable
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
entrenet Group, LLC               608,750 Shares         328,750 Shares issued upon conversion of a $150,000
and Affiliates                                           Convertible Promissory Note issued as consulting fees as
                                                         of June 3, 1997; 280,000 Shares issued in payment of a
                                                         finder's fee owing under the consulting agreement dated
                                                         June 3, 1997. 165,200 of the 280,000 finder's fee Shares
                                                         have been assigned to various members of entrenet,
                                                         consisting of five persons, as follows: Alternative
                                                         Technologies International, Inc. - 74,200 Shares; J.A.
                                                         Billington & Associates, Inc. - 49,000 Shares; KBK
                                                         Enterprises, Inc. - 14,000 Shares; Timothy Jaeger -
                                                         14,000 Shares; and Eugene McCord - 14,000 Shares.  See
                                                         "Certain Transactions - Transactions with entrenet Group,
                                                         LLC."
--------------------------------------------------------------------------------------------------------------------------
Liviakis Financial                225,000 Shares         Shares issued or issuable under a Consulting Agreement
Communications,                                          effective as of July 25, 1997 between the Company and
Inc.                                                     LFC; although the shares are being included in this
("LFC")                                                  registration statement, they cannot be sold before February 1,
                                                         1999. See "Certain Transactions - Transactions with
                                                         Liviakis Financial Communications, Inc. ("LFC") and
                                                         Affiliates of LFC."
--------------------------------------------------------------------------------------------------------------------------
John M. Liviakis                 3,825,000 Shares        3,825,000 Shares, of which 2,625,000 of the Shares
                                                         (together with 1,200,000 Common Stock purchase
                                                         warrants) were issued under a Subscription Agreement
                                                         dated as of August 4, 1997 for total consideration of
                                                         $375,000; 1,200,000 Shares were issued upon exercise of
                                                         the Common Stock purchase warrants for $.01 per share;
                                                         although the Shares are being included in this registration statement, they cannot be sold before February 1, 1999.
                                                         See "Certain Transactions - Transactions with Liviakis
                                                         Financial Communications, Inc. ("LFC") and Affiliates of
                                                         LFC."
--------------------------------------------------------------------------------------------------------------------------
Robert B. Prag                    Up to 1,350,000        875,000 Shares owned outright and 400,000 Shares
                                      Shares             underlying Common Stock purchase warrants exercisable
                                                         at $01 per share; the Shares and the warrants were issued
                                                         under a Subscription Agreement dated as of August 4,
                                                         1997 for total consideration of $125,000; and 75,000
                                                         Shares issued or issuable under a Consulting Agreement
                                                         between the Company and LFC effective as of July 25,
                                                         1997; although the shares are being
                                                         included in  this registration statement,
                                                         they cannot be sold  before  February 1, 1999.
                                                         See   "Certain Transactions -
                                                         Transactions   with Liviakis Financial
                                                         Communications,    Inc. ("LFC") and Affiliates of LFC."

                                      -85-

==========================================================================================================================
                                 Number of Shares
     Name of Selling              of Common Stock                   Transaction by which Shares Purchased or
     Security Holder                 Owned or                        Purchasable by Selling Security Holder
                                    Acquirable
--------------------------------------------------------------------------------------------------------------------------
Brefo S.A.                      Up to 16,836 Shares      15,625 Shares estimated to be issuable upon conversion of
                                                         50,000 shares of Series A Preferred Stock; 997 Shares of
                                                         Common Stock estimated to be issuable as dividends on
                                                         the 50,000 shares of Series A Preferred Stock from April
                                                         1, 1998 through December 31, 1999; and 214 Shares of
                                                         Common Stock previously issued as interest on $50,000 of
                                                         8% Convertible Debentures (prior to conversion into
                                                         shares of Series A Preferred Stock) and as dividends on
                                                         the shares of Series A Preferred Stock, through March 31,
                                                         1998.  See Footnote (1) to this table, immediately
                                                         following.  See also, "Description of Securities - Preferred
                                                         Stock - Series A Preferred Stock."
--------------------------------------------------------------------------------------------------------------------------
CNCA - SCT Brunoy               Up to 67,340 Shares      62,500 Shares estimated to be issuable upon conversion of
Sub A/C BGP                                              200,000 shares of Series A Preferred Stock; 3,986 Shares
                                                         of Common Stock estimated to be issuable as dividends on
                                                         the 200,000 shares of Series A Preferred Stock from April
                                                         1, 1998 through December 31, 1999; and 854 Shares of
                                                         Common Stock previously issued as interest on $200,000
                                                         of 8% Convertible Debentures (prior to conversion into
                                                         shares of Series A Preferred Stock) and as dividends on
                                                         the shares of Series A Preferred Stock, through March 31,
                                                         1998. See Footnote (1) to this table, immediately
                                                         following.   See also, "Description of Securities -
                                                         Preferred Stock - Series A Preferred Stock."
--------------------------------------------------------------------------------------------------------------------------
Inversiones Wella,              Up to 16,836 Shares      15,625 Shares estimated to be issuable upon conversion of
S.A.                                                     50,000 shares of Series A Preferred Stock; 997 Shares of
                                                         Common Stock estimated to be issuable as dividends on
                                                         the 50,000 shares of Series A Preferred Stock from April
                                                         1, 1998 through December 31, 1999; and 214 Shares of
                                                         Common Stock previously issued as interest on $50,000 of
                                                         8% Convertible Debentures (prior to conversion into
                                                         shares of Series A Preferred Stock) and as dividends on
                                                         the shares of Series A Preferred Stock, through March 31,
                                                         1998. See Footnote (1) to this table, immediately
                                                         following.  See also, "Description of Securities - Preferred
                                                         Stock - Series A Preferred Stock."

                                      -86-

==========================================================================================================================
                                 Number of Shares
     Name of Selling              of Common Stock                   Transaction by which Shares Purchased or
     Security Holder                 Owned or                        Purchasable by Selling Security Holder
                                    Acquirable
--------------------------------------------------------------------------------------------------------------------------
The Endeavor                   Up to 336,702 Shares      312,500 Shares estimated to be issuable upon conversion
Capital Fund                                             of 1,000,000 shares of Series A Preferred Stock; 19,932
                                                         Shares of Common Stock estimated to be issuable as
                                                         dividends on the 1,000,000 shares of Series A Preferred
                                                         Stock from April 1, 1998 through December 31, 1999;
                                                         and 4,270 Shares of Common Stock previously issued as
                                                         interest on $1,000,000 of 8% Convertible Debentures
                                                         (prior to conversion into shares of Series A Preferred
                                                         Stock) and as dividends on the shares of Series A
                                                         Preferred Stock, through March 31, 1998. See Footnote
                                                         (1) to this table, immediately following. See also,
                                                         "Description of Securities - Preferred Stock - Series A
                                                         Preferred Stock."
--------------------------------------------------------------------------------------------------------------------------
RBB Bank                      Up to 538,723  Shares      500,000  Shares  estimated  to be issuable  upon
                                                         conversion  Aktiengesellschaft,  as of  1,600,000  shares of Series A
                                                         Preferred Stock; 31,890 agent Shares of Common Stock estimated to be issuable as dividends on the 1,600,000 shares of Series A Preferred
                                                         Stock from April 1, 1998 through December 31, 1999;
                                                         and 6,833 Shares of Common Stock previously issued as
                                                         interest on $1,600,000 of 8% Convertible Debentures
                                                         (prior to conversion into shares of Series A Preferred
                                                         Stock) and as dividends on the shares of Series A
                                                         Preferred Stock, through March 31, 1998. See Footnote
                                                         (1) to this table, immediately following. See also,
                                                         "Description of Securities - Preferred Stock - Series A
                                                         Preferred Stock."
--------------------------------------------------------------------------------------------------------------------------
Reg-S                           Up to 33,670 Shares      31,250 Shares estimated to be issuable upon conversion of
Intercontinental                                         100,000 shares of Series A Preferred Stock; 1,993 Shares
Investment, Ltd.                                         of Common Stock estimated to be issuable as dividends on
                                                         the 100,000 shares of Series A Preferred Stock from April
                                                         1, 1998 through December 31, 1999; and 427 Shares of
                                                         Common Stock previously issued as interest on $100,000
                                                         of 8% Convertible Debentures (prior to conversion into
                                                         shares of Series A Preferred Stock) and as dividends on
                                                         the shares of Series A Preferred Stock, through March 31,
                                                         1998. See Footnote (1) to this table, immediately
                                                         following.   See also, "Description of Securities -
                                                         Preferred Stock - Series A Preferred Stock."

                                      -87-

==========================================================================================================================
                                 Number of Shares
     Name of Selling              of Common Stock                   Transaction by which Shares Purchased or
     Security Holder                 Owned or                        Purchasable by Selling Security Holder
                                    Acquirable
--------------------------------------------------------------------------------------------------------------------------
L. Gene Tanner                  Up to 20,203 Shares      18,750 Shares estimated to be issuable upon conversion of
                                                         60,000 shares of Series A Preferred Stock; 1,196 Shares
                                                         of Common Stock estimated to be issuable as dividends on
                                                         the 60,000 shares of Series A Preferred Stock from April
                                                         1, 1998 through December 31, 1999; and 257 Shares of
                                                         Common Stock previously issued as interest on $60,000 of
                                                         8% Convertible Debentures (prior to conversion into
                                                         shares of Series A Preferred Stock) and as dividends on
                                                         the shares of Series A Preferred Stock, through March 31,
                                                         1998.  See Footnote (1) to this table, immediately
                                                         following.   See also, "Description of Securities -
                                                         Preferred Stock - Series A Preferred Stock."
--------------------------------------------------------------------------------------------------------------------------
JW Charles                         50,000 Shares         Shares underlying common stock purchase warrant issued
Securities, Inc.                                         as of December 10, 1997, exercisable at $6.525 per share
                                                         as a portion of a finder's fee paid to JW Charles
                                                         Securities, Inc. in conjunction with the private offering of the Company's 8% Convertible Debentures.  See
                                                         "Description of Securities - Common Stock Purchase
                                                         Warrants -  Finder's Warrant."
==========================================================================================================================

------------------

(1) The number of Shares estimated to be issuable upon conversion of, and as dividends on, the Series A Preferred Stock is based on a hypothetical market price of $4.00 per share for the underlying Common Stock at the time of conversion and at each dividend payment date. The choice of this hypothetical market price is based on recent prices of the Company's Common Stock and the "floor" price that is applicable to conversion of the Series A Preferred Stock for 270 days from December 10, 1997. No implication should be drawn from the use of this hypothetical market price for this purpose as to what value the Company ascribes to its Common Stock.

      The shares of Common Stock offered by this Prospectus may be sold from time to time by the Selling Security Holders or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Security Holders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Security Holders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

      Upon the Company being notified by any of the Selling Security Holders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, or secondary distribution or a purchase by a broker or dealer, a supplemental prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing (i) the name of the participating broker-dealer(s), (ii) the number of shares involved,
(iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.

      The  following  table  sets  forth  the  names  and  certain   information
concerning the Selling Security Holders.

================================================================================================================================
                                                    Number of Shares                            Number of
                                                        Owned or                                  Shares      Percentage of
                                                    Acquirable Prior         Number of         Owned After     Class After
       Selling Security Holder                       to Offering (1)       Shares Offered        Offering       Offering
================================================================================================================================
RAS Securities Corporation                              66,000                66,000                -0-            -0-
================================================================================================================================
Robert A. Schneider                                     16,500                16,500                -0-            -0-
================================================================================================================================
James B. Walters                                       100,000 (2)            50,000             50,000             *
================================================================================================================================
Peter Roehl                                              3,947                 3,947                -0-            -0-
================================================================================================================================
K.M. Lawlis and M.W. Lawlis, as Trustees                 8,459                 8,459                -0-            -0-
for the K.M. Lawlis 1990 Revocable Trust
================================================================================================================================
Henry Nichols                                            3,759                 3,759                -0-            -0-
================================================================================================================================
Alan B. Roberts                                          2,631                 2,631                -0-            -0-
================================================================================================================================
entrenet Group, LLC                                    453,985 (3)           443,550            10,435 (3)          *
================================================================================================================================
Alternative Technologies International, Inc.            74,200                74,200                -0-            -0-
================================================================================================================================
J.A. Billington & Associates, Inc.                      49,000                49,000                -0-            -0-
================================================================================================================================
KBK Enterprises, Inc.                                   14,000                14,000                -0-            -0-
================================================================================================================================
Timothy Jaeger                                          14,000                14,000                -0-            -0-
================================================================================================================================
Eugene McCord                                           14,000                14,000                -0-            -0-
================================================================================================================================
Liviakis Financial Communications, Inc.                442,500 (4)(5)        225,000 (6)       217,500 (5)          *
================================================================================================================================
John M. Liviakis                                     3,825,000 (4)         3,825,000 (6)            -0-            -0-
================================================================================================================================
Robert B. Prag                                       1,422,500 (4)(7)      1,350,000 (6)        72,500 (7)         -0-
================================================================================================================================
Brefo S.A.                                              16,836                16,836                -0-            -0-
================================================================================================================================
CNCA - SCT Brunoy Sub A/C BGP                           67,340                67,340                -0-            -0-
================================================================================================================================

                                      -89-

================================================================================================================================
                                                    Number of Shares                            Number of
                                                        Owned or                                  Shares      Percentage of
                                                    Acquirable Prior         Number of         Owned After     Class After
       Selling Security Holder                       to Offering (1)       Shares Offered        Offering       Offering

================================================================================================================================
Inversiones Wella, S.A.                                 16,836                16,836                     -0-            -0-
================================================================================================================================
The Endeavor Capital Fund                              336,702               336,702                     -0-            -0-
================================================================================================================================
RBB Bank Aktiengesellschaft                            558,723 (8)           538,723                 20,000 (8)          *
================================================================================================================================
Reg-S Intercontinental Investment, Ltd.                 33,670                33,670                     -0-            -0-
================================================================================================================================
L. Gene Tanner                                          20,203                20,203                     -0-            -0-
================================================================================================================================
J. W Charles Securities, Inc.                           50,000                50,000                     -0-            -0-
================================================================================================================================

-------------------
*     Less than 1%.

(1) Represents shares owned or acquirable as described in the table immediately preceding this table and/or as described in the footnotes to this table.
(2) Represents 100,000 shares underlying an immediately exercisable common stock purchase warrants exercisable at $4.00 per share.
(3) Includes 10,435 shares underlying an immediately exercisable common stock purchase warrants exercisable at $5.75 per share. See "Certain Transactions
     - Transactions with entrenet Group, LLC."
(4) Does not include shares that the Selling Security Holder may be deemed to own indirectly as a "beneficial owner" as described in the section of this Prospectus entitled "Security Ownership of Principal Shareholders and Management." See "Certain Transactions - Transactions with Liviakis Financial Communications, Inc. ("LFC") and Affiliates of LFC."
(5) Includes 217,500 shares issuable to LFC pursuant to a consulting agreement entered into between LFC and the Company as of June 30, 1998, effective as of August 1, 1998. See "Certain Transactions - Transactions with Liviakis Financial Communications, Inc. ("LFC") and Affiliates of LFC."
(6) These shares are not saleable by the named Selling Security Holder until February 1, 1999. See "Certain Transactions Transactions with Liviakis Financial Communications, Inc. ("LFC") and Affiliates of LFC."
(7) Includes 72,500 shares issuable to Mr. Prag pursuant to a consulting agreement entered into between LFC and the Company as of June 30, 1998, effective as of August 1, 1998. See "Certain Transactions - Transactions with Liviakis Financial Communications, Inc. ("LFC") and Affiliates of LFC."
(8) Includes 20,000 shares underlying a Common Stock purchase warrant that is presently exercisable. Does not include any shares underlying a 6% convertible debenture that RBB Bank has agreed to purchase in a minimum amount of $1,000,000 as of the date of this Prospectus. See "Certain Transactions - Transactions with RBB Bank Aktiengesellschaft."

      The Company has agreed to indemnify certain of the Selling Security Holders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or contribute to payment that the Selling Security Holders may be required to make in respect thereof. See "Commission Position on Indemnification for Securities Act Liabilities."

                                  LEGAL MATTERS

      The validity of the Common Stock offered hereby will be passed upon for the Company by Ireland, Stapleton, Pryor & Pascoe, P.C., Denver, Colorado.


                              CHANGE IN ACCOUNTANTS

      The Company has not changed accountants in the last two fiscal years.

                   COMMISSION POSITION ON INDEMNIFICATION FOR
                 SECURITIES ACT LIABILITIES AND RELATED MATTERS

Colorado Business Corporation Act Provisions and the Company's Articles of Incorporation and Bylaws

      Sections 7-109-102 through 7-109-110 of the Colorado Business Corporation Act (the "CBCA") permit indemnification of directors, officers, employees, fiduciaries and agents of corporations under certain conditions and subject to certain limitations, including for liabilities to which such persons might become subject under the Securities Act of 1933, as amended (the "Securities Act").

      The Company's Articles of Incorporation do not contain any provisions which would limit the availability of such indemnification to the fullest extent available under the above-referenced statute. The Company's amended Bylaws, which parallel the CBCA sections referred to above, provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan (a "Proper Person"). The Company is required to indemnify Proper Person(s) against reasonably incurred expenses (including attorneys' fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined by a majority of a quorum of the Board of Directors consisting of Directors who are not parties to the proceeding, or, if a quorum of such Directors is not available, a committee of the Board consisting of at least two Directors who are not parties to the proceeding or, if a proper committee cannot be seated or a majority of the Board or the committee desire, an independent counsel selected by a majority of the full Board, or a vote of shareholders, that the proper Person conducted himself or herself in good faith and that he or she reasonably believed (i) in the case of conduct in his official capacity with the Company, that his or her conduct was in the Company's best interests, or (ii) in all other cases (except criminal cases), that his or her conduct was at least not opposed to the Company's best interests, or (iii) in the case of any criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. A Proper Person will be deemed to be acting in his or her official capacity while acting as a director, officer, employee or agent on behalf of the Company and not while acting on the Company's behalf for some other entity. A Proper Person may apply to the court conducting the proceeding or to another court of competent jurisdiction for an order requiring the Company to indemnify such person if the court determines that the person is entitled to indemnification under Colorado law and has met the criteria set forth in the Company's Bylaws.

         No indemnification is available to a person with respect to any claim, issue or matter in connection with a proceeding by or in the right of the Company in which the person was adjudged liable to the Company or in connection with any proceeding charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which he or she was adjudged liable on the basis that he or she derived an improper personal benefit. Further, indemnification in connection with a proceeding brought by or in the right of the Company is limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding.

      To the extent that the provisions of a Colorado corporation's Articles of Incorporation or Bylaws provide for indemnification to a greater extent than is available under the CBCA, such provisions are void. The Company believes, however, that the indemnification provisions contained in its Bylaws are no more liberal than those set forth in the CBCA.

Indemnification of Selling Security Holders

      The registration rights agreements entered into between the Company and certain of the Selling Security Holders contain provisions providing for mutual indemnification against certain liabilities, including liabilities which might arise under the Securities Act. In general, the Company is required to indemnify such persons, to the full extent permitted by law, against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact contained in any registration statement or any prospectus or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information with respect to the Selling Security Holder furnished to the Company by the Selling Security Holder expressly for use in the registration statement or prospectus. The Company, its officers, directors and controlling persons is entitled to indemnification on a reciprocal basis for information contained in the registration statement or any prospectus which was provided to it for use therein by a Selling Security Holder.

Commission Position on Indemnification for Securities Act Liabilities

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

     The financial statements of the Company as of June 30, 1997 and for each of the two years in the period ended June 30, 1997 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements for the period ended June 30,
1997) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                            U.S. WIRELESS DATA, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                    Page


Report of Independent Accountants.....................................................F-2


Balance Sheet - as of June 30, 1997...................................................F-3


Statement of Operations - for the fiscal years ended
         June 30, 1997 and June 30, 1996..............................................F-4


Statement of Cash Flows - for the fiscal years ended
         June 30, 1997 and June 30, 1996..............................................F-5


Statement of Changes in Stockholders' Equity (Deficit) - for the period from
         July 1, 1995 through June 30, 1997...........................................F-6


Notes to Financial Statements.........................................................F-7


-----------------------------------------------------------------------------------------



Unaudited Financial Statements - for the period ended March 31, 1998

         Balance Sheets --
         March 31, 1998; June 30, 1997...............................................F-16

         Statements of Operations --
         Three Months and Nine Months Ended March 31, 1998 and 1997..................F-17

         Statements of Cash Flows --
         Nine Months Ended March 31, 1998 and 1997...................................F-18

         Notes to Financial Statements...............................................F-19

REPORT OF INDEPENDENT ACCOUNTANTS
---------------------------------

To the Board of Directors and
Stockholders of U.S. Wireless Data, Inc.

         In our opinion, the accompanying balance sheet and the related statement of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of U.S. Wireless Data, Inc. (the "Company") at June 30, 1997, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered significant recurring losses from operations and has an accumulated deficit of $16,960,853 that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note 1. Additionally, due to matters concerning the Company's ability to continue as a going concern, there is also significant uncertainty surrounding the net realizable value of the Company's inventory balances at June 30, 1997 (see Note 2). The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



PRICE WATERHOUSE LLP

Boulder, Colorado
October 13, 1997

                            U.S. WIRELESS DATA, INC.

                                  BALANCE SHEET
                               As of June 30, 1997

                                     ASSETS

Current assets:
   Cash and cash equivalents ....................................  $      6,083
   Accounts receivable, net of allowance
     for doubtful accounts of $15,903 ...........................       120,531
   Inventory, net ...............................................       208,867
   Other current assets .........................................       113,859
                                                                   ------------
        Total current assets ....................................       449,340

Property and equipment, net .....................................        40,445
Other assets ....................................................        11,495
                                                                   ------------
Total assets ....................................................  $    501,280
                                                                   ============



                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Accounts payable .............................................  $    354,213
   Accrued liabilities ..........................................       125,587
   Notes payable ................................................       737,866
                                                                   ------------
        Total current liabilities ...............................     1,217,666

Long Term Debt ..................................................        45,000
                                                                   ------------
Total liabilities ...............................................     1,262,666
                                                                   ------------
Commitments and contingencies (Notes 9 and 11)

Stockholders' equity (deficit):
   Common stock, no par value,
      12,000,000 shares authorized,
      5,613,952 shares issued and outstanding, stated value $1.00     5,613,952
   Common stock subscribed ......................................             0
   Additional paid-in capital ...................................    10,613,465
   Accumulated deficit ..........................................   (16,960,853)
   Notes Receivable from Shareholder ............................       (27,950)
                                                                   ------------
                Total stockholders' equity (deficit) ............      (761,386)
                                                                   ------------
Total liabilities and stockholders' equity (deficit) ............  $    501,280
                                                                   ============

   The accompanying notes are an integral part of these financial statements.

                            U.S. WIRELESS DATA, INC.
                             STATEMENT OF OPERATIONS


                                                                 Fiscal Year Ended

                                                               June 30,      June 30,
                                                                 1997         1996
                                                                 ----         ----
Revenue .................................................   $ 1,315,542    $ 1,582,553
Cost of goods sold ......................................       809,447      2,886,432
                                                            -----------    -----------

Gross margin (deficit) ..................................       506,095     (1,303,879)
                                                            -----------    -----------

Operating Expenses:
    Selling, general and administrative .................       812,687      1,365,235
    Research and development ............................       406,522        458,407
                                                            -----------    -----------
                                                              1,219,209      1,823,642
                                                            -----------    -----------

Loss from operations ....................................      (713,114)    (3,127,521)

Interest income .........................................            94            685
Interest expense ........................................       (32,637)       (33,621)
Other income ............................................        44,873         (4,506)
Litigation settlement ...................................      (163,600)             0
                                                               --------     -----------

Loss from continuing operations .........................      (864,384)    (3,164,963)
                                                            -----------    -----------

Loss from discontinued operation ........................             0       (309,206)
                                                            -----------    -----------

Loss before extraordinary item ..........................      (864,384)    (3,474,169)

Extraordinary gains on restructuring of payables and debt             0      3,431,823
                                                            -----------    -----------

Net loss ................................................   $  (864,384)   $   (42,346)
                                                            ===========    ===========

Earnings (loss) per share:
    From continuing operations ..........................   $      (.17)   $      (.72)
    From discontinued operation .........................             0           (.07)
    From restructuring of payables and debt .............             0            .78
                                                             ----------    -----------
    Net loss per share ..................................   $      (.17)   $      (.01)
                                                            ===========    ===========

Weighted average common shares outstanding ..............     4,986,767      4,418,618
                                                            ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                            U.S. WIRELESS DATA, INC.

                             STATEMENT OF CASH FLOWS

                                                                                             Fiscal Year Ended

                                                                                       June 30,       June 30,
                                                                                         1997          1996
                                                                                         ----          ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss ....................................................................   $  (864,384)   $   (42,346)
   Adjustments to reconcile net income to net cash used in operating activities:
        Gain on restructuring of payables and debt .............................          --       (3,431,823)
        Loss due to market decline of inventory ................................          --        1,525,026
        Depreciation and amortization ..........................................        56,958        107,525
        Stock issued for services ..............................................          --            3,880
        Lawsuit settlement .....................................................       163,600           --
        Consulting services ....................................................        50,000           --
        Loss on disposal of asset ..............................................          (441)          --
        Debt relieved by product sales .........................................       (32,400)          --
   Changes in assets and liabilities:
        Accounts receivable ....................................................       (78,768)       197,293
        Inventory ..............................................................       412,369      1,702,058
        Other current assets ...................................................        21,847         93,048
        Accounts payable .......................................................       136,581        (46,764)
        Accrued liabilities ....................................................      (102,010)      (686,707)
                                                                                   -----------      ---------
   Net cash used in operating activities .......................................      (236,648)      (578,810)
                                                                                                                 --
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of equipment and furniture ........................................          --           (3,000)
   Proceeds from sale of equipment .............................................           499         23,296
   (Increase) decrease in other assets .........................................        11,261           (565)
                                                                                   -----------    -----------
      Net cash provided by (used in) investing activities ......................        11,760         19,731
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of debt ..............................................       185,000        292,678
   Net proceeds from issuance of stock .........................................         5,621         12,650
                                                                                   -----------    -----------
      Net cash provided by (used in) financing activities ......................       190,621        305,328
(DECREASE) IN CASH .............................................................       (34,267)      (253,751)
CASH, Beginning of period ......................................................        40,350        294,101
                                                                                   -----------    -----------
CASH, End of period ............................................................   $     6,083    $    40,350
                                                                                   ===========    ===========
Supplemental disclosures of cash flow information:
   Cash paid during the year for interest ......................................   $    13,833    $    33,621
                                                                                   ===========    ===========
Supplemental schedule of non-cash investing and financing activities:
   Debt relieved with sale of inventory ........................................   $    32,400    $      --
                                                                                   ===========    ===========
   Inventory purchased with stock ..............................................   $      --      $   162,500
                                                                                   ===========    ===========
   Issuance of debt for services/lawsuit settlement ............................   $   210,000    $    --
                                                                                   ===========    ===========
   Stock issued for services/lawsuit settlement ................................   $   109,046    $     3,880
                                                                                   ===========    ===========
   Note executed for stock issuance ............................................   $    27,950    $    --
                                                                                   ===========    ===========
   Non cash extinguishment of debt and payables
      Fair value of assets transferred .........................................   $      --      $ 1,031,868
      Payables and debt extinguished ...........................................          --        4,463,691
                                                                                   -----------    -----------
      Gains on restructuring of payables and debt ..............................   $      --      $ 3,431,823
                                                                                   ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                            U.S. WIRELESS DATA, INC.

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)



                                                              COMMON                COMMON                    NOTE
                                                              STOCK                 STOCK       PAID IN    RECEIVABLE      ACCUM.
                                                       SHARES        AMOUNT       SUBSCRIBED    CAPITAL    SHAREHOLDER    DEFICIT
                                                       ------        ------       ----------    -------    -----------    -------
BALANCES, June 30, 1995 ............................  4,390,910  $  4,390,910  $       --   $ 11,514,859   $   --      $(16,054,123)

Shares issued for services at $.10 - .46 per share       18,123        18,123                    (14,243)
Stock options exercised at $.215 per share .......        9,300         9,300                     (7,300)
Warrant exercised at $.10 per share ..............      100,000       100,000                    (90,000)
Director stock option exercised at $.13 per share         5,000         5,000                     (4,350)
Stock subscription ...............................                                  42,544        19,956
Net loss .........................................                                                                          (42,346)
                                                      ------------------------------------------------------------------------------

BALANCES, June 30, 1996 ............................  4,523,333  $  4,523,333  $   142,544  $ 11,418,922   $   --      $(16,096,469)

Shares issued for services at $.15 per share .....      102,975       102,975                    (87,529)
Stock issued in connection with class lawsuit ....      600,000       600,000                   (506,400)
Stock options exercised at $.13-.215 per share ...      245,100       245,100                   (211,530)
Stock subscription issued ........................      142,544       142,544     (142,544)
Note receivable on stock option plan .............                                                          (27,950)
Net loss .........................................                                                                         (864,384)
Rounding .........................................                                                     2

                                                      ==============================================================================
BALANCES, June 30, 1997 ............................  5,613,952  $  5,613,952  $       --   $ 10,613,465   $(27,950)   $(16,960,853)
                                                      ==============================================================================

   The accompanying notes are an integral part of these financial statements.

                            U.S. WIRELESS DATA, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.  OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Operations

     U.S. Wireless Data, Inc. (the "Company") was incorporated in the State of Colorado on July 30, 1991. It designs, develops and manufactures a wireless credit card authorization and check verification terminal utilizing both analog and digital cellular network architectures. The Company began generating its first significant revenue from product sales in fiscal 1995. Prior to fiscal 1995, the Company was in the development stage. The Company is now in a transition from only a "box maker" orientation to also providing products and services which generate recurring revenue. The recurring revenue component is expected to become the dominant component of the Company's business.

Financial Condition

     The Company has incurred an accumulated deficit of approximately $17.0 million since inception and has incurred additional losses subsequent to the year ended June 30, 1997. In order to continue as a going concern, the Company has transitioned to a recurring revenue focus, is working on programs to increase revenue levels and product margins; is negotiating new distribution agreements and seeking additional debt or equity financing.

     Subsequent to June 30, 1997, the Company has strengthened the management team, signed several significant distribution agreements which are expected to build a recurring revenue base, started the expansion of the sales force and expanded its contract manufacturing relationships. The current sales volume is inadequate to fund the infrastructure growth and business transition. As a result, and as part of its continuing effort to find working capital funding in order to continue operations, the Company has entered into certain consulting agreements designed to facilitate financing relationships with third parties. While management is confident it can accomplish this objective, there is no guarantee that this additional funding will occur in the required time frame.

     The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from the estimates used.

Cash and Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost which approximates fair value.

Inventories

     Inventories are stated at the lower of cost or market, cost being determined by the first-in, first-out method.

Property and Equipment

     Property and equipment are stated at cost. The Company uses the straight-line method of depreciation based on the estimated useful lives of the assets (generally three to seven years). Maintenance and repairs are charged to operations as incurred.

Revenue Recognition and Major Customers

     Direct sales are recognized upon shipment of products to customers. The Company also leases products to customers with an option to buy. The leasing arrangements are accounted for as sales-type leases. During fiscal 1997, Cardservice International, Inc. ("CSI") accounted for 53% of revenue. During fiscal 1996, two customers, CSI and Superior Bankcard Services, accounted for 25% and 11% of revenue, respectively.

Research and Development Costs

     Research and development costs are expensed as incurred.

Net Loss Per Share

     Net loss per share is based on the weighted average number of shares of common stock outstanding during each respective period. Shares issuable upon the conversion of stock options and warrants were not included in the calculation since their effect was anti-dilutive.

Fair Value of Financial Instruments

     The carrying value of assets and liabilities reported on the balance sheet is a reasonable estimate of their fair value.

Recent Pronouncements

     In February, 1997 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 128, "Earnings per Share". SFAS No. 128, which is effective for periods ending after December 15, 1997, requires changes in the computation, presentation, and disclosure of earnings per share. All prior period earnings per share data must be restated to conform with the provisions of SFAS No. 128. The Company will adopt SFAS No. 128 during the fourth quarter of fiscal 1998, but does not expect the new accounting standard to have a material impact on the Company's reported loss per share.

     In June, 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130, which is effective for all periods beginning after December 15, 1997, establishes standards for reporting and displaying comprehensive income and its components with the same prominence as other financial statements. All prior periods must be restated to conform with the provisions of SFAS No. 130. The Company will adopt SFAS No. 130 during the first quarter of fiscal 1999, but does not expect the new accounting standard to have a material impact on the Company's reported financial results.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131, which is effective for fiscal years beginning after December 15, 1997, establishes new disclosure requirements for operating segments, including products, services, geographic areas, and major customers. The Company will adopt SFAS No. 131 for the 1999 fiscal year. The Company does not expect the new accounting standard to have a material impact on the Company's reported financial results.
                                       F-8

Reclassifications

    Certain reclassifications have been made in prior year to conform to current year presentation.


NOTE 2.  INVENTORY

                                                                           June 30,
                                                                             1997

                                                                             ----
Inventory consists of:
       Raw material                                             $          111,299
       Finished goods                                                      208,095
       Spare parts and accessories                                           1,895
       Lower of cost or market reserve                                    (112,422)
                                                                -------------------
                                                                $          208,867
                                                                ===================

The Company has established a reserve against finished goods and raw materials to reflect the estimated net realizable value of the inventory as of June 30, 1997, based on current selling prices.



NOTE 3.  PROPERTY AND EQUIPMENT

                                                                          June 30,
                                                                            1997
                                                                            ----
Property and equipment consists of:
      Equipment and furniture                                $             295,020
      Tooling                                                              124,267
      Less:  accumulated depreciation and amortization                    (378,842)
                                                             ---------------------
                                                            $               40,445
                                                            ======================

NOTE 4.  ACCRUED LIABILITIES

                                                                           June 30,
                                                                             1997
                                                                             ----
Accrued liabilities consists of:
       Accrued wages/commissions                                            38,115
       Relocation expense                                                   30,300
       Accrued revenue and royalty                                          44,888
       Litigation Settlement                                                10,000
       Other                                                                 2,284
                                                             ---------------------
                                                             $             125,587
                                                             =====================

NOTE 5.  NOTES PAYABLE

         Notes payable consist of the following:

                                                                          June 30,
                                                                            1997
                                                                            ----
              Current Portion:
                      Note payable - supplier                $             387,866
                      Notes payable - investors                            185,000
                      Note payable - entrenet                              150,000
                      Note payable - lawsuit settlement                     15,000
                                                             ---------------------
                                                                         $ 737,866
                                                             =====================

              Long-term portion of Note payable
                    - lawsuit settlement                     $              45,000
                                                             =====================

     Note Payable - Supplier
     The note payable to a supplier is currently in default. The Company continues to accrue monthly interest payments. As of October 13, 1997, the supplier had not called the note. The note bears interest at 8% and is fully collateralized with certain inventory. The Company is currently in discussion with the vendor regarding payment of the note and the accrued interest.

     Notes Payable - Investors
     During the fourth quarter of fiscal 1997, the Company executed demand notes with certain investors. The notes bear interest at 10% annually and are convertible to common stock on or after November 1, 1997 at a conversion price of $.35 per share ($75,000 of Notes) and $.50 per share ($110,000 of Notes) for any or all outstanding principal and accrued interest. If not converted, the notes are due in the fourth quarter of fiscal 1998.

     Note Payable - entrenet
     During June 1997, the Company executed a convertible debenture in exchange for consulting services to be rendered during fiscal 1997 and 1998 by entrenet Group, LLC. The debenture bears interest at 10% annually and is convertible to common stock at a conversion price of $0.50 per share. If not converted, the debenture is due June 3, 1998.

     Note Payable - Lawsuit Settlement
     As part of the class action lawsuit settlement, the Company executed a note payable in September 1997 which is due in installments as follows: $5,000 due March 17, 1998; $10,000 due September 17, 1998; $20,000 due September 17, 1999; and $25,000 due September 17, 2000. See additional discussion of the lawsuit settlement in Note 11. - Litigation.


NOTE 6.  STOCKHOLDERS' EQUITY

Stock Options

     In September 1992, the Company adopted an incentive stock option plan and a non-qualified stock option plan covering 600,000 shares of the Common Stock. In October 1994, the Shareholders approved an amendment to the stock option plan increasing the number of available shares to 880,000. In December 1995, the Shareholders approved an amendment to the stock option plan making certain clarifications to the plan and providing for the annual grant of an option for 20,000 shares to non-employee directors.

     Stock options have been granted under the option plan at the fair market value of the common stock on the date of grant and generally vest over a period of between two and four years. Options granted under the option plan generally must be exercised no later than 10 years from the date of grant.

         The  following  table  summarizes   information   about  stock  options
outstanding at June 30, 1997:

                          Outstanding Options               Outstanding Vested Options
                  -----------------------------------       --------------------------
                  Average     Weighted                      Weighted
                  Remaining   Average                       Average
 Range of         Contractual Exercise    Number            Exercise          Number
 Exercise Price   Life        Price       Outstanding       Price          Outstanding
--------------------------------------------------------------------------------------

 $0.00 - $0.13      8.4       $0.13       262,849           $0.13             233,449
 $0.14 - $0.22      8.4       $0.21       166,800           $0.21             128,400
                                          -------                             -------
                                          429,649                             361,849
                                        =========                             =======


Stock option transactions for the years ended June 30, 1997 and 1996 were as follows:

                                                    Options Outstanding
                                            --------------------------------
                                                            Weighted Average
                                             Number of      Exercise Price
                                             Shares         Per Share
                                             -------------------------------
           Balance at June 30, 1995           462,500       $3.67
           Granted                            827,849       $0.16
           Exercised                        (  14,300)      $0.19
           Terminated                        (482,500)      $3.65
                                              -------
           Balance at June 30, 1996           793,549       $0.16
           Granted                             20,000       $0.16
           Exercised                         (245,100)      $0.14
           Terminated                        (138,800)      $0.22
                                              -------
           Balance at June 30, 1997           429,649       $0.16
                                              =======

           Exercisable at June 30, 1997       361,849       $0.18
                                             ========

Notes Receivable from Stockholder

     In connection with the resignation of the Company's former CEO, the Company received a promissory note during October 1996 to fund the exercise of the former CEO's stock options pursuant to the Company's Stock Option Plan. The note evidences a three-year non-recourse loan which accrues interest at 6% per annum.

SFAS No. 123

     The Company applies APB No. 25 in accounting for its Stock Option Plan, and no compensation expense has been recognized in the financial statements as all options had been granted at the fair market value of the underlying common stock. Had compensation expense for the Company's Plan been determined based on the fair value of the options at the grant dates for awards under the Plan consistent with the method of accounting prescribed by SFAS No. 123, the Company's net loss and loss per share would have been increased to the proforma amounts indicated below:

                                                       June 30,
                                                   1997        1996
                                                ---------------------
         Net loss                   As reported ($864,382)  ($42,346)
                                    Pro forma   ( 876,142)  ( 58,562)

         Net loss per common share  As reported  $(0.17)      $(0.01)
                                    Pro forma    $(0.18)      $(0.01)

     In accordance with the guidance under SFAS No. 123, fair values are based on minimum values. The weighted average fair value of option is estimated as $0.03 and $0.05 for options granted during fiscal year 1997 and 1996, respectively, using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants during the years ended June 30, 1997 and 1996: dividend yield of zero; expected volatility of 162% and 101%, respectively; risk-free interest rate of 6.4% and 5.5%, respectively; and an expected term of 3.5 years. The risk-free rates used in the calculation represent the average U.S. Government Security interest rates on the stock option grant date with maturities equal to the expected term of the options granted. The effect of actual forfeitures is included in the computation of compensation cost for options granted during each of the respective years.

Stock Warrants

     In fiscal 1993, the Company issued warrants to one officer and one director of the Company to purchase an aggregate of 250,000 shares of common stock at $4.00 per share. As of June 30, 1997, all of these warrants were fully vested and had the following terms: 100,000 expire April 12, 1998; 150,000 expire May 1, 2003. In connection with the Company's December 1993 initial public offering, the Company issued warrants to the underwriters to purchase 165,000 shares of the Company's common stock at $12.33 per share, which were fully vested at the date of issuance. Such warrants expire on December 2, 1998.

     In fiscal 1994, in conjunction with the acquisition of Direct Data, the Company issued warrants to four former shareholders of Direct Data to purchase 29,548 shares of common stock at $2.625 per share which were fully vested at the date of issuance. In October 1994, warrants for the purchase of 5,000 shares of common stock were exercised and 5,752 warrants expired. The remaining 18,796 warrants expire May 31, 1998.

     In October 1995, as partial consideration for entering into a development contract, the Company issued warrants to a customer to purchase 100,000 shares of common stock at $0.10 per share. This warrant was subsequently exercised during fiscal year 1996.


NOTE 7.  INCOME TAXES

     At June 30, 1997, the Company had net operating loss carryforwards for federal income tax purposes of approximately $11,700,000. Annual utilization of the loss carryforwards is subject to significant limitations due to changes in the Company's ownership which could result in little or no benefit being derived from these carryforwards. Future changes in ownership could further reduce the annual availability of these benefits. If unused, the carryforwards will expire beginning in 2008.

     Deferred income taxes reflect the net tax effects of: (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carryforwards. The tax effects of significant items comprising the Company's deferred taxes are as follows:

                                                                        June 30,

                                                               1997                    1996
                                                               ----                    ----
            Deferred tax assets
    Net operating loss carry-forwards                $    4,388,000         $     3,880,000
    Depreciation                                        (     3,000)            (    12,000)
    Inventory reserves                                       31,000                 195,000
    Allowance for bad debts                                   6,000                  35,000
    Other                                                    28,000                  28,000
                                                  -----------------      ------------------
                                                    $     4,450,000        $      4,126,000
    Valuation allowance                                 ( 4,450,000)            ( 4,126,000)
                                                  -----------------        ----------------
Net deferred tax asset                        $                  --        $             --
                                              =====================        ================

     Deferred tax assets have been reduced to zero by a valuation allowance based on current evidence which indicates that it is not considered more likely than not that these benefits will be realized. During fiscal 1997, the valuation allowance increased by $324,000 primarily due to additional losses for which no tax benefit was recorded. During fiscal 1996, the valuation allowance decreased by $1,090,000 primarily due to the dissolution of Direct Data.

     The difference between the zero provision for income taxes and the expected amount determined by applying the federal statutory rate to the loss before income taxes results primarily from a reduction of net operating loss carryforwards due to an increase in the valuation allowance for the year ended June 30, 1997 and due to the dissolution of Direct Data for the year ended June 30, 1996.


NOTE 8.  EMPLOYEE BENEFIT PLAN

     In April 1994, the Company established a qualified Section 401(K) Savings Plan. The Plan allows eligible employees to contribute up to 15% of their salaries on a pre-tax basis. The Company did not make any contributions to the Plan during fiscal year 1997.


NOTE 9.  COMMITMENTS AND CONTINGENCIES

     Lease Commitments

     The Company leases its office facilities under various operating lease arrangements. Most of the leases contain certain provisions for rental adjustments. In addition, the leases require the Company to pay property taxes, insurance and normal maintenance costs. Future minimum rentals under these arrangements are $18,105 in 1998. Rent expense was $73,550 during fiscal 1997 and sublease income of $16,680 was received during fiscal 1997.

     In September 1997, the Company executed a lease for office space in Emeryville, California. Rental payments commence October 1, 1997 at an initial rental rate of $9,942 per month for a term of 5 years. In year five, the rental rate increases to $11,640 per month.

NOTE 10.  EXTRAORDINARY GAINS AND DISCONTINUED OPERATION

     During the year ended June 30, 1996, the Company recognized $3.4 million in gains related to the restructuring of debt and payables as follows:

Release of guarantee of bank debt by former officer of Direct Data        $         593,132
Release of liability for inventory by supplier                                    1,099,412
Liabilities of dissolved Direct Data subsidiary                                   1,739,279
                                                                          -----------------
                                                                          $       3,431,823
                                                                          =================


     The release of guarantee of bank debt by a former officer of Direct Data ("the Officer") occurred as a result of the September 1995 demand for payment by a financial institution creditor of a $1.3 million loan made to Direct Data. The loan was guaranteed by the Officer who paid the loan and became a security holder of Direct Data's assets in early October 1995. The Company was obligated to remove the Officer from his guarantee of the bank loan, and in consideration for release of such liability, surrendered the assets of Direct Data to the Officer on October 5, 1995. The excess carrying value of the debt over the book value (which approximated fair value) of the assets surrendered in satisfaction of the obligation was $593,132. In connection with this transaction, the Officer granted the Company an option to repurchase 397,684 shares of Company stock from the Officer at a price of $.25 per share, as well as the right to vote such shares.

     During its fiscal year 1995, the Company entered an agreement with a supplier, whereby the Company became liable for the purchase of certain raw materials the supplier procured for manufacturing of Company products. During 1996, the Company and the supplier agreed that the Company would settle the liability of $1.4 million for consideration of approximately $325,000, and that the Company or its designee would take possession of the raw materials. Accordingly, the Company has recognized a gain of $1.1 million as a result of restructuring the liability during fiscal year 1996.

     During October 1995, the Company dissolved Direct Data. Upon the dissolution of Direct Data, approximately $1.7 million of unsecured trade debt remained unpaid and the creditors were notified that Direct Data would be unable to pay its remaining obligations. The Company believes it has no liability for future claims arising from the unpaid obligations of Direct Data; therefore, such unpaid obligations have been recognized by the Company as a gain from restructuring of liabilities of the dissolved Direct Data subsidiary during fiscal 1996.

     Management believes Direct Data represented a separate and material line of business from the Company. The pretax loss on disposal has been accounted for as a loss from discontinued operations and prior years financial statements have been reclassified to reflect the disposition. Revenue of Direct Data for the year ended June 30, 1996 was $657,667.


NOTE 11.  LITIGATION

     In September of 1996, the Company agreed to terms to settle securities fraud litigation, pending since 1994, which was brought in relation to the Company's initial public offering of December 1993. The parties' agreement (the "Settlement Agreement") was filed in the United States District Court for the District of Colorado on January 15, 1997 in consolidated Case N0. 94-Z-2258, Appel, et al. v. Caldwell, et al. By its order approving the settlement, the court certified a plaintiffs' settlement class and provided the mechanism for payment of claims. The Company contributed directly or by indemnification a total of $10,000 to the total settlement fund of $2,150,000. The remaining portion of the settlement was contributed by certain underwriters of the Company's initial public offering and securities counsel. No objections to the Settlement Agreement were made. No potential class member opted-out of the settlement and all are bound by the release granted the Company. All claims against the Company in those consolidated cases were dismissed by final federal court order on September 4, 1997. No appeal was filed. Similar state court claims were dismissed by Colorado district court order dated October 9, 1997.

     To resolve cross-claims asserted by underwriters in the litigation, U.S. Wireless Data, Inc. agreed to transfer to RAS Securities Corporation, H.J. Meyers & Co, Inc., Sands & Co. Ltd. and R.J. Steichen & Co. a total of 600,000 U.S. Wireless Data, Inc. common shares upon the effective date of the Settlement Agreement. The Company has agreed to register such shares upon demand not sooner than April 26, 1998. Further, on September 17, 1997 the Company agreed to entry of a consent judgment against it and in favor of Don Walford, the sole shareholder of underwriter Walford Securities, Inc., in the amount of $60,000, payable over a three year period.

     The total charge  recognized  during fiscal 1997 consists of the following:
     $93,600 for the value of the common shares issued based upon the fair market value of the Company's common stock on the date the commitment of such shares was made; $10,000 for actual cash to be paid by the Company pursuant to the settlement with stockholders; and $60,000 for the note payable executed with Don Walford as discussed above.


NOTE 12.  RELATED PARTIES

     A director of the Company is also an officer of the Company's largest customer, Cardservice International, Inc. ("CSI"). Additionally, CSI owns approximately 5% of the Company's outstanding common stock as of June 30, 1997. Sales to CSI approximated $698,000 and $398,000 in fiscal years 1997 and 1996, respectively.

     During fiscal 1996, CSI advanced the Company $162,500 for the purchase of raw materials in exchange for 142,544 shares of common stock issued subsequent to June 30, 1996 at 150% of then current fair market value plus registration rights after one year on all stock owned by CSI. This transaction increased CSI's ownership to from 2% to 5%. Additionally, the Company will make royalty payments to CSI on future sales of POS-50(R) product built with the raw materials purchased using the amounts advanced from CSI. As of June 30, 1997, no units were built using the raw materials referred to above.


NOTE 13. SUBSEQUENT EVENTS

     In August 1997, the Company received $500,000 for the issuance of 3.5 million unregistered shares of common stock and 1.6 million warrants to purchase common stock at an exercise price of $0.01 per share to two officers of Liviakis Financial Communications, Inc. ("Liviakis"). The warrants are exercisable from January 15, 1998 through August 4, 2002.

     Additionally, in July 1997, the Company executed a one year consulting agreement with Liviakis for consulting services to be rendered during fiscal 1998 and 1999. Fees related to the agreement are payable in cash of $10,000 and stock, the issuance of 300,000 shares of common stock to occur at various times during the consulting agreement, commencing November 15, 1997.

     The Liviakis securities carry future registration rights, including a one-time demand registration, with fees to be paid by the Company.

     On August 4, 1997, the Company retained Evon A. Kelly as chief executive officer. As part of Mr. Kelly's compensation package, the Board of Directors issued 600,000 shares of non-qualified stock options exercisable at $1.00 per share.

     On September 4, 1997 and October 9, 1997, respectively, the Company received notice that the federal and state courts dismissed all claims against the Company related to the class action shareholder lawsuits filed in 1994. See additional discussion in Note 11. - Litigation.

     In September 1997, the Company entered into a lease agreement for office space in California. See additional discussion in Note 9. - Commitments and Contingencies.
                                      F-15

                            U.S. WIRELESS DATA, INC.
                                  BALANCE SHEET
                                   (Unaudited)


                                                                    March 31, 1998   June 30, 1997
                                                                    --------------   -------------
                                 ASSETS
Current Assets:
        Cash ....................................................   $     64,640    $      6,083
        Accounts receivable, net of allowance for ...............         73,997         120,531
            doubtful accounts of $48,215 at March 31, 1998;
            $15,903 at  June 30, 1997
        Sales-type lease receivables ............................          5,905          11,023
        Inventory, net ..........................................        879,952         208,867
        Other current assets
                                                                         579,587         102,836
                                                                    ------------    ------------
                 Total current assets ...........................      1,604,081         449,340

Processing units - deployed .....................................        383,100            --
Property and equipment, net .....................................        287,080          40,445
Other assets
                                                                          67,671          11,495
                                                                    ------------    ------------


Total assets ....................................................   $  2,341,932    $    501,280
                                                                    ============    ============


                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
        Accounts payable ........................................   $  1,275,428    $    354,213
        Accrued liabilities .....................................        177,849         125,587
        Notes payable ...........................................        827,863         737,866
                                                                    ------------    ------------
                Total current liabilities                              2,281,140       1,217,666
                                                                    ------------    ------------

Long Term Debt ..................................................         45,000          45,000
                                                                    ------------    ------------

Total Liabilities
                                                                       2,326,140       1,262,666
                                                                    ------------    ------------


Stockholders' Equity (Deficit):
        Preferred Stock, 15,000,000 authorized, 3,060,000 Series A     3,060,000            --
                 Issued and outstanding
        Common stock, no par value, 40,000,000 ..................      9,324,601       5,613,952
                shares authorized; 9,324,601 and 5,613,952 shares
                 issued and outstanding at March 31, 1998
                 June 30, 1997, respectively
        Additional paid-in capital ..............................     10,456,612      10,613,465
        Accumulated deficit .....................................    (22,825,421)    (16,960,853)
        Notes Receivable from Shareholder                                  --            (27,950)
                                                                    ------------    ------------
                Total stockholders' equity (deficit)
                                                                          15,792        (761,386)
                                                                    ------------    ------------


Total liabilities and stockholders' equity (deficit)                $  2,341,932    $    501,280
                                                                    ============    ============

       Accompanying Notes are an integral part of the Financial Statements

                            U.S. WIRELESS DATA, INC.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                  Three Months Ended             Nine Months Ended
                                                 3/31/98        3/31/97           3/31/98      3/31/97
                                                 -------        -------           -------      -------
Revenue ..................................   $   245,439    $   243,446    $      599,296   $ 1,046,359
Cost of goods sold .......................       115,339        114,780           351,746       602,078
                                             -----------    -----------    --------------   -----------

Gross margin .............................       130,100        128,666           247,550       444,281
                                             -----------    -----------    --------------   -----------

Operating Expenses:
    Selling, general and administrative ..     1,999,817        122,691         4,271,625       463,009
    Research and development .............        78,000         87,914           251,000       301,315
    Litigation settlement ................       921,132           --             921,132          --
                                             -----------    -----------       -----------   -----------
    Total operating expense ..............     2,998,949        210,605         5,443,757       764,324
                                          --------------    -----------       -----------   -----------

Loss from operations .....................    (2,868,849)       (81,939)       (5,196,207)     (320,043)


Interest income                                    5,722             21             7,398            70
Interest expense .........................      (438,626)        (8,045)         (706,308)      (24,688)
Other income .............................                        6,912            30,548        31,394


Net loss .................................   $(3,301,753)   $   (83,051)       (5,864,569)  $  (313,267)
                                             ===========    ===========       ===========   ===========




Basic / Diluted Earnings (loss) per ......   $      (.36)   $      (.02)   $       (.67)    $      (.07)
                                             ===========    ============     ==========     ===========


Weighted average common shares outstanding     9,280,963      4,983,852       8,753,321       4,814,900
- Basic/Diluted                              ===========    ===========      ==========     ===========

       Accompanying Notes are an integral part of the Financial Statements

                            U.S. WIRELESS DATA, INC.

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                 Nine Months Ended
                                                            March 31,1998  March 31, 1997
                                                            -------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss .............................................   $(5,864,569)   $  (313,267)
     Depreciation and amortization ........................        65,463         50,586
     Non-cash consulting services and warrant extension ...     1,276,808         15,446
     Non-cash interest expense - debentures ...............       637,172
     Non-cash litigation expense ..........................       921,132

   Changes in assets and liabilities:
          (Increase) decrease in:
               Accounts receivable ........................        46,543         18,210
               Inventory ..................................      (671,085)       168,300
               Processing units - deployed ................      (383,100)             0
               Other current assets .......................      (152,411)        34,627
          Increase (decrease) in:
               Accounts payable ...........................       911,215        102,071
               Accrued liabilities ........................        52,262        (90,297)
               Notes Payable ..............................             0        (22,800)
                                                              -----------    -----------
               Net cash used in operating activities ......    (3,160,570)       (37,124)

CASH FLOWS FROM INVESTING ACTIVITIES:
     (Purchase) of Property, plant, and equipment .........      (291,445)           500
     (Increase) in other assets ...........................       (56,176)             0
                                                              -----------    -----------
               Net cash used in investing activities ......      (347,621)           500

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of stock ......................       585,010         27,950
     Proceeds from sale of options to purchase common stock       191,700              0
     Note receivable ......................................        27,950        (27,950)
     Net Proceeds from issuance of debt ...................     2,762,088            --
                                                              -----------    -----------
              Net cash provided by financing activities ...     3,566,748              0


INCREASE (DECREASE) IN CASH ...............................        58,557        (36,624)


CASH, Beginning of period .................................         6,083         40,350
                                                              -----------    -----------


CASH, End of period .......................................   $    64,640    $     3,726
                                                              ===========    ===========

Non-cash Financing and Investing:
      1. Conversion of  $50,000 Notes Payable to 75,000 shares of
         Common Stock
      2. Conversion of  $3,060,000 Convertible Debentures to
         3,060,000 shares of Preferred Stock


       Accompanying Notes are an integral part of the Financial Statements

                            U.S. WIRELESS DATA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)


Note 1 -- ACCOUNTING PRINCIPLES

      The balance sheet as of March 31, 1998, as well as the statements of operations for the three and nine months ended March 31, 1998 and March 31, 1997, and statement of cash flows for the nine months ended March 31, 1998 and March 31, 1997 have been prepared by the Company without an audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial position, results of operations, and cash flows at March 31, 1998 and for all periods presented, have been made.

      Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-KSB for fiscal year ended June 30, 1997. The results of operations for interim periods presented are not necessarily indicative of the operating results for the full year.



Note 2 -- FINANCIAL CONDITION AND LIQUIDITY

      The Company has incurred an accumulated deficit of approximately $22.8 million since inception, including a loss of $5.9 million during the first nine months of fiscal year 1998. In order to attempt to continue as a going concern, the Company has transitioned to a recurring revenue focus, is working on programs to increase revenue levels and product margins, and is negotiating new distribution agreements. In December 1997, the Company closed a private placement offering of $3,060,000 of Convertible Subordinated Debentures. After associated fees and repayment of bridge loans incurred during the quarter ended December 31, 1997, the Company retained approximately $2,200,000 to apply to immediate working capital needs and the national launch of its proprietary wireless transaction processing solution. The current sales volume is inadequate to fund the infrastructure growth and business transition. As a result, the Company anticipates the continued roll out of the GTE Wireless and Bell Atlantic joint marketing and operating agreements and potential distribution programs with other cellular carriers will require additional debt or equity financing in the immediate future.

      The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and liabilities that might be necessary should the Company be unable to continue as a going concern.



Note 3 -- NET LOSS PER SHARE

      Earnings (loss) per common share (EPS) is computed using Statement of Financial Accounting Standard (SFAS) No. 128, "Earnings per Share". SFAS No. 128, establishes standards for the computation, presentation, and disclosure of earnings per share. Basic and diluted net loss per common share are computed by dividing the net loss by the weighted average number of common shares outstanding at the end of the period. Diluted EPS excludes exercisable stock options and warrants from the calculation since their effect would be anti-dilutive. Such stock options and warrants could potentially dilute earnings or losses per share in the future. EPS for the three and nine month periods ended March 31, 1997 have been restated to conform with SFAS No.128.

Note 4 -- FINANCINGS

       As the Company entered the first quarter of fiscal 1998, it faced the need for increased liquidity to meet its obligations and fund a significant rollout of the CDPD TRANZ Enabler product. In August 1997, through an introduction by the entrenet Group, LLC. ("entrenet"), the Company sold 3.5 million unregistered shares of common stock and 1.6 million warrants to purchase common stock at an exercise price of $0.01 per share to two officers of Liviakis Financial Communications, Inc. ("LFC") for $500,000 in cash. The warrants are exercisable from January 15, 1998 through August 4, 2002. The securities sold to the two officers of LFC carry future registration rights, including a one-time demand registration, with fees to be paid by the Company (see also Note 5, below). In accordance with its agreement with entrenet, the Company granted entrenet the right to receive 280,000 unregistered shares of the Company's Common Stock as an 8% finder's fee for the direct source financing. The stock was issued to entrenet following shareholder approval for an increase in authorized Common Stock, which occurred on February 6, 1998. The agreement provides entrenet with "piggyback registration rights."

       On December 10, 1997 the Company closed a private placement offering of $3,060,000 principal amount of 8% Adjustable Rate Convertible Subordinated Debentures. After associated fees and repayment of bridge loans incurred during the quarter, the Company retained approximately $2,200,000 to apply to immediate working capital needs and the national launch of its proprietary wireless transaction processing solution. The convertible features of the debenture include an "in-the-money" convertible option that allows the holder to obtain shares of common stock at a discount off of fair market value. The value of the in-the-money provision has been allocated to stockholder's equity (deficit). The difference between the realized value and face value of the debt was recognized as non-cash interest expense between the date of issue and date of conversion into preferred stock, which was effected as of February 9, 1998. Non-cash interest expense of approximately $225,000 and $397,000 was recorded in the second and third fiscal quarters, respectively. As the result of the approval by shareholders on February 6, 1998, the Company authorized 4,000,000 shares of no par value Series "A" Cumulative Convertible Redeemable Preferred Stock (the "Preferred Stock"), with a stated value of $1.00 per share. On that date, the debentures automatically converted into 3,060,000 shares of Preferred Stock. The Preferred Stock gives the holder the right to convert principal into shares of Common Stock in the future at 80% of market price, but not lower than $4 per share for the first 270 days, and no higher than $6 per share. The security carries an 8% dividend rate, which drops to a 4% dividend rate once the underlying shares of Common Stock are registered with the Securities and Exchange Commission. The Company is required to register the shares of Common Stock underlying the securities sold in the offering, plus the shares of Common Stock issuable as interest on the Debentures and dividends on the Preferred Stock.

       In order to satisfy a portion of its immediate short term capital requirements the Company entered into an agreement on March 12, 1998, with a stockholder to allow the Company to assign to third parties, options it has held since 1995, on 367,684 shares of the Company's Common Stock owned by that stockholder, which the Company has the right to purchase at $.25 per share. The Company anticipates that it will sell and assign these options to accredited investors in blocks of no less than 50,000 shares between the present time and October 5, 1998, the date on which its option expires. The amount of cash that may be provided to the Company through this source is not readily determinable, as it will vary depending on the market price of the Company's Common Stock at the time the Company sells each option. Through March 31, 1998, the Company assigned its Call Option on 50,000 shares owned by stockholder's assignee, Tillicombe International, LDC, to RBB Bank Aktiengesellschaft, the agent which owns 1,600,000 shares of the Company's Series A Preferred Stock. During April 1998, additional options for 150,000 shares were assigned. RBB Bank purchased the Call Options in four increments of 50,000 share options each, and has paid the Company 85% of the average last sale price of the underlying shares over the five days prior to the date of acquiring each Call Option, less the Call Option exercise price of $.25 per share. In each transaction, RBB Bank must pay the acquisition price for the Call Option to the Company, as well as the exercise price to Tillicombe prior to taking delivery of the shares.

Note 5 -- LIVIAKIS FINANCIAL COMMUNICATIONS INC. ("LFC") - CONSULTING

       In July 1997, the Company retained LFC to advise and assist the Company in matters concerning investor relations and corporate finance covering the period from July 25, 1997 through July 31, 1998. As compensation for these services, the Company will issue a total of 300,000 unregistered restricted shares of its Common Stock and $10,000 in cash as consulting fees. The issuance of the shares of Common Stock will occur at various times during the Consulting Agreement. As of March 31, 1998, 225,000 shares were issuable to LFC per the Consulting Agreement. The shares also have registration rights as described in Note 4, above. Pursuant to the Consulting Agreement, the Company will also pay LFC a cash fee equal to 2.5% of the gross proceeds received as a finder's fee for any direct financing located for the Company. LFC received $76,500 for a finder's fee in December 1997, related to the private placement offering.

       Since the LFC related financing transaction described in Note 4 and the LFC Consulting Agreement were entered into by the Company at approximately the same time, the Company has treated these transactions as one transaction for accounting purposes. To properly ascribe a fair value to the Consulting Agreement, the Company obtained an independent valuation of the Company's share price from an accredited valuation firm. Based on the fair market value of the Common Stock determined by the valuation, the total of all shares issuable in the transactions, and the cash proceeds received, the Consulting Agreement was valued at $1,400,000 and recorded as prepaid consulting services with a corresponding increase in equity. The consulting services will be amortized on a straight-line basis over the term of the Consulting Agreement (one year) as an element of operating expense, within selling, general and administrative expense in the statement of operations, commencing with the July 25, 1997 effective date of the agreement. Through March 31, 1998, approximately $960,000 has been expensed.



Note 6 - ACCOUNTING FOR PROCESSING UNITS DEPLOYED

       Merchants that subscribe to the Company's credit card processing service usually receive a TRANZ Enabler unit that provides the wireless communications and processing functionality. As these units are deployed at a customer location, the asset value is transferred from inventory to "Processing units - deployed" and depreciated via a charge to Cost of Sales over a 48 month life. The Company retains title to the TRANZ Enabler units and earns usage income on the units while they are deployed at the customer location.


7 -- LITIGATION

       Securities Class Actions Settlements

       In September of 1996, the Company agreed to terms to settle securities fraud litigation, pending since 1994, which was brought in connection with the Company's initial public offering in December 1993. The parties' agreement (the "Settlement Agreement") was filed in the United States District Court for the District of Colorado on January 15, 1997 in consolidated Case No. 94-Z-2258, Appel, et al. v. Caldwell, et al. By its order approving the settlement, the court certified a plaintiffs' settlement class and provided the mechanism for payment of claims. The Company contributed $10,000 to the total settlement fund of $2,150,000. The remaining portion of the settlement was contributed by certain underwriters of the Company's initial public offering and its former securities counsel. No objections to the Settlement Agreement were made. No potential class member opted-out of the settlement and all are bound by the release granted the Company. All claims against the Company in those consolidated cases were dismissed by final federal court order on September 4, 1997. No appeal was filed. Similar state court claims were dismissed by Colorado district court order dated October 9, 1997, and no appeals have been filed in that case.

       To resolve cross-claims asserted by the underwriters in the litigation, the Company agreed to issue to RAS Securities Corporation, H.J. Meyers & Co, Inc., Sands & Co. Ltd. and R.J. Steichen & Co. a total of 600,000 shares of Common Stock upon the effective date of the Settlement Agreement, which was April 25, 1997. The shares issued under this settlement become saleable under SEC Rule 144 commencing on April 26, 1998. The Company has agreed to register such shares upon demand of holders of not less than 25% of the shares, not sooner than April 26, 1998. Further, on September 17, 1997 the Company agreed to entry of a consent judgment against it and in favor of Don Walford, the sole shareholder of underwriter Walford Securities, Inc., in the amount of $60,000, payable over a three year period. The total charge recognized during fiscal 1997 consists of the following: $93,600 for the value of the common shares issued based upon the fair market value of the Company's Common Stock on the date the commitment of such shares was made; $10,000 for actual cash to be paid by the Company pursuant to the settlement with stockholders; and $60,000 for the note payable executed with Don Walford as discussed above.


       Settlement with Consultant

       In July of 1997, the Company executed a two-year agreement effective as of April 1, 1997 for consulting services previously provided and to be provided by Mr. Gary Woolley. In addition to monthly cash compensation, Mr. Woolley received a $50,000 two-year convertible note with 10% interest per annum. The note was convertible into Common Stock at $.40 per share, for a total of 125,000 shares issuable upon conversion of the principal amount of the note. A dispute arose between Mr. Woolley and the Company and the consulting agreement was terminated by the Company as of the end of August 1997. Mr. Woolley and the Company settled their dispute in January 1998, which resulted in a payment by the Company to Mr. Woolley of a total of $60,000 (including amounts previously paid to Mr. Woolley as a consulting fee prior to termination) for all services rendered by Mr. Woolley to the Company. As part of the settlement, an adjustment to the conversion terms of the promissory note was made reflecting that all principal and accrued interest on the note could be converted to 75,000 shares of the Company's Common Stock by election of Mr. Woolley made on or before April 1, 1998. The shares are to be issued as "restricted securities" as defined under Rule 144 under the Securities Act of 1933. Mr. Woolley elected to convert the note to shares of Common Stock as of January 26, 1998. The shares became saleable under Rule 144 commencing on April 1, 1998.

       Settlement of Claims of Certain Noteholders

       From April through June 1997 the Company issued a total of $185,000 of Demand Notes payable in full on or before April 11, 1998 (the "Demand Notes"). The principal and accrued interest on the Demand Notes became convertible into shares of the Company's Common Stock as of November 1, 1997 at prices of $.35 per share (as to $75,000 of the Demand Notes) and $.50 per share (as to $110,000 of the Demand Notes). Commencing on November 3, 1997, the Company began receiving conversion demands from the Noteholders and as of November 14, 1997, holders of $135,000 of the Demand Notes had demanded conversion of their Demand Notes into Common Stock and were insisting that the Company issue "free-trading" shares to them. The Noteholders claimed that their right to free-trading stock arose out of certain oral representations made at the time of issuance of the Demand Notes, the fact that no "restricted securities" legends were imprinted on the documents evidencing the Demand Notes and no other written advice as to the "restricted" nature of the shares underlying the Demand Notes was given to them at the time. The complaining Noteholders were asserting damages based on a market price for the Company's Common Stock in the $8.00 per share range as of the November 1, 1997 time period. The holder of the remaining $50,000 Demand Note (which is convertible at $.50 per share) has not asserted any claims against the Company in connection with his purchase of the Demand Note.

       During March 1998, the Company reached a settlement with the complaining Noteholders' by agreeing to issue 1.4 times the number of shares originally issuable as principal and interest on the Demand Notes purchased by the complaining Noteholders (plus an additional 11,000 shares to one Noteholder who purchased $50,000 of the Demand Notes). As a result of the settlement, the issuance of "premium" shares was recorded in Operating Expense as a litigation settlement of approximately $921,000 in March 1998. The agreement also provides the Noteholders with certain guarantees as to the amount for which the shares can be resold and a "put" which allows the Noteholders to require the Company to repurchase any restricted shares remaining unsold at the end of the one year period after the shares become saleable under SEC Rule 144. The shares issuable upon conversion of the Demand Notes will be "restricted securities" as defined under SEC Rule 144, but will become saleable pursuant to Rule 144 one year from the date the converted Demand Note was purchased by the Noteholder. A total of 525,800 shares have been or will be issued to the complaining Noteholders upon conversion of their notes which will be subject to the guarantee and put agreements. The holder of the other $50,000 Demand Note will be given the enhanced conversion rate (of 1.4 times the number of shares originally issuable) and will receive 154,000 shares upon conversion of his Demand Note but will not be given the guarantee or put.

     The guarantee provision of the settlement agreement allows the former Noteholders to recover the difference between the guarantee price (which is $3.00 per share as to 360,800 of the shares and $4.29 per share as to the remaining 165,000 shares issuable upon conversion of the Demand Notes) and the gross amount the Noteholder receives upon a sale of the shares. The guarantee is operative at any time during the one year period commencing on the date the shares become saleable under SEC Rule 144. The Company is obligated to pay the amount due within thirty days of receiving a demand, accompanied by documentation confirming the sale. Under the "put" provision of the settlement agreement, the former Noteholders will have a five day period commencing on the date one year from the date the shares become saleable under SEC Rule 144 (or the first business day thereafter if such day is a day on which the stock markets are closed) during which the former Noteholders may "put" any restricted shares remaining unsold by them at the time back to the Company. Upon exercise of the put, the Company which must either (1) purchase the shares for the put price (which is $3.00 per share for 360,800 of the shares and $4.29 per share for 165,000 of the shares) or
     (2) require the shareholder to sell the shares into the market, with the Company making up the difference between the put price and the gross amount received by the shareholder upon such sale, within 15 days after receipt of written notice and documentation confirming the sale.

     On July 2, 1997, the Company also issued a promissory note in the amount of $16,825 to one of the investors who purchased the Demand Notes. This note was due and payable in full as of July 30, 1997 and bore interest at a default rate of 18% per annum if not paid when due. In return for the investor's agreement not to require the Company to pay the note when it came due, the investor claims that a representative of the Company promised that the Company would treat the note the same as the other Demand Notes and convert it to Common Stock on the same terms. In conjunction with the Demand Note settlement with this investor, the Company agreed to convert all amounts owing as principal and interest by it under this note to a total of 18,507 shares of Common Stock. The shares issuable upon conversion of this note are not entitled to the guarantee or put described above which applies to the shares issuable upon conversion of the Demand Note purchased by this investor.



Note 8 -- RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130, which is effective for fiscal years beginning after December 15, 1997, establishes standards for reporting and displaying comprehensive income and its components with the same prominence as other financial statements. All prior periods must be restated to conform to the provisions of SFAS No. 130. The Company will adopt SFAS No. 130 during the first quarter of fiscal 1999, but does not expect the new accounting standard to have a material impact on the Company's reported financial results.

     In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131, which is effective for fiscal years beginning after December 15, 1997, establishes new disclosure requirements for operating segments, including products, services, geographic areas, and major customers. The Company will adopt SFAS No. 131 for the 1999 fiscal year. The Company does not expect the new accounting standard to have a material impact on the Company's reported financial results.

      No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this
 Prospectus  in  connection  with  the  offer  made  by  this
 Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities offered by this Prospectus, nor does it constitute an offer to sell or a solicitation of an offer to buy the Preferred Stock by any person in any jurisdiction in which such an offer or solicitation is not authorized, or in which the individual making such offer or solicitation is not qualified to do so, or to any individual to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since that date.

                 TABLE OF CONTENTS
                                                          Page
Available Information...................................... 3
Prospectus Summary......................................... 4
Risk Factors............................................... 9
Use of Proceeds........................................... 21
Dividend Policy........................................... 21
Market For the Company's Common Stock
  and Related Matters..................................... 22
Capitalization............................................ 23
Management's Discussion and Analysis of
  Financial Condition and Results of Operations .......... 24
Business.................................................. 33
Documents Filed as Exhibits............................... 54
Management................................................ 55
Security Ownership of Principal
  Shareholders and Management............................. 63
Certain Transactions...................................... 67
Description of Securities................................. 73
Selling Security Holders.................................. 84
Legal Matters............................................. 91
Change in Accountants..................................... 91
Commission Position on Indemnification for
  Securities Act Liabilities and Related Matters.......... 91
Experts................................................... 92
Index to Financial Statements............................ F-1



Until_______  ,  1998  (25  days  after  the  date  of  this
Prospectus), all dealers effecting transactions in this Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.




            7,240,356 Shares



        U.S. WIRELESS DATA, INC.



              Common Stock




          [          ] 1998

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Sections 7-109-102 through 7-109-110 of the Colorado Business Corporation Act (the "CBCA") permit indemnification of directors, officers, employees, fiduciaries and agents of corporations under certain conditions and subject to certain limitations, including for liabilities to which such persons might become subject under the Securities Act of 1933, as amended (the "Securities Act").

     The Company's Articles of Incorporation do not contain any provisions which would limit the availability of such indemnification to the fullest extent available under the above-referenced statute. The Company's amended Bylaws, which parallel the CBCA sections referred to above, provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any foreign or domestic profit or nonprofit corporation or of any partnership, joint venture, trust, profit or nonprofit unincorporated association, limited liability company, or other enterprise or employee benefit plan (a "Proper Person"). The Company is required to indemnify Proper Person(s) against reasonably incurred expenses (including attorneys' fees), judgments, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement reasonably incurred by him in connection with such action, suit or proceeding if it is determined by a majority of a quorum of the Board of Directors consisting of Directors who are not parties to the proceeding, or, if a quorum of such Directors is not available, a committee of the Board consisting of at least two Directors who are not parties to the proceeding or, if a proper committee cannot be seated or a majority of the Board or the committee desire, an independent counsel selected by a majority of the full Board, or a vote of shareholders, that the proper Person conducted himself or herself in good faith and that he or she reasonably believed (i) in the case of conduct in his official capacity with the Company, that his or her conduct was in the Company's best interests, or (ii) in all other cases (except criminal cases), that his or her conduct was at least not opposed to the Company's best interests, or (iii) in the case of any criminal proceeding, that he or she had no reasonable cause to believe his or her conduct was unlawful. A Proper Person will be deemed to be acting in his or her official capacity while acting as a director, officer, employee or agent on behalf of the Company and not while acting on the Company's behalf for some other entity. A Proper Person may apply to the court conducting the proceeding or to another court of competent jurisdiction for an order requiring the Company to indemnify such person if the court determines that the person is entitled to indemnification under Colorado law and has met the criteria set forth in the Company's Bylaws.

              No indemnification is available to a person with respect to any claim, issue or matter in connection with a proceeding by or in the right of the Company in which the person was adjudged liable to the Company or in connection with any proceeding charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which he or she was adjudged liable on the basis that he or she derived an improper personal benefit. Further, indemnification in connection with a proceeding brought by or in the right of the Company is limited to reasonable expenses, including attorneys' fees, incurred in connection with the proceeding.

     To the extent that the provisions of a Colorado corporation's Articles of Incorporation or Bylaws provide for indemnification to a greater extent than is available under the CBCA, such provisions are void. The Company believes, however, that the indemnification provisions contained in its Bylaws are no more liberal than those set forth in the CBCA.

Item 25.  Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Preferred Stock being registered (all amounts are estimated except the SEC Registration Fee).

     SEC Registration Fee..............................................  $ 9,710
     Blue Sky Qualification Fees and Expenses (including legal fees)...   15,000
     Printing Expenses.................................................    5,000
     Legal Fees and Expenses (other than blue sky).....................   55,000

     Accountant's Fees and Expenses....................................   50,000
     Transfer Agent and Registrar Fees.................................    2,000
     Miscellaneous Expenses............................................    3,000
                                                                       ---------

          Total estimated expenses..................................... $139,710

-------------

Item 26.  Recent Sales of Unregistered Securities.

         Within the past three years, the Registrant has sold securities pursuant to the following transactions, all of which were exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act").

From April 1, 1995 - June 30, 1996, the following unregistered securities were sold:

August, 1995: 18,123 shares of Common Stock issued to a consultant for services rendered, at $.10 - $.46 per share;

October 18, 1995: 100,000 share Common Stock Purchase Warrant exercisable at $.10 per share in consideration for entry of a development agreement;

April 26, 1996: 100,000 shares of Common Stock issued upon exercise of Common Stock Purchase Warrant issued as of October 18, 1995, at $.10 per share; and

June 20, 1996: Stock subscription received for 142,544 shares of Common Stock to be issued to a significant customer of the Company in return for the customer's purchase of certain inventory from a supplier of the Company; the shares were valued at $.15 per share; the share certificates were issued as of July 1, 1996;

From July 1, 1996 - June 30, 1997, the following unregistered securities were sold:

November 15, 1996: 102,975 shares of Common Stock issued for services rendered by a Company attorney at $.15 per share;

April 1, 1997: $50,000 convertible promissory note was issued to Company consultant as a signing bonus, convertible into common stock at $.40 per share;

April 27, 1997: 600,000 shares of Common Stock issued in settlement of class action lawsuit; certificates were issued as of May 16, 1997;

April - June, 1997: $185,000 of convertible Demand Notes convertible were issued for cash at face value into Common Stock commencing November 1, 1997 at prices of $.35 per share ($75,000 of the Notes) and $.50 per share ($110,000 of the Notes); and

June  3,  1997:  Agreement  entered  obligating  Company  to  issue  a  $150,000
"convertible subordinated debenture" to a consultant of the Company; the "debenture" was not issued at the time the agreement was entered into; the right to the "debenture" was exchanged for a "convertible subordinated promissory note" which was delivered on or about November 1, 1997.

From July 1, 1997 - May 1, 1998, the following unregistered securities were sold:

July 2, 1997: $16,825  promissory note was issued for cash of $16,000;  the note
was  converted  into  a  convertible   Demand  Note  (see  April  -  June,  1997
transactions described above) on or about July 30, 1997;

August 6, 1997: 2,625,000 shares and 1,200,000 common stock purchase warrants exercisable at $.01 per share from January 15, 1998 until August 4, 2002, to John M. Liviakis for $375,000 in cash;

875,000 shares and 400,000 common stock purchase warrants exercisable at $.01 per share from January 15, 1998 until August 4, 2002, to Robert B. Prag for $125,000 in cash;

November 15, 1997 - present: 240,000 shares issued under a consulting agreement with Liviakis Financial Communications, Inc. ("LFC"). 165,000 shares were issued as of November 15, 1998 and 15,000 shares were issued each month thereafter on the 15th of each month; pursuant to the agreement, 75% of the shares were issued to LFC and 25% of the shares have been issued to Robert B. Prag, an executive officer of LFC;

December 10, 1997: $3,060,000 of 8% Adjustable Rate Convertible Subordinated Debentures Due December 31, 1999 were issued for cash equal to face value; the Company paid a finder's fee to J.W. Charles Securities, Inc. of Boca Raton, Florida of $214,200, 7% of the gross offering proceeds, and issued a 50,000 share Common Stock Purchase Warrant exercisable at $6.525 per share, exercisable through December 10, 2000. In addition, the Company paid a finder's fee to Liviakis Financial Communications, Inc. of $76,500, or 2.5% of the gross offering proceeds;

January 26, 1998: conversion of $50,000 promissory note issued to consultant was converted (see April 1, 1997 transaction described above) to 75,000 shares of common stock pursuant to agreement between the Company and a former consultant;

February 9, 1998: conversion of $3,060,000 face value of 8% Convertible Debentures into 3,060,000 shares of Series A Preferred Stock (see December 10, 1997 transaction described above);

March 12, 1998: issuance of a $60,000 10% unsecured promissory note and 10,435 share Common Stock Purchase Warrant to a consultant of the Company for services to be rendered over the six month period commencing March 12, 1998;

March 24 - June 15, 1998: sale of call options acquired by the Company in October 1995, to purchase a total of 350,000 shares of Common Stock owned by an unaffiliated third party, sold by the Company to two unaffiliated third parties for total consideration of approximately $1,222,000 in cash;

April 6, 1998: 280,000 shares issued to a consultant and its affiliated assignees as a finder's fee for locating the Liviakis investors for the Company;

May 12, 1998: 1,200,000 shares issued upon exercise of a common stock purchase warrant by an affiliated shareholder at $.01 per share; the warrant was issued as of August 6, 1997;

May 20, 1998: 328,750 shares issued upon conversion of principal and interest on a $150,000 promissory note issued June 3, 1997, due June 3, 1998; and

April 7 - June 15, 1998: 698,327 shares issued upon conversion of convertible Demand Notes issued from April - July, 1997.

June 26, 1998: $250,000 Promissory Note and 20,000 Share Common Stock Purchase Warrant for $250,000 in cash, issued to RBB Bank Aktiengesellschaft

         As to each of the foregoing transactions, the Company relied upon the registration exemption contained in Section 4(2) of the Securities Act of 1933, as amended (the "Act"). As to the issuance of the 8% Convertible Debentures and the conversion of those Debentures into Series A Preferred Stock, the Company also relied upon the exemption contained in Rule 506 of Regulation D promulgated under the Act. The transactions did not involve a public offering of securities; the Company received investment representations from each purchaser to the effect that such purchaser was taking for investment only and not with a view to distribution of the securities; the Company had reason to believe that each purchaser had such knowledge and experience, either alone or through a purchaser representative not affiliated with the Company, that such purchaser was capable of evaluating the merits and risks of an investment in the Company; each purchaser, either in his or her capacity as an investor or an employee or consultant to the Company, had access to adequate information concerning the Company and its business; all certificates representing the securities (with the exception of the Demand Notes issued from April - June, 1997) were imprinted with customary "restricted securities" legends, and instructions were lodged with the Company's transfer agent with respect to all shares of Common Stock issued in the transactions as "restricted securities."

Item 27.  Exhibits.

   Exhibit
   Number Description of Exhibits

   3.1         Amended Articles of Incorporation (8)

   3.2         Amended Bylaws (3)

   4.1         Representative's Warrant Agreement dated as of December 2, 1993 (5)

   4.2         Common Stock Purchase Warrant issued to James B. Walters on or about April 12, 1993 (5)

   4.3         Common Stock Purchase Warrant issued to Kenneth DeJohn on or about May 1, 1993 (5)

   4.4         Consulting Agreement dated August 15, 1992, as amended April 12, 1993, with James B. Walters (1)

   4.5         Form of Common Stock Purchase Warrants issued to John Liviakis and Robert Prag as of August 4, 1997
               (This exhibit is included in Exhibit 10.13)

   4.6         Designation of Series A Preferred Stock (this exhibit is included in Exhibit 3.1)

   4.7         Common Stock Purchase Warrant dated December 10, 1997 issued to J.W. Charles Securities, Inc. (10)

   4.8  #      Common Stock Purchase Warrant dated March 12, 1998, issued to entrenet Group, LLC

   4.9  #      Promissory Note for $60,000 issued to entrenet Group, LLC, as of March 12, 1998

   4.10        Specimen Common Stock Certificate

   4.11        Form of Registration Rights Agreement - Issued to Series A Preferred Stockholders as of December 10, 1997 (10)

   4.12        Form of Subscription Agreement - Entered into with Series A Preferred Stockholders as of December 10,
               1997 (10)

   4.13        Agreement to Amend Stock Purchase Warrants effective April 1, 1998 with James Walters

   4.14        Promissory Note for $250,000 dated June 26, 1998, issued to RBB Bank Aktiengesellschaft

   4.15        Common Stock Purchase Warrant dated June 26, 1998 issued to RBB Bank Aktiengesellschaft

   4.16        Lock-up Letter Agreement between the Company and Liviakis Financial Communications, Inc., John M.
               Liviakis and Robert B. Prag dated July 14, 1998

   5.1         Form of Opinion of Ireland, Stapleton, Pryor & Pascoe, P.C. as to the legality of issuance of the Company's
               Common Stock

   10.1        License and Volume Purchase Agreement with OMRON Systems of America with Solectron Addendum (1)

   10.2        Promissory Note with OMRON Systems, Inc. (3)

   10.3        Supply Agreement with Novatel Communications LTD. (3)

   10.4        Release Agreement with Richard P. Draper (3)

                                      II-4

   10.5        Copy of Amended 1992 Stock Option Plan (7)

   10.6        Agreement for Manufacture and Purchase between USWD, Uniform Industrial Corp and
               Cardservice International, Inc. (3)

   10.7        AT&T CDPD Value Added Reseller Agreement dated April 30, 1997* (6)

   10.8        Bell Atlantic AIRBRIDGE Packet Service Agreement dated August 12, 1997* (6)

   10.9        Engagement Agreement between USWD and entrenet Group, LLC dated June 3, 1997 (6)

   10.10       GTE Leasing Corporation Promissory Note dated August 6, 1997 (6)

   10.11       GTE  Mobilnet  Communications  Service and  Equipment  Agreement  dated
               August 1, 1997* (6)

   10.12       Form of Demand  Note  issued to  private  investors  during the fourth quarter of fiscal year 1997 (6)

   10.13       Liviakis Financial Communications, Inc. Consulting Agreement and forms of Subscription Agreements for the purchase of U.S. Wireless Data, Inc. Common Stock and Warrants from John M. Liviakis Robert B, Prag and effective as of July 25, 1997 (6)

   10.14       Member Service Provider Sales and Service Credit Card Processing Agreement between U.S. Wireless Data,
               Inc. and NOVA Information Systems, Inc. dated January 1, 1997* (6)

   10.15       Purchase Agreement with Unicard Systems, Inc. dated September 18, 1997* (6)

   10.16       Purchase Agreement with Wellex Systems Manufacturing & Distribution Group dated August 7, 1997 (6)

   10.17       Underwriting Agreement between the Company, RAS Securities Corp., Walford & Company, Incorporated
               and Thomas James Associates, Inc. dated December 2, 1993 (2)

   10.18  #    Merchant Marketing and Services Agreement with National Bank of Commerce dated March 9, 1998*

   10.19  #    Assignment  Agreement (with Escrow  Provisions) with Richard P. Draper,
               Tillicombe  International LDC and Ireland,  Stapleton,  Pryor & Pascoe,
               P.C., as escrow agent, dated March 12, 1998

   10.20  #    Form  of  Option  Purchase  and  Assignment   Agreement   (relating  to
               assignment of call option on Tillicombe stock)

   10.21  ##   Loan and Security Agreement with GTE Leasing Corporation dated April 2,
               1998 (with attached Notice, Consent and Agreement with NOVA Information
               Systems dated as of _________, 1998)

   10.22  #    Joint CDPD Sales and  Marketing  Agreement  with Bell  Atlantic  Mobile dated as of March 23, 1998*

   10.23  #    Engagement Agreement between the Company and entrenet Group, LLC, dated as of March 12, 1998

   10.24  #    Form of Settlement and Mutual Release Agreement between the Company and the Delle Donne Noteholders entered into as of April 9, 1998

   10.25  #    Form of Settlement and Mutual Release Agreement between the Company and certain Noteholders entered into as of April 7, 1998

   10.26       Note and Warrant  Purchase and Security  Agreement  dated June 25, 1998 between the Company and RBB Bank Aktiengesellschaft

                                      II-5

   10.27       Consulting Agreement between the Company and Liviakis Financial
               Communications, Inc. dated June 29, 1998

   23.1        Consent of PricewaterhouseCoopers LLP


   23.2        Consent of Ireland, Stapleton, Pryor & Pascoe, P.C. (see Exhibit 5.1)

   23.3        Consent of Alvin C. Rice

   25.1        Power of Attorney - See Page II-8
-----------------

# This Exhibit was filed with the initial filing of this Registration Statement on May 14, 1998

##             This Exhibit will be filed by amendment.

* Confidential treatment for certain portions of this document has been requested by the Company pursuant to Commission Rule 24b-2 promulgated under of the Securities Exchange Act of 1934 and/or Rule 406 promulgated under the Securities Act of 1933, as identified on the first page of the document, and at the specific item in the document for which such treatment has been requested. The omitted material has been filed separately with the Commission pursuant to Rules 24b-2 and/or 406.

(1) Incorporated by reference from the like-named exhibit filed with the Company's Registration Statement on Form SB- 2, effective on or about December 2, 1993 (SEC File No. 33-69776).

(2) Incorporated by reference from the like-named exhibit filed with Amendment No. 5 to the Company's Registration Statement on Form SB-2, SEC File No. 33-69776-D.

(3) Incorporated by reference from the like-named exhibit filed with the Company's Annual Report on Form 10-KSB for the Fiscal Year Ended June 30, 1995, filed on October 13, 1996 (SEC Control No. 95201388).

(4) Incorporated by reference from the like-named exhibit filed with the Company's Annual Report on Form 10-KSB for the Fiscal Year Ended June 30, 1996, filed on October 21, 1996 (SEC Control No. 96645557).

(5) Incorporated by reference from the like-named exhibit filed with the Company's Annual Report on Form 10-KSB/A (Amendment No. 2) for the Fiscal Year Ended June 30, 1997, filed on January 2, 1998.

(6) Incorporated by reference from the like-named exhibit filed with the Company's Annual Report on Form 10-KSB/A (Amendment No. 3) for the Fiscal Year Ended June 30, 1997, filed on February 25, 1998.

(7) Incorporated by reference from the like-named exhibit filed as Exhibit C to the Company's Definitive Revised Proxy Statement for the 1997 Annual Meeting of Shareholders held on February 6, 1998, filed on January 14, 1998.

(8) Incorporated by reference from the like-named exhibit filed with the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1997, filed on February 23, 1998.

(9) Incorporated by reference from the like-named exhibit filed with the Company's Quarterly Report on Form 10-QSB/A (1st Amendment) for the fiscal quarter ended December 31, 1997, filed on March 18, 1998.

(10) Incorporated by reference from the like-named exhibit filed with the Company's Current Report on Form 8-K Reporting an Event of November 14, 1997 (earliest event reported), filed on December 17, 1997.

Item 28.  Undertakings.

         The undersigned small business issuer hereby undertakes that:

         A.    It will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         B. If the issuer relies on Rule 430A under the Securities Act, it will:

         (1) For determining any liability under the Securities Act the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement relating for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Emeryville, California on this 14th day of July, 1998.

                                       U.S WIRELESS DATA, INC.


                                       By: /s/ Evon A. Kelly
                                           ---------------------
                                           Evon A. Kelly
                                           Chief Executive Officer


              In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signatures                          Title                      Date
----------                          -----                      ----

/s/ Evon A. Kelly           Chief Executive Officer        July 14, 1998
-----------------             & Director (Principal
Evon A. Kelly                 Executive Officer)


/s/ Rod L. Stambaugh        President & Director           July 14, 1998
-------------------------
Rod L. Stambaugh


/s/ Robert E. Robichaud     Chief Financial Officer,       July 14, 1998
-------------------------       Secretary & Treasurer
Robert E. Robichaud            (Principal Financial and
                                Accounting Officer)



/s/ Richard S. Barton*      Director                       July 14, 1998
-------------------------
Richard S. Barton

                            Director
-------------------------
Caesar Berger


/s/ Chester N. Winter*      Director                       July 14, 1998
-------------------------
Chester N. Winter


                            Director
-------------------------
Alvin C. Rice


-----------------
*  By Evon A. Kelly, as attorney-in-fact.